As filed with the Securities and Exchange Commission on June 24, 2024

File No. 333-280428

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

BranchOut Food Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	2000	87-3980472
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

205 SE Davis Ave., Suite C

Bend, Oregon 97702

(844) 263-6637

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Eric Healy

Chief Executive Officer

205 SE Davis Ave., Suite C

Bend, Oregon 97702 (844) 263-6637

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Rowland Day, Esq.

General Counsel

205 SE Davis Ave., Suite C

Bend, Oregon 97702

(844) 263-6637

Zev M. Bomrind, Esq.

Pachulski Stang Ziehl & Jones, LLP

780 Third Avenue, 34th Floor

New York, NY 10017

(212) 561-7700

David Danovitch, Esq. Aaron M. Schleicher, Esq. Charles E. Chambers Jr., Esq. Sullivan & Worcester LLP 1251 Avenue of the Americas New York, New York 10020 (212) 660-3000

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large-accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large-accelerated filer,” “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large-accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, check indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 24, 2024

PRELIMINARY PROSPECTUS

1,750,000 Shares of Common Stock

100,625 Shares of Common Stock Underlying the Representative’s Warrants

We are offering 1,750,000 shares of our common stock at an assumed offering price of $ per share.

Alexander Capital, L.P. is acting as the representative of the underwriters (or the “Representative”) in the public offering on a firm commitment basis. If we sell all 1,750,000 shares of common stock we are offering pursuant to this prospectus, at the assumed offering price of $       per share, we will receive $           in gross proceeds and approximately $     million in net proceeds, after deducting the underwriting discount and estimated offering expenses payable by us.

Our common stock is traded on the Nasdaq Capital Market (“Nasdaq”) under the symbol “BOF”. On June 21, 2024, the last reported sales price for our common stock was $1.43 per share. The actual public offering price per share will be determined between us and Representative, and may be at a discount to the current market price of our common stock. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final offering price. See “Underwriting—Offering Price Determination”.

We intend to use the proceeds from this offering for working capital and general corporate purposes, including operating expenses and capital expenditures. See “Use of Proceeds.”

Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” beginning on page 8 of this prospectus before making a decision to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of THESE SECURITIES or PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Non-accountable expense allowance(2)	$	$
Proceeds, before expenses, to us(3)	$	$

(1)	Represents an underwriting discount equal to 8% of the gross offering proceeds. For a description of the other compensation to be received by the underwriters, please see “Underwriting” beginning on page 58.

(2)	Represents a non-accountable expense allowance equal to 1% of the gross proceeds of this offering, payable to the Representative.

(3)	We estimate the total expenses of this offering will be approximately $330,000, excluding underwriting discounts. This does not include the issuance to the Representative of warrants exercisable for up to 100,625 shares of common stock, at a per share exercise price equal to 120% of the offering price of the shares of common stock, and assumes no exercise of the over-allotment option described below.

We have granted the Representative the option to purchase, exercisable within 45 days of the date of this prospectus, to purchase up to 262,500 additional shares of common stock on the same terms and conditions set forth above, solely to cover over-allotments.

The underwriters expect to deliver the shares of common stock to purchasers in the offering on or about              , 2024.

The date of this prospectus is             , 2024.

Sole Bookrunner

ALEXANDER CAPITAL L.P.

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ABOUT THIS PROSPECTUS

Throughout this prospectus, unless otherwise designated or the context suggests otherwise,

●	all references to the “Company,” the “registrant,” “BranchOut,” “we,” “our,” or “us” collectively refer to BranchOut Food Inc., a Nevada corporation, and its subsidiaries;

●	all references to the “offering” refer to the public offering of common stock contemplated by this prospectus;

●	“year” or “fiscal year” mean the Company’s fiscal year ending December 31; and

●	all dollar or $ references when used in this prospectus refer to United States dollars.

The registration statement of which this prospectus forms a part that we have filed with the U.S. Securities and Exchange Commission (the “SEC”) includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the heading “Where You Can Find More Information,” before making your investment decision.

You should rely only on the information provided in this prospectus or in any prospectus supplement or any free writing prospectuses or amendments thereto, or to which we have referred you, before making your investment decision. Neither we nor the underwriters have authorized anyone to provide you with information different from, or in addition to, that contained in this prospectus or any related free writing prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any prospectus supplement, or any free writing prospectuses or amendments thereto do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus, any prospectus supplement or any free writing prospectuses or amendments thereto in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectuses or amendments thereto, as well as information we have previously filed with the SEC, is accurate as of any date other than the date on the front cover of the applicable document.

To the extent there is a conflict between the information contained in this prospectus and any prospectus supplement, you should rely on the information in such prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

Neither the delivery of this prospectus nor any distribution of any securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.

Neither we nor the underwriters are offering to sell or seeking offers to purchase the securities offered hereby in any jurisdiction where the offer or sale is not permitted. Neither we, nor the underwriters, have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of such securities as to distribution of the prospectus outside of the United States.

For investors outside the United States: neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

Neither our Company, any of its officers, directors, agents or representatives, nor the underwriters, make any representation to you about the legality of an investment in our securities. You should not interpret the contents of this prospectus to be legal, business, investment or tax advice. You should consult with your own advisors for that type of advice and consult with them about the legal, tax, business, financial and other issues that you should consider before investing in our securities.

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TRADEMARKS AND TRADE NAMES

This prospectus includes trademarks that are protected under applicable intellectual property laws and are the Company’s property. This prospectus also contains trademarks, service marks, trade names and/or copyrights of other companies, which are the property of their owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the Company will not assert, to the fullest extent under applicable law, its rights or the right of the applicable licensor to these trademarks and trade names.

MARKET DATA

This prospectus includes estimates regarding market and industry data that we prepared based on our management’s knowledge and experience in the markets in which we operate, together with information obtained from various sources, including publicly available information, industry reports and publications, surveys, our customers, distributors, suppliers, trade and business organizations and other contacts in the markets in which we operate. Management estimates are derived from publicly available information released by independent industry analysts and third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data and our knowledge of such industry and markets which we believe to be reasonable.

Our estimates presented elsewhere in this prospectus of our addressable market are based on multiple assumptions and our analysis of multiple sources, including publicly available information, academic articles, data from governmental agencies and reports by industry organization as well as on our internal estimates.

In presenting this information, we have made certain assumptions that we believe to be reasonable based on such data and other similar sources and on our knowledge of, and our experience to date in, the markets for the products we distribute. Any such market data, information or forecast is subject to change and may prove to be inaccurate because of the method by which we obtain it or because it cannot always be verified with complete certainty given the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations inherent in any statistical survey of market shares, including those discussed in the “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” sections. In addition, customer preferences are subject to change.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements.” Forward-looking statements reflect the current view about future events. All statements, other than statements of historical facts, regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans, objectives of management or other financial items are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would” and similar expressions, or the negative of these terms or similar expressions, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation:

●	the factors referenced in this prospectus, including those set forth under “Risk Factors” in this prospectus;
●	our ability to consummate this offering and realize the anticipated benefits of this offering;
●	risks associated with our ability to consummate this offering;
●	unexpected costs or unexpected liabilities that may arise from this offering, whether or not completed;
●	the fact that we have a limited operating history;
●	the expected growth of our business and our Company;
●	our reliance on contract manufacturers and other third parties to produce our products;
●	estimates of our total addressable market and our expectations about market trends;
●	whether we are able to achieve commercial success and market acceptance for our products;
●	our expectations regarding competitive companies and technologies and our industry generally;
●	the impact on our business, financial condition and results of operation from COVID-19, or any pandemic, epidemic or outbreak of an infectious disease in the United States or worldwide;
●	our ability to manage and grow our business by expanding our commercial organization and increasing our sales to existing and new customers in current and new geographies;
●	our ability to manufacture sufficient quantities of our products with sufficient quality;
●	our ability to accurately forecast customer demand for our products and manage our inventory;
●	our ability to establish and maintain intellectual property protection for our products or avoid future claims of infringement;
●	U.S. or foreign regulatory actions affecting us or the food and beverage industry generally;
●	the timing or likelihood of regulatory filings and approvals;
●	our ability to hire and retain key personnel;
●	our ability to obtain additional financing in this or future offerings;
●	the volatility of the trading price of our securities;
●	our expectations regarding the use of proceeds from this offering;
●	our compliance with extensive Nasdaq requirements and government laws, rules and regulations both in the United States and internationally; and
●	our expectations regarding the time during which we will be an emerging growth company under the Jumpstart our Business Startups Act of 2012 (the “JOBS Act”).

The preceding list is not intended to be an exhaustive list of all of our forward-looking statements. We have based these forward-looking statements on our current expectations, assumptions, estimates and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. While we believe these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed in this prospectus under the headings “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Business,” may cause our actual results, performance, or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Given these risks and uncertainties, you are cautioned not rely on such forward-looking statements as predictors of future events. The forward-looking statements included elsewhere in this prospectus are not guarantees of future performance and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate, may differ materially from the forward-looking statements included elsewhere in this prospectus. In addition, even if our results of operations, financial condition and liquidity, and events in the industry in which we operate, are consistent with the forward-looking statements included elsewhere in this prospectus, they may not be predictive of results or developments in future periods.

Any forward-looking statement that we make in this prospectus speaks only as of the date of such statement. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, changed circumstances, future events or otherwise, after the date of this prospectus.

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PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere in this prospectus. This summary does not contain all the information you should consider before investing in our securities. You should read this entire prospectus carefully, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our financial statements and the related notes included elsewhere in this prospectus, before making an investment decision.

Our Company

We are engaged in the development, marketing, sale, and distribution of plant-based, dehydrated fruit and vegetable snacks and powders. Our products have historically been manufactured for us by two contract manufacturers, one based in the Republic of Chile, and the other in the Republic of Peru. The manufacturing facility in Peru houses our new large-scale continuous through-put dehydration machine that completed its first production run in the first quarter of 2023, and which substantially increased our production capacity. Our dehydrated fruit and vegetable products are produced using a new proprietary dehydration technology licensed by us from a third party. Our customers are primarily located throughout the United States.

Using our licensed technology platform, we believe our lines of both branded and private-labeled food products positively address current consumer trends. In our experience, conventional dehydration methods, such as freeze-drying and air drying, tend to degrade most fruit and vegetables through oxidation, browning/color degradation, nutritional content reduction and/or flavor loss. As a result, certain highly sensitive fruits, such as avocados and bananas, have not previously been successfully offered as a dehydrated base for consumer products. We believe that our licensed technology platform and process is the only way to produce quality avocado and banana-based snack and powdered products. Additionally, we believe our licensed technology platform produces superior products when using other fruits and vegetables when compared to conventional drying and dehydration technologies. We license technology, consisting of a portfolio of patents, and purchased production machines, from EnWave Corporation (“EnWave”), and we have been granted the exclusive rights to use the licensed technology platform as applied to avocados, among other products. In addition, BranchOut has the nonexclusive rights to use the licensed technology platform for other products.

We entered into a private labeling contract with one of the world’s largest retailers in late 2022 to supply the retailer with two products for placement in half of their domestic stores. In late 2023, the same retailer agreed to carry two additional products of ours in certain of their stores. In April 2024, we received a commitment from this retailer to carry another product of ours in their stores. Based on this most recent commitment, we anticipate that our products will be carried in a total of 1,400 of this retailer’s stores in September 2024, which will increase the total annualized revenues that we may generate from this retailer to $8 million.

In June 2023, we completed our initial public offering (the “IPO”) in which we issued 1,190,000 shares of common stock at a price of $6.00 per share. We received net proceeds of approximately $6,226,000 in the IPO after deducting underwriters’ discounts and commissions and before consideration of other issuance costs. In connection with the IPO, a total of $6,029,204 of convertible debt, consisting of $5,526,691 of principal and $502,513 of interest, was converted into 1,572,171 shares of common stock.

Our Products

We plan to grow revenues strategically by penetrating the multi-billion dollar grocery market opportunity presented by our current product lines, as well as expanding our platform to include additional products that meet our strict plant-based ingredient criteria. Our current primary branded products are:

●	BranchOut Snacks: dehydrated fruit and vegetable-based snacks, including Avocado Chips, Chewy Banana Bites, Pineapple Chips, Brussels Sprout Crisps and Bell Pepper Crisps.
●	BranchOut Powders: Avocado Powder, Banana Powder and Blueberry Powder.
●	BranchOut Industrial Ingredients: Bulk Avocado Powder, dried avocado pieces and other fruit powders/pieces.

We are currently developing additional products, including chocolate covered fruit items and private label products for large retailers.

Our Market Opportunity in the Evolving Food and Beverage Industry

We operate in what the U.S. Census Bureau estimated to be a $858 billion grocery market in 2023, which is the second largest retail market after the automobile industry. BranchOut is specifically focused on the fastest growing sub-segment of the grocery market: Natural, Organic and Functional Food and Beverages. According to the Nutrition Business Journal, in 2022, Natural, Organic and Functional Food and Beverages sales in the U.S. were approximately $199 billion and grew 6.6% from the prior year.

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We believe that consumer preferences within the evolving food and beverage industry are shifting away from processed and sugar-laden food and beverage products, as well as those containing significant amounts of highly processed and artificial ingredients. We believe that there is also increasing recognition of the environmental impact of animal-based products. This has led to significant growth in plant-based foods and beverages. According to the Plant-Based Foods Association, total U.S. Plant-based Category, defined as products made primarily from plant sources, excluding animal-derived ingredients, in 2023 was estimated at $8 billion and is expected to grow at a compounding annual growth rate (“CAGR”) of 12.2% from 2023 to 2033. Among plant-based food categories, plant-based snacks are a rapidly emerging category but, in our opinion, lack product offerings similar to the BranchOut Snacks line. A report published by Persistence Market Research opines that the global plant-based snacks market is poised to grow by a notable CAGR of 8.7% by the end of 2028. North America contributes massively to the growing size of the plant-based snacks market, on account of the rapid adoption of the flexitarian, vegetarian, and vegan diet. The North American plant-based snacks market is projected to produce a healthy CAGR of over 7% and exceed a market value of over US$23.2 billion through 2028.

BranchOut’s long-term goal is to build a scalable and widely recognized brand and private label solutions that focus on natural ingredients, nutritional density and functionality in the plant-based snack and nutritional powder space. We believe an authentic and trusted brand is the strongest barrier to entry and a sustainable source of differentiation in the consumer-packaged goods (“CPG”) industry. We also believe a strong brand is a valuable platform that can be leveraged to expand beyond our current markets to achieve relevance across multiple grocery aisles, online and a wide array of other points of distribution. While the barriers to entry for launching a food product in the CPG industry have fallen in recent years as a result of unlimited shelf space on the internet and targeted online marketing, we believe that the barriers to building an internationally recognized and trusted brand relevant to today’s consumer remain high.

Our Growth Strategy

Consumers are increasingly incorporating natural alternatives into their diets but there are limited options. BranchOut is seeking to build a high level of brand recognition, as well as develop a trust and understanding with consumers that, regardless of category, any product labeled BranchOut will taste great and maintain a high-quality ingredient set. In addition, we aim to leverage our capabilities by offering major retailers private label products. These two approaches make up the heart of our platform strategy. Our primary growth strategies are as follows:

Open-Ended and Long Duration Growth Opportunity in the Enormous Grocery Market

The U.S. grocery market is one of the largest retail end-markets in the world. BranchOut’s strategy is to maximize penetration of this opportunity through a variety of avenues, including growing brand trust and recognition, significantly expanding our grocery distribution footprint to multiples of our current level of customer retail locations, driving shelf velocity through an acceleration of online and offline advertising and introducing new products to expand our store footprint.

Exposure to Plant-Based, Functional and Natural Foods Portions of the Grocery Market

Within the grocery category, there is an ongoing secular shift from highly processed legacy brands that demonstrate little nutritional benefit to natural, nutrient-dense, functional and plant-based alternatives. We expect that the shift in consumer tastes driving the growth of natural and plant-based alternatives will continue for the foreseeable future as consumers become better educated on nutrition and focus on health and wellness. There is also clear evidence that an increasing number of natural and plant-based products in stores are moving beyond the natural and specialty segments and into conventional grocery stores. The continuation of these trends should benefit BranchOut as we seek to penetrate the very large overall grocery market.

Continued Expansion of Distribution Footprint

Currently, our products are marketed and sold through a diverse set of physical retail channels, including grocery chains, club stores, specialty and natural food outlets, and on our website at www.branchoutfood.com. Maximizing potential distribution would be a key growth driver for BranchOut and our goal is to expand distribution so that our products are available wherever our customers choose to shop, whether it be a retail store, food service environment or directly online. While expanding distribution, we plan to simultaneously increase our brand awareness through an extensive program of online and offline marketing initiatives to accelerate the sell-through velocity of our products once they reach the shelves of our wholesale partners.

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Maximize Market Penetration of Existing Product Lines

We believe that our existing snacks and nutritional powders represent a multi-billion-dollar opportunity. We believe simply penetrating these core markets with our differentiated product lines will provide BranchOut with a large and long-duration growth opportunity. In the near-term, BranchOut plans to focus on growing its share within these categories. We plan to drive growth and brand recognition of both our snacks and nutritional powders through distribution expansion and increased marketing and advertising. We plan to also attempt to leverage our new and existing wholesale relationships to gain additional shelf space for our full suite of existing products.

Expected Increases in Gross Margins, Fixed-Cost Leverage and a Capital Efficient Sales and Marketing Strategy Should Allow Earnings to Grow Faster than Sales, Providing a Path to Profitability

While generating topline growth is of primary importance to BranchOut, we are also highly focused on growing earnings faster than net sales and achieving profitability. Our new large-scale continuous throughput dehydration machine was commissioned in September 2022 and we completed the first production run in the first quarter of 2023. Further margin improvement is anticipated as we put additional large scale dehydration machines into service.

New Product Development

We intend to grow by launching new products over time. In the first and second quarters of 2020, we launched three flavors of Avocado Chips, three flavors of our Chewy Banana Bites and our Pineapple Chips. In the first quarter of 2022, we launched Banana Powder and Blueberry Powder to complement our Avocado Powder which was already on the market. In 2023, we launched a line of vegetable-based snacks including Brussels Sprout Crisps, and Bell Pepper Crisps, and in March 2024 we introduced our Salad Toppers and Kids Snack Pack line aimed at kids’ school lunches. We are also developing Broccoli Bites, Asparagus Sticks, Mango Chips, Mandarin Crisps and others. In addition, we are developing several new items at the request of a national retailer which are planned to be sold under their brand.

These new products have been, and we expect that our future products will be, developed primarily through internal research and development. Using our unique licensed technology and South American supply chain, we believe that BranchOut is in a position to create a wide variety of innovative new products. We intend to continue to create innovative products that conform to our brand ethos of uniqueness, great taste, high-quality ingredients, nutritional density, and functionality.

Recent Developments

Senior Note Offering

On January 10, 2024, we completed the sale of $400,000 of Senior Secured Promissory Notes (the “Senior Notes”), and warrants (“Warrants”) to purchase an aggregate of 100,000 shares of our common stock at an exercise price of $2.00 per share, to a group of six investors led by Eagle Vision Fund LP (“Eagle Vision”), an affiliate of John Dalfonsi, our CFO. On April 16, 2024, we completed the sale of an additional $225,000 of Senior Notes, and Warrants to purchase an additional 56,250 shares of our common stock, and in May 2024, we completed sales of an additional $1,050,000 of Senior Notes, and Warrants to purchase an additional 262,500 shares of our common stock. Eagle Vision was paid aggregate cash fees in the amount of $177,500 from the sales of the Senior Notes in consideration of services rendered and to be rendered by Eagle Vision to the Company and the holders of the Senior Notes, including conducting due diligence with respect to the Company, monitoring the performance by the Company of its obligations under the Senior Notes, servicing the interest and principal payments for holders of the Senior Notes, engaging in ongoing discussions with the Company’s management regarding the Company’s operations and financial condition, acting as collateral agent, and evaluating financial and non-financial information related to the Company. Although the terms of the Senior Notes provide that they are payable in full upon the closing of an equity financing in which we receive gross proceeds of at least $1,500,000, we do not intend to repay the Senior Notes with the proceeds of this offering, and expect to obtain written waivers from the holders of the Senior Notes allowing us to defer the repayment of the Senior Notes. However, no assurance can be made that we will be successful in that regard.

Peru Facility Lease

During the fourth quarter of 2023, our contract manufacturer located in Peru became involved in a legal dispute with a third party creditor, which resulted in that manufacturer suspending operations. As a result of this dispute, we were not able to utilize our dehydration machine that was previously operated by this manufacturer, and were required to shift fulfillment of orders to alternative manufacturing sources. On May 10, 2024 we entered into a ten-year lease for a 50,000 square-foot food processing plant located in Peru (the “Peru Facility”). We expect to relocate our dehydration machine to the Peru Facility along with a new large scale machine we recently ordered from EnWave, and resume our Peruvian manufacturing operations there in the third quarter of 2024. The lease of the Peru Facility requires us to make monthly lease payments of $8,000 in the first two years of the lease, $20,000 in the third year of the lease, $22,000 in the fourth year of the lease, $24,000 in the fifth year of the lease, and $25,000 thereafter. The lease also has a 10-year renewal option, and a buy-out option under which we may purchase the Peru Facility for $1,865,456.

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In connection with our lease of the Peru Facility, we purchased a first position mortgage receivable in the amount of $1,267,000, which is secured by the Peru Facility and is owed by the landlord of the Peru Facility, for a purchase price of $1,267,000, of which $275,000 was paid by us on May 10, 2024. The remaining $992,000 will be due and payable by us on August 10, 2024.

Summary Risk Factors

We are subject to several risks, including risks that may prevent us from achieving our business objectives or that may adversely affect our business, financial condition, and results of operations. You should carefully consider the risks discussed in the section titled “Risk Factors”, including the following risks, before investing in our securities:

Risks Related to Our Operating History, Financial Position and Capital Needs

●	We are an early-stage company and have incurred significant losses since our inception. We expect to incur losses for the foreseeable future and may never achieve or maintain profitability.
●	Our audited financial statements for the years ended December 31, 2023 and 2022 included a statement from our independent registered public accounting firm that there is a substantial doubt about our ability to continue as a going concern, and a continuation of negative financial trends could result in our inability to continue as a going concern.
●	We have identified material weaknesses and significant deficiencies in our internal control over financial reporting for the years ended December 31, 2023 and 2022. If we experience additional material weaknesses in the future, we may not be able to accurately or timely report our financial condition or results of operations and investors may lose confidence in our financial reports and the market price of our securities could be adversely affected.

Risks Related to Our Business

●	We rely on contract manufacturers and other third parties to produce our products and have recently been unable to utilize equipment of ours located at one of our manufacturing facilities, which has required us to shift the production of some of our products to a higher-margin manufacture.
●	We rely on a small number of retailers for a substantial portion of our sales, and our failure to maintain and further develop our sales channels could harm our business.
●	We are dependent on our management team, and the loss of any key member of this team may prevent us from implementing our business plan in a timely manner, or at all.
●	Our business is reliant on the license we have been granted to utilize certain dry processing technology we use to manufacture our products in the agreed upon exclusive region.
●	We rely on a small number of suppliers to provide our raw materials, and our supply chain may be interrupted and prevent us from obtaining the necessary materials we need to operate.
●	Competition in the food retail industry is intense and presents an ongoing threat to the success of our business.
●	Our future results of operations may be adversely affected by volatile commodity costs.
●	We are subject to the risks associated with sourcing and manufacturing products from, and conducting business operations outside of the United States, which could adversely affect our business.
●	Our results may be negatively affected by changes in foreign currency exchange rates.
●	Adverse weather conditions, natural disasters, crop disease, pests and other natural conditions can impose significant costs and losses on our business.
●	Our production equipment may be damaged, adversely affecting our ability to meet consumer and wholesale demand.
●	Failure to maintain sufficient production capacity with our contract manufacturers on terms that are beneficial to us may result in our inability to meet customer demand and/or may increase our operating costs and capital expenditures.
●	Economic downturns could limit consumer demand for our products and negatively affect our sales and profitability.

Regulatory Risks

●	Our products and operations are subject to government regulation and oversight both in the United States and abroad, and our failure to comply with applicable requirements could adversely affect our business and results of operations.
●	Our reputation could suffer from real or perceived issues involving the labeling or marketing of our products.
●	Litigation and regulatory enforcement concerning marketing and labeling of food products could adversely affect our business and reputation.
●	We may face scrutiny from evolving state regulations concerning health, safety, our supply chain and marketing.

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Risks Related to this Offering and Ownership of our Common Stock

●	Even if this offering is successful, we may need additional funding in order to grow our business.
●	Our stock price may fluctuate significantly, and you may be unable to resell your shares at or above the offering price.
●	If you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution.
●	We will have broad discretion in using the proceeds of this offering, and we may not effectively spend the proceeds.
●	We are an “emerging growth company” and elect to comply with certain reduced reporting requirements applicable to emerging growth companies, which could make our securities less attractive to investors.
●	As a smaller reporting public company, we will incur increased costs and our management will be required to devote substantial time to compliance initiatives.
●	Our failure to meet the continued listing requirements of Nasdaq could result in a de-listing of our securities.
●	Substantial future sales of shares of our common stock in the public market could cause our stock price to fall.
●	We do not anticipate paying dividends on our common stock in the foreseeable future, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.
●	If our shares of common stock become subject to the penny stock rules, it would become more difficult to trade those shares.

Risks Related to Our Capital Structure

●	Our indebtedness could adversely affect our ability to raise additional capital to fund operations, limit our ability to react to changes in the economy or our industry and prevent us from meeting our financial obligations and our creditors have broad remedies in the event of default.
●	Our Articles of Incorporation provide that the Nevada Eighth Judicial District Court of Clark County, Nevada shall be the exclusive forum for certain litigation that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us, our directors, officers or employees.

Our business also faces a number of other challenges and risks discussed throughout this prospectus. You should read the entire prospectus carefully, including “Risk Factors”, “Cautionary Statement Regarding Forward-Looking Statements”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and our financial statements and related notes included elsewhere in this prospectus, before deciding to invest in our securities.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the JOBS Act. As an emerging growth company, we have elected to take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	the requirement that we provide only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	reduced disclosure about our executive compensation arrangements;

●	an exemption from the requirement that we hold a non-binding advisory vote on executive compensation or golden parachute arrangements; and

●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

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We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of our IPO; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. We may choose to take advantage of some but not all of these exemptions. We have taken advantage of reduced reporting requirements in this prospectus.

Also, we are a “smaller reporting company” (and may continue to qualify as such even after we no longer qualify as an emerging growth company). For as long as we qualify as a “smaller reporting company,” we may provide reduced disclosure in the public filings that we make with the SEC than larger public companies, such as the inclusion of only two years of audited financial statements and only two years of management’s discussion and analysis of financial condition and results of operations disclosure.

As a result of qualifying as an emerging growth company and a smaller reporting company, to the extent we take advantage of the allowable reduced reporting burdens, the information that we provide to our stockholders may be different than what you might receive from other public reporting companies in which you hold equity interests.

Nasdaq Delisting Notice

On April 11, 2024, we received a letter from The Nasdaq Stock Market stating that we were not in compliance with Nasdaq Listing Rule 5550(b)(1) (the “Rule”) because our stockholders’ equity of $2,210,476 as of December 31, 2023 was below the minimum requirement of $2,500,000. Pursuant to Nasdaq’s Listing Rules, on May 28, 2024, we submitted to Nasdaq a plan to regain compliance with the Rule, which was accepted by Nasdaq on June 7, 2024, and provides us with an extension of 180 calendar days from April 11, 2024 to regain compliance with the Rule. We believe that with the completion of this offering, we will regain compliance with the Rule. No assurance can be given that this offering will be completed.

Corporate Information

We were originally incorporated as AvoChips Inc., an Oregon corporation, on February 21, 2017. On November 2, 2017, AvoChips Inc. converted into Avochips, LLC, an Oregon limited liability company and on November 19, 2021, Avochips, LLC converted into a Nevada corporation named BranchOut Food Inc. Our principal executive offices are located at 205 SE Davis Ave., Suite C, Bend, Oregon 97702 and our telephone number is (844) 263-6637.

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THE OFFERING

Common stock offered by us	1,750,000 shares (or 2,012,500 shares if the underwriters exercise in full their over-allotment option), based on the assumed offering price.

Assumed public offering price	$ per share of common stock.

Common stock outstanding prior to this offering (1)	4,259,671 shares.

Common stock outstanding after this offering (1)	6,009,671 shares, assuming no exercise of the Representative’s over-allotment option.

Use of proceeds	We estimate that the net proceeds from this offering will be approximately $ , or approximately $ if the underwriters exercise their over-allotment option in full, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds of this offering for working capital and general corporate purposes, including operating expenses and capital expenditures. See “Use of Proceeds” for a more complete description of the intended use of proceeds from this offering.

Representative’s Warrants	We have agreed to issue the Representative warrants (the “Representative’s Warrants”) to purchase up to 100,625 shares of common stock (equal to 5% of the total number of shares of common stock sold in this offering), for an aggregate purchase price of $100.00. The Representative’s Warrants are not redeemable, and will be exercisable during the period beginning on the date that is 180 days following the date of commencement of sales of the Company’s securities in connection with this offering and ending on the fifth anniversary date of such date at an exercise price of 120% of the public offering price of common stock. The registration statement of which this prospectus forms a part also registers the Representative’s Warrants and the common stock underlying the Representative’s Warrants. See “Underwriting — Representative’s Warrants” in this prospectus for more information regarding the Representative’s Warrants.

Lock-Up Agreements	We, our executive officers and directors have agreed with the underwriters not to sell, transfer or dispose of any common stock or similar securities for six months following the effective date of the registration statement for this offering without the prior written consent of the Representative.

Nasdaq Ticker Symbol	Our common stock is listed on the Nasdaq Capital Market under the symbol “BOF”

Transfer agent and registrar	Our transfer agent and registrar for our common stock is Securitize, LLC, located at 6725 Via Austi Pkwy, Suite 300, Las Vegas, Nevada 89119.

Risk factors	You should carefully read and consider the information set forth under “Risk Factors” beginning on page 8, together with all of the other information set forth in this prospectus, before deciding to invest in the shares of our securities.

(1) The number of shares of our common stock outstanding is based on 4,259,671 shares of common stock outstanding on June 17, 2024, and excludes the following:

●	505,968 shares of our common issuable upon exercise of outstanding stock options having a weighted average exercise price of $2.59 per share;
●	155,182 shares of our common stock reserved for future issuance under our 2022 Equity Incentive Plan;
●	996,001 shares of our common issuable upon exercise of outstanding warrants having a weighted average exercise price of $4.31 per share; and
●	100,625 shares of our common stock issuable upon exercise of the Representative’s Warrants.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision you should carefully consider the risks described below and the risks and uncertainties described in this prospectus and the other information set forth or incorporated by reference in this prospectus. Additional risks and uncertainties that we are unaware of or that we believe are not material at this time could also materially adversely affect our business, financial condition or results of operations. In any case, the value of our securities could decline, and you could lose all or part of your investment. You should also refer to our financial statements and the notes to those statements, which are incorporated by reference in this prospectus. See also the information contained under the heading “Cautionary Statement Regarding Forward Looking Statements” above.

Risks Related to Our Operating History, Financial Position and Capital Needs

We are an early-stage company and have incurred significant losses since our inception. We expect to incur losses for the foreseeable future and may never achieve or maintain profitability.

We are an early-stage company. We were formed and commenced operations in November 2017. We face all the risks faced by newer companies, including significant competition from existing and emerging competitors, many of which are established and have better access to capital. In addition, as a new business, we may encounter unforeseen expenses, difficulties, complications, delays, and other known and unknown factors. We will need to transition from an early-stage company to a company capable of supporting larger scale commercial activities. If we are not successful in such a transition, our business, results, and financial condition will be harmed.

We have not been profitable to date, and we expect operating losses for the near future. During the years ended December 31, 2023 and 2022, we had net revenue of approximately $2,825,855 and $752,178, respectively, and incurred net losses of approximately $3,925,710 and $4,643,352, respectively, and during the three months ended March 31, 2024 and 2023, we had net revenue of approximately $1,467,016 and $97,340, respectively, and incurred net losses of approximately $1,050,967 and $777,093, respectively. There can be no assurance that we will not continue to incur net losses in the future. We may not succeed in expanding our customer base and product offerings and even if we do, may never generate revenue that is significant enough to achieve profitability. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. Furthermore, we may not be able to control overhead expenses even where our operations successfully expand. Our failure to become and remain profitable would depress our value and could impair our ability to raise capital, expand our business, diversify our product offerings, or even continue our operations.

Our audited financial statements for the years ended December 31, 2023 and 2022 included a statement from our independent registered public accounting firm that there is substantial doubt about our ability to continue as a going concern, and a continuation of negative financial trends could result in our inability to continue as a going concern.

There is substantial doubt about our ability to continue as a going concern over the next twelve months and our independent registered public accounting firm has included a “going concern” explanatory paragraph in their report in our financial statements as of and for the years ended December 31, 2023 and 2022. If our operating results fail to improve, our financial condition will deteriorate which could render us unable to continue as a going concern.

We may need to raise additional capital to fund our existing commercial operations and develop and commercialize new products and expand our operations.

Based on our current business plan, we believe the net proceeds from this offering, together with our current cash and cash equivalents and cash receipts from sales will enable us to conduct our planned operations for at least the next twelve months. If our available cash balances, net proceeds from this offering and anticipated cash flow from operations are insufficient to satisfy our liquidity requirements because of lower demand for our products or due to other risks described herein, we may seek to sell common stock or other securities, enter into an additional credit facility or seek another form of third-party funding, including debt financing.

We may consider raising additional capital in the future to expand our business, to pursue strategic investments, to take advantage of financing opportunities or for other reasons, including to:

●	increase our sales and marketing efforts and address competitive developments;
●	provide for supply and inventory costs;
●	fund development and marketing efforts of any future products or additional features to then-current products;
●	acquire, license or invest in new technologies; and
●	acquire or invest in complementary businesses or assets.

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Our present and future funding requirements will depend on many factors, including:

●	our ability to achieve revenue growth and improve gross margins;
●	the cost of expanding our operations and offerings, including our sales and marketing efforts;
●	the effect of competing market developments; and
●	costs related to international expansion.

The various ways we could raise additional capital carry potential risks. If we raise funds by issuing equity securities, dilution to our stockholders could result. Any equity securities issued also could provide for rights, preferences, or privileges senior to those of holders of shares of our common stock. If we raise funds by issuing debt securities, those debt securities would have rights, preferences, and privileges senior to those of holders of common stock. The terms of any debt securities issued or borrowings made pursuant to a credit agreement could impose significant restrictions on our operations. If we raise additional funds through collaborations and licensing arrangements, we might be required to relinquish significant rights or grant licenses on terms that are not favorable to us.

Our current growth may not be indicative of our future growth, and our limited operating history may make it difficult to assess our future viability.

We expect that, in the future, as our revenue increases, our revenue growth rate will decline. We also believe that growth of our revenue depends on several factors, including our ability to:

●	expand our existing channels of distribution;
●	develop additional channels of distribution;
●	grow our customer base;
●	cost-effectively increase online sales on our website and third-party marketplaces;
●	effectively introduce new products;
●	increase awareness of our brand;
●	manufacture at a scale that satisfies future demand; and
●	effectively source key raw materials.

We may not successfully accomplish any of these objectives. We have not yet demonstrated the ability to manage rapid growth over a long period of time or achieve profitability at scale. Consequently, any predictions regarding our future success or viability may not be as accurate as they could be if we had a longer operating history or had previously achieved profitability.

We may be unable to manage our future growth effectively, which could make it difficult to execute our business strategy.

Our growth has placed, and may continue to place, significant demands on our organizational, administrative, and operational infrastructure, including manufacturing operations, quality control, technical support and customer service, sales force management and general and financial administration. As we continue to grow, we will need to make significant investments in multiple divisions of our company, including in sales, marketing, product development, information technology, equipment, facilities, and human resources. We will also need to improve our operational, financial and management controls as well as our reporting systems and procedures.

If we are unable to manage our growth effectively, we may be unable to execute our business plan, which could have a material adverse effect on our business and our results of operations. Managing our planned growth effectively will require us to:

●	maintain a low cost of customer acquisition relative to customer lifetime value;
●	identify products that will be viewed favorably by customers;
●	expand operations with our contract manufacturers; and
●	successfully hire, train, and motivate additional employees, including additional personnel for our technology, sales and marketing efforts.

The expansion of our products and customer base may result in increases in our overhead and selling expenses. Any increase in expenditures in anticipation of future sales that do not materialize would adversely affect our profitability. In addition, if we are unable to effectively manage the growth of our business, the quality of our products may suffer and we may be unable to address competitive challenges, which would adversely affect our overall business, operations, and financial condition.

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We have identified material weaknesses and significant deficiencies in our internal control over financial reporting for the years ended December 31, 2023 and 2022. If we are not able to accurately or timely report our financial condition or results of operations, investors may lose confidence in our financial reports and the market price of our securities be adversely affected.

We have identified material weaknesses and significant deficiencies in our internal control over financial reporting in connection with our assessment as of and for the years ended December 31, 2023 and 2023. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of a company’s annual or interim financial statements will not be prevented or detected on a timely basis. Specifically, these control deficiencies constitute material weaknesses, either individually or in the aggregate, relating to: (1) the Company has no formal control process related to the identification and approval of related party transactions; (2) the Company lacks a formal and complete set of policies and procedures that cover the Company’s internal controls over financial reporting; (3) the Company did not maintain effective internal controls to assure proper segregation of duties; and (4) the Company lacks resources to evaluate and review appropriate accounting treatment for certain complex areas, such as the treatment of deferred tax assets, unique transactions, and share based compensation.

Remediation of the identified material weaknesses and strengthening our internal control environment will require a substantial effort. Our failure to remediate the material weaknesses or failure to identify and address any other material weaknesses or control deficiencies could result in inaccuracies in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis, which could cause investors to lose confidence in our reported financial information, which may result in volatility in and a decline in the market price of our securities.

Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

Upon the completion of the IPO, we became subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and implemented disclosure controls and procedures to reasonably assure that information we must disclose in reports we file or submit under the Exchange Act is accumulated and communicated to management, and recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC. However, we believe that any disclosure controls and procedures or internal controls and procedures, no matter how well-conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. For example, our directors or executive officers could inadvertently fail to disclose a new relationship or arrangement causing us to fail to make a required related party transaction disclosure. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in our control system, misstatements due to error or fraud may occur and not be detected.

Risks Related to Our Business

We rely upon third parties for the manufacture of our products, and have recently been unable to utilize equipment of ours located at one of our manufacturing facilities, which has required us to shift the production of some of our products to a higher-margin manufacturer. If we continue to be unable to access our equipment, our operating results will be adversely affected.

Our products have historically been manufactured for us by two contract manufacturers, one based in the Republic of Chile, and the other in the Republic of Peru. The manufacturing facility in Peru houses our new large-scale continuous through-put dehydration machine that completed its first production run in the first quarter of 2023, and which substantially increased our production capacity. However, during the fourth quarter of 2023, the contract manufacturer located in Peru became involved in a legal dispute with a third party creditor, which resulted in that manufacturer suspending operations. As a result of this dispute, we currently do not have access to the dehydration machine that was previously operated by this manufacturer. Although we have been able to continue to fulfill orders by shifting fulfillment to other manufacturing sources, and recently entered into a ten-year lease for a 50,000 square-foot food processing plant located in Peru, where we expect to relocate our dehydration machine and resume our Peruvian manufacturing operations, our costs of goods are expected to increase until we resume production in Peru. In addition, if we are unable to relocate our dehydration machine to our new facility and utilize it for the production of our products, our operating results may be materially and adversely affected.

In addition, during 2023, we recognized $761,085 of impairment expense, consisting of $485,265, $243,305 and $32,515 on the collectability of a note receivable, VAT taxes receivable and prepaid inventory, respectively, owed to us by this manufacturer.

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We rely on a small number of retailers for a substantial portion of our sales, and our failure to maintain and further develop our sales channels could harm our business.

We sell a substantial portion of our products through North America’s largest big-box retailers. The top two retailers of our products for the year ended December 31, 2023 accounted for 77% and 13% of our net sales, respectively. The top two retailers of our products for the year ended December 31, 2022 accounted for approximately 59% and 11% of our net sales, respectively. No other retailer or distributor represented more than 10% of our total net sales in 2023 or 2022. For the three months ended March 31, 2024, one of these retailers accounted for 99% of net revenue and 93% of accounts receivable at the end of the period, and for the three months ended March 31, 2023, four customers accounted for 91% of net revenue and 97% of accounts receivable at the end of the period.

The loss of, or business disruption at, one or more of these retailers, a negative change in our relationship with any of them, or a disruption to any one of our sales channels could have a material adverse effect on our business. If we do not maintain our relationship with existing retailers or develop relationships with new retailers and distributors, the growth of our business may be adversely affected, and our business may be harmed.

We are dependent on our management team, and the loss of any key member of this team may prevent us from implementing our business plan in a timely manner, or at all.

Our success depends largely upon the continued services of our executive officers and other key personnel, particularly our Chief Executive Officer, Eric Healy. Our executive officers or key personnel could terminate their employment with us at any time without penalty. In addition, we do not maintain key person life insurance policies on any of our employees. The loss of one or more of our executive officers or key personnel could seriously harm our business and may prevent us from implementing our business plan in a timely manner, or at all.

Our Chief Financial Officer is not a full-time employee.

John Dalfonsi, our Chief Financial Officer, is not a full-time employee of the Company and is simultaneously serving other interests. There can be no assurance that we will be able to successfully manage our finance and accounting matters without a full time Chief Financial Officer.

Our business is reliant on the license we have been granted to utilize certain dry processing technology we use to manufacture our products in the agreed upon exclusive region.

Our ability to continue our business of growth and distribution of our products is dependent on the license agreement (as amended, the “License Agreement”) we entered into with EnWave to utilize its dehydration technology in the manufacturing of our products. Our license is exclusive to North America, Central America, and South America (excluding our contract manufacturer in Chile) as it specifically relates to our avocado products, among other products, and the License Agreement grants non-exclusive rights for a variety of additional products. Any failure to comply with the terms of the License Agreement could convert the exclusive portion of the license to a non-exclusive license, thereby permitting potential competitors to produce comparable avocado-based products using EnWave’s dehydration technology in the same geographic areas. Thus, any material failure to comply with the terms of the license or any failure to renew the license after it expires could have a material adverse impact on our financial condition and the operation of our business as it relates to our avocado-based products. Furthermore, we are reliant on EnWave to enforce its intellectual property rights in preventing would be competitors from using the technology exclusively licensed to us and there can be no assurance that EnWave will be successful in enforcing such rights in the relevant areas. Furthermore, future product development efforts may lead to additional products that we desire to commercialize. In this case, we will request expanding the exclusive and/or non-exclusive products defined by the License Agreement, but there can be no assurance that EnWave will grant such requests.

We rely on a small number of suppliers to provide our raw materials, and our supply chain may be interrupted and prevent us from obtaining the necessary materials we need to operate.

We rely on limited number of suppliers and partners to meet our high-quality standards and supply products in a timely and efficient manner. There is, however, no assurance that quality natural and organic products will continue to be available to meet our specific and growing needs. This may be due to, among other reasons, problems with our suppliers’ and vendors’ businesses, finances, labor relations, ability to export materials, product quality issues, costs, production, insurance and reputation, as well as disease pandemics, epidemics or outbreaks such as COVID-19, acts of war, terrorism, natural disasters, fires, earthquakes, flooding or other catastrophic occurrences. If, for any reason, our suppliers or vendors became unable or unwilling to continue to provide services to us, this would likely lead to an interruption in our ability to import our products until we find another source that could provide these services. Failure to find a suitable replacement, even on a temporary basis, would have a material adverse effect on our ability to meet our current production targets, make it difficult to grow and would have an adverse effect on our results of operations.

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In addition, we depend on a limited number of key suppliers and partners located primarily in Chile, Peru, the People’s Republic of China (the “PRC”) and the United States. For the years ended December 31, 2023 and 2022, three key suppliers accounted for 100% of our total raw material and packaging purchases, and 100% of our total dried fruit was supplied from Chile in 2022 (we commenced receiving dried fruit from Peru as well in January 2023), and 100% of our packaging purchases were from the PRC. As a result of this concentration in our supply chain, our business and operations would be negatively affected if any of our key suppliers were to experience significant disruption affecting the price, quality, availability, or timely delivery of their products. Additionally, our top suppliers are in a similar geographic area, which increases the risk of significant supply disruptions from local and regional events. In the event that our supply from our current suppliers is interrupted, our operations may be interrupted resulting in lost revenue, added costs, such as, without limitation, shipping costs, and distribution delays that could harm our business and customer relationships until we are able to identify and enter into agreements with one or more alternative suppliers.

Our results of operations may be negatively impacted by public health pandemics, epidemics or outbreaks, including COVID-19.

COVID-19 and the restrictions intended to prevent its spread have had a significant adverse impact on economic and market conditions around the world, including in the United States. These conditions have had, and may continue to have, a material adverse impact on our business. In particular, the continued spread of the coronavirus globally could adversely impact our operations, including among others, our manufacturing and supply chain, sales and marketing and could have an adverse impact on our business and our financial results. Additionally, countries have imposed, and may impose in the future, prolonged quarantines and travel restrictions, which may significantly impact the ability of our employees to get to their places of work to produce products, may make it such that we are unable to obtain sufficient components or raw materials and component parts on a timely basis or at a cost-effective price or may significantly hamper our products from moving through the supply chain.

Our global operations expose us to risks associated with public health crises and epidemics, pandemics and outbreaks, such as the COVID-19 pandemic. We rely on our production facilities, as well as third-party suppliers and manufacturers, in the United States, Peru, Chile, the PRC and other countries significantly impacted by the COVID-19 pandemic. The COVID-19 pandemic resulted in the extended shutdown of certain businesses in many of these countries, which has resulted and may continue to result in disruptions or delays to our supply chain. Any disruption in businesses in any of these countries will likely impact our sales and operating results. The COVID-19 pandemic has had, and COVID-19 may continue to have, an adverse impact on our operations, supply chains and distribution systems and increase our expenses, including as a result of impacts associated with preventive and precautionary measures that we, other businesses and governments are taking. Due to these impacts and measures, we have experienced, and may continue to experience, significant and unpredictable reductions in demand for certain of our products.

The future impact of COVID-19 is highly uncertain and cannot be predicted and there is no assurance that COVID-19 will not have a material adverse impact on our business, financial condition and results of operations. The extent of the impact of COVID-19 will depend on future developments, including actions taken to contain COVID-19, and if these impacts persist or exacerbate over an extended period of time.

The rapid spread of other contagious illnesses such as a novel coronavirus, or fear of such an event, could also have a material adverse effect on the demand for our products and services and therefore have a material adverse effect on our business and results of operations. Such a widespread health crisis could adversely affect the global economy, resulting in an economic downturn that could impact demand for our products.

Competition in the food retail industry is intense and presents an ongoing threat to the success of our business.

The food retail industry is very competitive. In our online and wholesale business, we compete with food retail stores, supermarkets, warehouse clubs and other mass and general retail and online merchandisers, many of which are larger than us and have significantly greater capital resources than we do, selling both competitive products and retailing our own products, and competing against our direct online business. We also compete with a number of Natural, Organic and Functional Food and Beverage producers.

We face significant competition from these and other retailers and producers. Any changes in their merchandising and operational strategies could negatively affect our sales and profitability. In particular, competitors seek to gain or retain market share by reducing prices, we would likely be forced to reduce our prices on similar product offerings in order to remain competitive, which may result in a decrease in our market share, net sales and profitability and may require a change in our operating strategies.

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We have been able to compete successfully by differentiating ourselves from our competitors by providing an expanding selection of natural, organic, and functional food and beverage products, competitive pricing, convenience and exceptional customer service. If changes in consumer preferences decrease the competitive advantage attributable to these factors, or if we fail to otherwise positively differentiate our product offering or customer experience from our competitors, our business, financial condition, and results of operations could be materially and adversely affected.

Many of our current competitors have, and potential competitors may have, longer operating histories, greater brand recognition, larger fulfillment infrastructures, greater technical capabilities, significantly greater financial, marketing, and other resources and larger customer bases than we do. These factors may allow our competitors to derive greater net sales and profits from their existing customer bases, acquire customers at lower costs or respond more quickly than we can to new or emerging technologies and changes in consumer preferences or habits. These competitors may engage in more extensive research and development efforts, undertake more far-reaching marketing campaigns, and adopt more aggressive pricing policies (including but not limited to predatory pricing policies and the provision of substantial discounts), which may allow them to build larger customer bases or generate net sales from those customer bases more effectively than we are able to execute upon. There can be no assurance that we will be able to successfully compete against these competitors.

We expect competition in the Natural, Organic and Functional Food and Beverage industry generally to continue to increase. We believe that our ability to compete successfully in this market depends upon many factors both within and beyond our control, including:

●	the size and composition of our customer base;
●	the number of products that we feature on our website;
●	the quality and responsiveness of our customer service;
●	our selling and marketing efforts;
●	the quality and price of the products that we offer;
●	the convenience of the shopping experience that we provide;
●	our ability to distribute our products and manage our operations; and
●	our reputation and brand strength.

Given the rapid changes affecting the global, national, and regional economies generally and the Natural, Organic and Functional Food and Beverage industry, we may not be able to create and maintain a competitive advantage in the marketplace. Our success will depend on our ability to respond to, among other things, changes in consumer preferences, laws and regulations, market conditions, and competitive pressures. Any failure by us to anticipate or respond adequately to such changes could have a material adverse effect on our financial condition, operating results, liquidity, cash flow and our operational performance.

If we fail to compete successfully in this market, our business, financial condition, and results of operations would be materially and adversely affected.

Our products are new, and our industry is rapidly evolving.

To be successful we must, among other things:

●	develop, manufacture, and introduce new attractive and successful consumer products in our BranchOut brand;
●	attract and maintain a large customer base and develop and grow that customer base;
●	increase awareness of our BranchOut brand and develop effective marketing strategies to ensure consumer loyalty;
●	establish and maintain strategic relationships with key sales, marketing, manufacturing, and distribution providers;
●	respond to competitive and technological developments; and
●	attract, retain, and motivate qualified personnel.

We cannot guarantee that we will succeed in achieving our goals, and our failure to do so would have a material adverse effect on our business, prospects, financial condition, and operating results.

Some of our products are new and are in the early stages of commercialization, and some products that are important to our growth strategy are in various stages of research and development and have not yet been commercialized. Products in development that have not yet been commercialized include Broccoli Bites, Asparagus Sticks, Mango Chips and Mandarin Crisps and others. We are not certain that these, or any other future products, will be developed to commercialization, sell as anticipated, or be desirable to their intended markets. Also, some of our products may have limited uses and benefits, which may limit their appeal to consumers and put us at a competitive disadvantage. Developing new products and placing them into wholesale channels and into conventional and natural grocery environments is an expensive and time-consuming process, and if a product fails to sustain market acceptance, the investment made in the product may be lost.

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As is typical in a rapidly evolving industry, the development process and demand and market acceptance for recently introduced products are subject to a high level of uncertainty and risk. Because the market for our products is new, evolving and therefore uncertain, it is difficult to predict with any certainty the size of this market and its growth rate, if any. We cannot guarantee that we will be successful in developing new products, or that a market for our products will develop or that demand for our products will be sustainable. If we fail to develop new products, or the market for new products fails to develop, develops more slowly than expected or becomes saturated with competitors, our business, financial condition and operating results would be materially adversely affected.

Our future results of operations may be adversely affected by volatile commodity costs.

Many aspects of our business could be directly affected by volatile commodity costs. Agricultural commodities and raw materials, including avocados, bananas, pineapples, blueberries and other fresh produce, plastic film, cardboard, and other packaging materials, are the principal inputs used in our products. These items are subject to price volatility which can be caused by commodity market fluctuations, inflation, crop yields, seasonal cycles, weather conditions (including the potential effects of climate change), temperature extremes and natural disasters (including floods, droughts, water scarcity, frosts, earthquakes and hurricanes), pest and disease problems, changes in currency exchange rates, imbalances between supply and demand, natural disasters and government programs and policies, among other factors. Volatile fuel costs translate into unpredictable costs for the products and services we receive from our third-party providers including, but not limited to, distribution costs for our products and packaging costs. The volatility of such costs could have a material adverse effect on our results of operations.

We are subject to the risks associated with sourcing and manufacturing products from, and conducting business operations outside of the United States, which could adversely affect our business.

We purchase our products from a variety of suppliers, including international suppliers. Our direct purchases from non-US suppliers represented most of our raw material purchases in 2023 and 2022, and we expect our international purchases to grow. We may in the future also enter into agreements with distributors in foreign countries to sell our products. All of these activities are subject to the uncertainties associated with international business operations, including:

●	difficulties with foreign and geographically dispersed operations;
●	having to comply with various U.S. and international laws;
●	changes and uncertainties relating to foreign rules and regulations;
●	tariffs, export or import restrictions, restrictions on remittances abroad, imposition of duties or taxes that limit our ability to import necessary materials;
●	limitations on our ability to enter into cost-effective arrangements with distributors, or at all;
●	fluctuations in foreign currency exchange rates;
●	imposition of limitations on production, sale, or export in foreign countries, including due to COVID-19 or other epidemics, pandemics, outbreaks and quarantines;
●	imposition of limitations on or increase of withholding and other taxes on remittances and other payments by foreign processors or joint ventures;
●	imposition of differing labor laws and standards;
●	economic, political, environmental, health-related or social instability in foreign countries and regions;
●	an inability, or reduced ability, to protect our intellectual property;
●	availability of government subsidies or other incentives that benefit competitors in their local markets that are not available to us;
●	difficulties in recruiting and retaining personnel, and managing international operations;
●	difficulties in enforcing contracts and legal decisions; and
●	less developed infrastructure.

In particular, there has been significant recent political instability in Peru and Chile, where our contract manufacturers are located. There can be no assurance that political instability in those countries will not materially and adversely affect our contract manufacturers and, in turn, our ability to source our products.

If we expand into other target markets, we cannot assure you that our expansion plans will be realized, or if realized, be successful. We expect each market to have particular regulatory and funding hurdles to overcome, and future developments in these markets, including the uncertainty relating to governmental policies and regulations, could harm our business. If we expend significant time and resources on expansion plans that fail or are delayed, our reputation, business and financial condition may be adversely affected.

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In addition, we could be adversely affected by violations of the U.S. Foreign Corrupt Practices Act, as amended, and similar worldwide anti-bribery laws, which generally prohibit companies and their intermediaries from making improper payments to officials or other third parties for the purpose of obtaining or retaining business. While our policies mandate compliance with these anti-bribery laws, our internal control policies and procedures may not protect us from reckless or criminal acts committed by our employees or agents. Violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our results of operations, cash flows and financial condition.

Our results may be negatively affected by changes in foreign currency exchange rates.

Currently, substantially all of our international purchase and sales contracts are denominated in U.S. dollars. As a result, a decrease in the value of the U.S. dollar relative to foreign currencies could increase our costs in dollars for the food products and ingredients that we import from other countries. In addition, if and when we expand into international markets, an increase in the value of the U.S. dollar relative to foreign currencies could require us to reduce our selling price or risk making our products less competitive in international markets.

A larger portion of our revenues may be denominated in other foreign currencies if we expand into international markets. Conducting business in currencies other than U.S. dollars could subject us to fluctuations in currency exchange rates that could negatively affect our revenues, cost of revenues and operating margins and result in foreign currency translation gains and losses.

We may be unable to adequately protect our brand and our other intellectual property rights.

We regard our brand, customer lists, trademarks, domain names, trade secrets and similar intellectual property as critical to our success. We may rely on U.S. and international trademark, copyright and patent law, trade secret protection, agreements and other methods with our employees and others to protect our proprietary rights. We might not be able to obtain broad protection in the United States for all our intellectual property. The protection of our intellectual property rights may require the expenditure of significant financial, managerial and operational resources. Moreover, the steps we take to protect our intellectual property may not adequately protect our rights or prevent third parties from infringing or misappropriating our proprietary rights, and we may be unable to broadly enforce all our trademarks. Any of our trademarks or other intellectual property rights or future patents (if any) may be challenged by others or invalidated through administrative process or litigation. Any of our future patent and trademark applications may never be granted. To date, we have applied for patent protection with the United States Patent and Trademark Office with respect to certain of the manufacturing processes that we use (in addition to our licensed technology). Even if we are granted one or more patents with respect to our manufacturing process, there is no guarantee that others will not independently develop or otherwise acquire equivalent or superior technology or intellectual property rights. Furthermore, our confidentiality agreements may not effectively prevent disclosure of our proprietary information, technologies and processes and may not provide an adequate remedy in the event of unauthorized disclosure of such information.

We might be required to spend significant resources to monitor and protect our intellectual property rights. For example, we may initiate claims or litigation against others for infringement, misappropriation or violation of our intellectual property rights or other proprietary rights or to establish the validity of such rights. However, we may be unable to discover or determine the extent of any infringement, misappropriation or other violation of our intellectual property rights and other proprietary rights. Despite our efforts, we may be unable to prevent third parties from infringing upon, misappropriating or otherwise violating our intellectual property rights and other proprietary rights. Any litigation, whether or not it is resolved in our favor, could result in significant expense to us and divert the efforts of our technical and management personnel, which may materially and adversely affect our business, financial condition, and results of operations.

In addition, our licensed technology platform may use open-source software. The use of such open-source software may subject us to certain conditions, including the obligation to offer, distribute, or disclose our licensed technology platform for no or reduced cost, make the proprietary source code subject to open-source software licenses available to the public, license our software and systems that use open-source software for the purpose of making derivative works, or allow reverse assembly, disassembly, or reverse engineering.

We may not be able to enforce our intellectual property rights throughout the world.

The laws of some foreign countries do not protect intellectual property rights to the same extent as the laws of the United States. Many companies have encountered significant problems in protecting and defending intellectual property rights in certain foreign jurisdictions. This could make it difficult for us to stop the infringement or the misappropriation of our intellectual property rights. The loss of the BranchOut brand or logo or other registered or common law trade names or a diminution in the perceived quality of products or services associated with the Company would harm our business. Our efforts to protect our intellectual property rights in such countries may be inadequate. In addition, changes in the law and legal decisions by courts in the United States and foreign countries may affect our ability to obtain adequate protection for our technology and the enforcement of intellectual property.

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Third parties may assert that our employees or consultants have wrongfully used or disclosed confidential information or misappropriated trade secrets.

Although we try to ensure that our employees and consultants do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that we or our employees, consultants or independent contractors have inadvertently or otherwise used or disclosed intellectual property, including trade secrets or other proprietary information, of a former employer or other third parties. Litigation may be necessary to defend these claims. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. Even if we are successful in defending against such claims, litigation could result in substantial costs to the Company and be a distraction to management and other employees.

A food safety or quality issue that results in a product disruption such as a recall, health issue, or death of a consumer could harm our business.

The sale of products for human use and consumption involves the risk of injury or illness to consumers. Such injuries may result from inadvertent mislabeling, tampering by unauthorized third parties or product contamination or spoilage. Under certain circumstances, we may be required to recall or withdraw products, suspend production of our products, or cease operations, which may lead to a material adverse effect on our business. In addition, customers may stop placing or cancel orders for such products as a result of such events.

Even if a situation does not necessitate a recall or market withdrawal, product liability claims might be asserted against us. While we are subject to governmental inspection and regulations and believe our facilities and those of our co-packers and suppliers comply in all material respects with all applicable laws and regulations, if the consumption of any of our products causes, or is alleged to have caused, a health-related illness or death to a consumer, we may become subject to claims or lawsuits relating to such matters. Even if a product liability claim is unsuccessful or is not fully pursued, the negative publicity surrounding any assertion that our products caused illness or physical harm could cause consumers to lose confidence in the safety and quality of our products. Moreover, claims or liabilities of this type might not be covered by our insurance or by any rights of indemnity or contribution that we may have against others. Although we maintain product liability and product recall insurance in an amount that we believe to be consistent with market practice, we cannot be sure that we will not incur claims or liabilities for which we are not insured or that exceed the amount of our insurance coverage. A product liability judgment against us or a product recall could have a material adverse effect on our business, financial condition, results of operations or liquidity.

We may be subject to significant liability that is not covered by insurance.

Although we believe that our insurance coverage is consistent with industry practice, any claim under our insurance policies may be subject to certain exceptions, may not be honored fully, in a timely manner, or at all, and we may not have purchased sufficient insurance to cover all losses incurred. If we were to incur liabilities not covered by insurance or if our business operations were interrupted for a substantial period, we could incur costs and suffer losses. Additionally, insurance coverage may not be available to us at commercially acceptable premiums in the future, or at all.

We rely on independent certification for a number of our products.

We rely on independent third-party certification, such as certifications of our products as “Organic”, “KETO”, “Gluten Free”, “Vegan” or “Non-GMO” (non-genetically modified organisms), to differentiate our products from others. We must comply with the requirements of independent organizations or certification authorities in order to label our products as certified. The loss of any independent certifications could adversely affect our market position as a natural products company and harm our business.

Our future results of operations may be adversely affected by the availability of certifiable ingredients.

Our ability to ensure a continuing supply of certifiable ingredients at competitive prices depends on many factors beyond our control, such as the number and size of farms that grow organic crops, climate conditions, changes in national and world economic conditions, currency fluctuations and forecasting adequate need of seasonal ingredients.

The ingredients that we use in the production of our products (including, among others, avocados, bananas, pineapples and blueberries) are vulnerable to adverse weather conditions and natural disasters, such as floods, droughts, water scarcity, temperature extremes, frosts, earthquakes and pestilence. Natural disasters and adverse weather conditions (including the effects of climate change) can lower crop yields and reduce crop size and crop quality, which in turn could reduce our supplies of certifiable ingredients or increase the prices of such ingredients. If our supplies of certifiable ingredients are reduced, we may not be able to find enough supplemental supply sources on favorable terms, if at all, which could impact our ability to supply product to our customers and adversely affect our business, financial condition and results of operations.

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We also compete with other manufacturers in the procurement of certifiable product ingredients, which may be less plentiful in the open market than conventional product ingredients. This competition may increase in the future if consumer demand for certifiable products increases. This could cause our expenses to increase or could limit the amount of product that we can manufacture and sell.

Adverse weather conditions, natural disasters, crop disease, pests and other natural conditions can impose significant costs and losses on our business.

Agricultural products are vulnerable to adverse weather conditions, including severe rains, drought and temperature extremes, floods and windstorms, which are quite common but difficult to predict. Agricultural products also are vulnerable to crop disease and to pests, which may vary in severity and effect, depending on the stage of production at the time of infection or infestation, the type of treatment applied and climatic conditions. Unfavorable growing conditions caused by these factors can reduce both crop size and crop quality and, in extreme cases, entire harvests may be lost. Additionally, adverse weather or natural disasters, including earthquakes, winter storms, droughts, volcanic events or fires, could impact the manufacturing and business facilities of our suppliers in South America, which could result in significant costs and meaningfully reduce our capacity to fulfill orders and maintain normal business operations. These factors may result in lower sales volume and increased costs due increased costs of products. Incremental costs, including transportation, may also be incurred if we need to find alternate short-term supplies of products from alternative areas. These factors can increase costs, decrease revenues and lead to additional charges to earnings, which may have a material adverse effect on our business, results of operations and financial condition.

Climate change may negatively affect our business and operations.

There is concern that carbon dioxide and other greenhouse gases in the atmosphere may have an adverse impact on global temperatures, weather patterns and the frequency and severity of extreme weather and natural disasters. In the event that climate change has a negative effect on agricultural productivity, we may be subject to decreased availability or less favorable pricing for certain commodities that are necessary for our products, such as avocados, bananas, pineapples, blueberries and other fresh produce. As a result of climate change, we may also be subjected to decreased availability of water, deteriorated quality of water or less favorable pricing for water, which could adversely impact our manufacturing and distribution operations, as well as the agricultural businesses of our suppliers, which rely on the availability and quality of water.

Our production equipment may be damaged, adversely affecting our ability to meet consumer and wholesale demand.

A significant proportion of our products are produced at our contract manufacturers’ facilities in South America. A significant disruption at those facilities or to any of our key production equipment, even on a short-term basis, could impair our ability to timely produce and ship products, which could have a material adverse effect on our business, financial position and results of operations. In the past, we have had manufacturing delays due to damaged and malfunctioning equipment, shipping delays, U.S. port congestion and delays, and cannot fully insure against the effects of such delays on our business. The manufacturing operations of our suppliers are vulnerable to interruption and damage from natural and other types of disasters, including earthquake, fire, floods, volcanic events, draughts, environmental accidents, winter storms, power loss, disease outbreaks, epidemics or pandemics such as the COVID-19 pandemic, communications failures and similar events. If any disaster were to occur at one of these facilities, our ability to operate our business would be seriously impaired.

Damage to our brand’s reputation could have a material impact on our results of operations.

Our financial success is directly dependent on the consumer perception of our brand. The success of our brand may suffer if our marketing plans or product initiatives do not have the desired impact on our brand’s image or its ability to attract consumers. Further, our results could be negatively affected if our brand suffers substantial damage to its reputation due to real or perceived quality issues or other actions by the Company or any of its executives.

We do not have long-term purchase agreements with our customers.

Many of our customers buy from us under purchase orders, and we generally do not have long-term agreements with or commitments from these customers for the purchase of products. We cannot provide assurance that our customers, including customers that participate in our subscription programs, will maintain, or increase their sales volumes or orders for our products or that we will be able to maintain or add to our existing customer base. As a result, our past sales experience is not indicative of future sales or anticipated sales trends. Further, decreases in our customers’ sales volumes or orders for products supplied by us may have a material adverse effect on our business, financial condition, or results of operations and may occur without warning thus making future planning and forecasting difficult.

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We may not be able to successfully implement our growth strategy for our brand on a timely basis or at all.

We believe that our future success depends, in part, on our ability to implement our growth strategy of leveraging our existing brand and products to drive increased sales. Our ability to implement this strategy depends, among other things, on our ability to:

●	enter distribution and other strategic arrangements with third-party retailers and other potential distributors of our products;
●	successfully compete in the product categories in which we operate;
●	introduce new and appealing products and successfully innovate on our existing products;
●	develop and maintain consumer interest in our brand; and
●	increase our brand recognition and loyalty.

We may not be able to implement this growth strategy successfully. Our planned marketing expenditures may not result in increased sales or generate sufficient levels of consumer interest or brand awareness, and our high rates of sales and income growth may not be sustainable over time.

Failure to maintain sufficient production capacity with our contract manufacturers on terms that are beneficial for us may result in our inability to meet customer demand and/or may increase our operating costs and capital expenditures.

We rely on external production capacity of our contract manufacturers and partner with co-packers that use both their own production equipment as well as our production equipment. We have plans to expand our partner production facilities though additional investments in capital expenditures. A failure by any of our contract manufacturers or our co-packers to comply with food safety, environmental, or other laws and regulations, or to produce products of the quality and taste-profile we expect, may also disrupt our supply of products. In addition, we may experience increased distribution and warehousing costs due to capacity constraints resulting from our growth. If we need to enter additional co-packing, warehousing, or distribution agreements in the future, we can provide no assurance that we would be able to find acceptable third-party providers or enter into agreements on satisfactory terms or at all. In addition, we may need to expand our internal capacity, which could increase our operating costs and could require significant capital expenditures. If we cannot maintain sufficient production, warehousing, and distribution capacity, either internally or through third party agreements, we may be unable to meet customer demand and/or our manufacturing, distribution and warehousing costs may increase, which could negatively affect our business.

If we or our contract manufacturers face labor shortages or increased labor costs, our results of operations and our growth could be adversely affected.

Labor, particularly the costs of labor associated with our contract manufacturers, is a significant component of the cost of operating our business. Our ability and particularly the ability of our contract manufacturers to meet labor needs while controlling labor costs are subject to external factors, such as employment levels, prevailing wage rates, minimum wage legislation, changing demographics, health and other insurance costs and governmental labor and employment requirements. In the event of increasing wage rates, if we or any of our contract manufacturers fail to increase our wages competitively, the quality of our workforce and products could decline, while increasing our wages could cause our earnings to decrease. If we face labor shortages or increased labor costs because of increased competition for employees from our competitors and other industries, higher employee-turnover rates, or increases in the federal- or state-mandated minimum wage, change in exempt and non-exempt status, or other employee benefits costs (including costs associated with health insurance coverage or workers’ compensation insurance), our operating expenses could increase and our business, financial condition and results of operations could be materially and adversely affected.

Consumer preferences for natural and organic food products are difficult to predict and may change.

Our business is primarily focused on sales of non-GMO, organic and natural products, and our success depends, in part, on our ability to offer products that anticipate the tastes and dietary habits of consumers and appeal to their preferences on a timely and affordable basis. Consumer eating habits may impact our business because of changes in attitudes regarding diet and health or new information regarding the health effects of consuming products we distribute. If consumer eating habits change significantly, we may be required to modify or discontinue sales of certain items in our product portfolio, and we may experience higher costs associated with implementing those changes. We cannot ensure that we will be able to effectively respond to changes in consumer health perceptions or to adapt our product offerings to trends in eating habits.

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A significant shift in consumer demand away from our products, could reduce our sales and harm our business. Consumer trends change based on a number of possible factors, including nutritional values, a change in consumer preferences or general economic conditions. Additionally, there is a growing focus among some consumers to buy local food products in an attempt to reduce the carbon footprint associated with transporting food products from longer distances, which could result in a decrease in the demand for food products and ingredients that we import from other countries or transport from remote processing locations or growing regions. Further, failures by us or our competitors to deliver quality products could erode consumer trust in the organic certification of foods. A significant shift in consumer demand away from our products would reduce our market share, harming our business.

Technology failures or security breaches could disrupt our operations and negatively impact our business.

In the normal course of business, we rely on information technology systems to process, transmit, and store electronic information. For example, our production and distribution facilities and inventory management utilize information technology to increase efficiencies and limit costs. Information technology systems are also integral to the reporting of our results of operations. Furthermore, a significant portion of the communications between, and storage of personal data of, our personnel, customers, and suppliers depend on information technology, including social media platforms.

Our information technology systems may be vulnerable to a variety of interruptions, as a result of updating our enterprise platform or due to events beyond our control, including, but not limited to, natural disasters, terrorist attacks, telecommunications failures, computer viruses, hackers, and other security issues. These events could compromise our confidential information, impede, or interrupt our business operations, and may result in other negative consequences, including remediation costs, loss of revenue, litigation and reputational damage. Furthermore, if a breach or other breakdown results in disclosure of confidential or personal information, we may suffer reputational, competitive and/or business harm. While we have implemented administrative and technical controls and taken other preventive actions to reduce the risk of cyber incidents and protect our information technology, they may be insufficient to prevent physical and electronic break-ins, cyber-attacks, or other security breaches to our computer systems, which could have a material adverse effect on our business, financial condition or results of operations.

Economic downturns could limit consumer demand for our products and negatively affect our sales and profitability.

The premium organic and natural food industry is sensitive to national and regional economic conditions and the demand for the products that we distribute may be adversely affected from time to time by economic downturns that impact consumer spending, including discretionary spending. Future economic conditions such as employment levels, business conditions, housing starts, interest rates, inflation rates, energy and fuel costs and tax rates could reduce consumer spending or change consumer purchasing habits. Among these changes could be a reduction in the number of natural and organic products that consumers purchase where there are non-organic alternatives, given that many premium natural and organic products, and particularly premium natural and organic foods, often have higher retail prices than do their non-organic counterparts.

Regulatory Risks

Our products and operations are subject to government regulation and oversight both in the United States and abroad, and our failure to comply with applicable requirements could adversely affect our business and results of operations.

We are affected by a wide range of governmental laws and regulations. Examples of regulatory agencies influencing our operations include the United States Department of Agriculture (the “USDA”), the Food and Drug Administration (the “FDA”), the Federal Trade Commission (the “FTC”), and the Environmental Protection Agency (the “EPA”), among others. These agencies regulate, among other things, with respect to our products and operations:

●	design, development, and manufacturing;
●	testing, labeling, content, and language of instructions for use and storage;
●	product safety;
●	marketing, sales, and distribution;
●	record keeping procedures;
●	advertising and promotion;
●	recalls and corrective actions; and
●	product import and export.

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These laws and regulations affect various aspects of our business. For example, certain food ingredient products manufactured by us are regulated under the United States Federal Food, Drug, and Cosmetic Act (“FDCA”), as administered by the FDA. Under the FDCA, pre-marketing approval by the FDA is required for the sale of a food ingredient which is a food additive unless the substance is generally recognized as safe, under the conditions of its intended use by qualified experts in food safety. We believe that most food ingredients in our products are generally recognized as safe. However, this status cannot be determined until actual formulations and uses are finalized. As a result, we may be adversely affected if the FDA determines that our food ingredient products do not meet the criteria for generally recognized as safe.

The regulations to which we are subject are complex and have tended to become more stringent over time. Regulatory changes could result in restrictions on our ability to carry on or expand our operations, higher than anticipated costs or lower than anticipated sales. The failure to comply with applicable regulations could jeopardize our ability to sell our products and result in enforcement actions and third-party lawsuits such as:

●	warning letters;
●	fines;
●	injunctions;
●	civil penalties and civil lawsuits;
●	termination of distribution;
●	recalls or seizures of products;
●	termination of distribution;
●	delays in the introduction of products into the market; and
●	total or partial suspension of production.

Any of these sanctions could result in higher than anticipated costs or lower than anticipated sales and harm our reputation, business, financial condition, and results of operations. We may also be required to take corrective actions, such as installing additional equipment or taking other actions, each of which could require us to make substantial capital expenditures. In addition, we could be required to indemnify our employees in connection with any expenses or liabilities that they may incur individually in connection with regulatory action against them. As a result, our future business prospects could deteriorate due to regulatory constraints, and our profitability could be impaired by our obligation to provide such indemnification to our employees.

Our reputation could suffer from real or perceived issues involving the labeling or marketing of our products.

Products that we sell carry claims as to their origin, ingredients, or health benefits, including, by way of example, the use of the term “natural”, “functional”, or “healthy”, or similar synonyms or implied statements relating to such benefits. Although the FDA and the USDA each has issued statements regarding the appropriate use of the word “natural,” there is no single, U.S. government regulated definition of the term “natural” for use in the food industry, which is true for many other adjectives common in our industry. The resulting uncertainty has led to consumer confusion, distrust, and legal challenges. Plaintiffs have commenced legal actions against several food companies that market “natural” products, asserting false, misleading, and deceptive advertising and labeling claims, including claims related to genetically modified ingredients. In limited circumstances, the FDA has taken regulatory action against products labeled “natural” but that nonetheless contain synthetic ingredients or components. Should we become subject to similar claims, consumers may avoid purchasing products from us or seek alternatives, even if the basis for the claim is unfounded. Adverse publicity about these matters may discourage consumers from buying our products. The cost of defending against any such claims could be significant. Any loss of confidence on the part of consumers in the truthfulness of our labeling or ingredient claims would be difficult and costly to overcome and may significantly reduce our brand value. Any of these events could adversely affect our reputation and brand and decrease our sales, which would have a material adverse effect on our business, financial condition, and results of operations.

Similarly, certain USDA regulations set forth the minimum standards producers must meet in order to have their products labeled as “certified organic.” While we believe our products and our supply chain are in compliance with these regulations, changes to food regulations may increase our costs to remain in compliance. We could lose certifications if a facility becomes contaminated, if we do not use raw materials that are certified, or if key ingredients used in our products are no longer allowed to be used in food certifications. The loss of our certifications could materially and adversely affect our business, financial condition, or results of operations.

In addition, the USDA has proposed a rule requiring disclosure of the use of genetic engineering in manufacturing a product or an ingredient used in a product. The rule has not been finalized, and we are unable to predict with certainty what the final requirements will be. If the USDA issues bioengineering disclosure regulations inconsistent with our practices, the resulting changes in labeling could adversely affect customer acceptance of our product and materially and adversely affect our business.

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Litigation and regulatory enforcement concerning marketing and labeling of food products could adversely affect our business and reputation.

The marketing and labeling of any food product in recent years has brought increased risk that consumers will bring class action lawsuits and that the FTC and/or state attorneys general will bring legal action concerning the truth and accuracy of the marketing and labeling of the product. Examples of causes of action that may be asserted in a consumer class action lawsuit include fraud, unfair trade practices and breach of state consumer protection statutes. The FTC and/or state attorneys general may bring legal action that seeks removal of a product from the marketplace and impose fines and penalties. Even when unmerited, class claims, action by the FTC or state attorneys’ general enforcement actions can be expensive to defend and adversely affect our reputation with existing and potential customers and consumers and our corporate and brand image, which could have a material and adverse effect on our business, financial condition or results of operations.

We may face scrutiny from evolving state regulations concerning health, safety, our supply chain and marketing.

In addition to the federal regulatory issues listed above, there are a growing number of state regulations that might impair our ability to operate and avoid interruption. For example, California currently enforces legislation commonly referred to as “Proposition 65” that requires that “clear and reasonable” warnings be given to consumers who are exposed to chemicals known to the State of California to cause cancer or reproductive toxicity. Although we seek to comply with the requirements of Proposition 65, there can be no assurance that we will not be adversely affected by litigation or other actions relating to Proposition 65 or future legislation that is similar or related thereto. Increased compliance costs associated with operating in California and other states could adversely affect our business, financial condition and results of operations.

Risks Related to this Offering and Ownership of our Common Stock

Even if this offering is successful, we may need additional funding in order to grow our business.

To date, we have financed our operations through private placements of our equity and debt securities, our IPO and borrowings under our revolving lines of credit. We have devoted substantially all our financial resources and efforts to developing our products, workforce, and manufacturing capabilities. Our long-term growth and success are dependent upon our ability ultimately to generate cash from operating activities. There is no assurance that we will be able to generate sufficient cash from operations or access the capital we need to grow our business. Our inability to obtain additional capital could have a material adverse effect on our ability to fully implement our business plan as described herein and grow our business, to a greater extent than we can with our existing financial resources.

Our stock price may fluctuate significantly, and you may be unable to resell your shares at or above the offering price.

The trading price of our securities may be volatile and subject to wide price fluctuations in response to various factors, including:

●	market conditions in the broader stock market;
●	actual or anticipated fluctuations in our quarterly financial statements and results of operations, or those of other companies in our industry;
●	actual or anticipated strategic, technological, or regulatory threats, whether or not warranted by actual events;
●	whether any securities analysts cover our stock;
●	issuance of new or changed securities analysts’ reports or recommendations, if any;
●	investor perceptions of our Company and the industry we operate in;
●	the volume of trading in our stock;
●	changes in accounting standards, policies, guidance, interpretations, or principles;
●	sales, or anticipated sales, of large blocks of our stock;
●	additions or departures of key management personnel, creative, or other talent;
●	regulatory or political developments, including changes in laws or regulations that are applicable to our business;
●	litigation and governmental investigations;
●	sales or distributions of our common stock by significant shareholders or other insiders;
●	natural disasters and other calamities; and
●	macroeconomic conditions.

Furthermore, the stock market has experienced extreme volatility that in some cases has been unrelated or disproportionate to the operating performance of particular companies. These and other factors may cause the market price and demand for our securities to fluctuate substantially, which may limit or prevent investors from readily selling their securities and it may otherwise negatively affect the liquidity of our securities. In addition, in the past, when the market price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the company that issued the stock. If any of our stockholders were to bring a lawsuit against us, we could incur substantial costs defending the lawsuit. Such a lawsuit could also divert the time and attention of our management from our business.

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If you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution.

If you purchase shares of common stock in this offering, you will incur immediate and substantial dilution in the book value of your securities, because the price that you pay will be substantially greater than the pro forma as adjusted net tangible book value (deficit) per share of the common stock that you acquire. The pro forma as adjusted net tangible book value per share, calculated as of March 31, 2024 and after giving effect to the offering at an estimated public offering price of $        , is $        , resulting in dilution of your shares of $     per share of common stock.

You will experience additional dilution upon the exercise of options and warrants to purchase our common stock, including those options currently outstanding and possibly those granted in the future, and the issuance of restricted stock or other equity awards under our stock incentive plans. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial additional dilution. See “Dilution.”

We will have broad discretion in using the proceeds of this offering, and we may not effectively spend the proceeds.

We intend to use the net proceeds of this offering for working capital and general corporate purposes, including operating expenses and capital expenditures. We will have significant flexibility and broad discretion in applying the net proceeds of this offering, and we may not apply these proceeds effectively. Our management might not be able to yield a significant return, if any, on any investment of these net proceeds, and you will not have the opportunity to influence our decisions on how to use our net proceeds from this offering.

We are an “emerging growth company” and have elected to comply with certain reduced reporting requirements applicable to emerging growth companies, which could make our securities less attractive to investors.

As an “emerging growth company,” we plan to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of Sarbanes-Oxley, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our securities less attractive because we chose to rely on these exemptions. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. We choose to avail ourselves of this extended transition period and defer adoption of certain changes in accounting standards.

As described in Section 101 of the JOBS Act, the “emerging growth company” classification can be retained for up to five years following this offering or until the earlier occurrence of the following:

1.	the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we deemed to be a large, accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeded $700 million as of the prior June 30th; or

2.	the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

If some investors find our securities less attractive as a result of any choices to reduce future disclosure, there may be a less active market for our securities and our stock price may be more volatile.

As a smaller reporting public company, we will incur increased costs and our management will be required to devote substantial time to compliance initiatives.

As a smaller reporting public company, and particularly after we are no longer an emerging growth company, we will incur significant legal, accounting and other expenses. In addition, the Sarbanes-Oxley Act and rules subsequently implemented by the SEC and Nasdaq have imposed various requirements on public companies, including establishment and maintenance of effective disclosure and financial controls and corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time consuming and costly. For example, we expect that these rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance.

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Pursuant to Section 404, we will be required to furnish a report by our management on our internal control over financial reporting, including an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. However, while we remain an emerging growth company, we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. To achieve compliance with Section 404 within the prescribed period, we will be engaged in a process to document and evaluate our internal control over financial reporting, which is both costly and challenging. In this regard, we will need to continue to dedicate internal resources, potentially engage outside consultants and adopt a detailed work plan to assess and document the adequacy of internal control over financial reporting, continue steps to improve control processes as appropriate, validate through testing that controls are functioning as documented and implement a continuous reporting and improvement process for internal control over financial reporting. Despite our efforts, there is a risk that neither we nor our independent registered public accounting firm will be able to conclude within the prescribed timeframe that our internal control over financial reporting is effective as required by Section 404. This could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements.

Our failure to meet the continued listing requirements of Nasdaq could result in a de-listing of our securities.

On April 11, 2024, we received a letter from Nasdaq stating that we were not in compliance with the Rule because the stockholders’ equity of the Company of $2,210,476 as of December 31, 2023 was below the minimum requirement of $2,500,000. Pursuant to Nasdaq’s Listing Rules, on May 28, 2024, we submitted to Nasdaq a plan to regain compliance with the Rule, which was accepted by Nasdaq on June 7, 2024, and provides us with an extension of 180 calendar days from April 11, 2024 to regain compliance with the Rule. We believe that with the completion of this offering, we will regain compliance with the Rule. No assurance can be given that this offering will be completed. In the event we fail to regain compliance within the extension period, Nasdaq will seek to delist our securities. We also do not have an audit committee financial expert serving on our Audit Committee as required by Nasdaq’s Listing Rules, although we intend to remedy this in the near future. We believe that with the completion of this offering, we will regain compliance with the Rule. However, if we again fail to satisfy Nasdaq’s continued listing requirements, such as the minimum stockholders’ equity or closing bid price requirement, Nasdaq may take steps to de-list our securities. Such a de-listing would likely have a negative effect on the price of our securities and would impair your ability to sell or purchase our securities when you wish to do so. In the event of a de-listing, we would take actions to restore our compliance with Nasdaq’s listing requirements, but we can provide no assurance that any such action taken by us would allow our securities to become listed again, stabilize the market price or improve the liquidity of our securities, or prevent future non-compliance with Nasdaq’s listing requirements.

Substantial future sales of shares of our common stock in the public market could cause our stock price to fall.

Except for shares of our common stock held by our affiliates, all of our outstanding shares of common are currently freely trading or eligible for resale without restriction under Rule 144. In addition, the lock-up agreements with our officers and directors will expire six months after the date of this prospectus. Upon the expiration of those lock-up agreements, the outstanding shares of common stock covered by them become eligible for resale in the open market (subject to Rule 144 volume limitations applicable to executive officers, directors and 10% or more stockholders), resulting in more shares eligible for sale and potentially causing selling in the market to increase and our stock price to decline. Additional sales of a substantial number of our shares of our common stock in the public market, or the perception that sales could occur, could have a material adverse effect on the price of our common stock.

We do not anticipate paying dividends on our common stock in the foreseeable future, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.

We do not anticipate paying any dividends in the foreseeable future on our common stock. We intend to retain all future earnings for the operation and expansion of our business and the repayment of outstanding debt. Our credit documents contain, and any future indebtedness likely will contain, restrictive covenants that impose significant operating and financial restrictions on us, including restrictions on our ability to pay dividends and make other restricted payments. As a result, capital appreciation, if any, of our common stock may be your major, if not exclusive, source of gain for the foreseeable future. While we may change this policy at some point in the future, we cannot assure you that we will make such a change.

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If our shares of common stock become subject to the penny stock rules, it would become more difficult to trade those shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not retain a listing on Nasdaq or another national securities exchange and if the price of our common stock is less than $5.00, those securities could be deemed penny stocks. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our securities, and therefore stockholders may have difficulty selling their shares.

Risks Related to Our Capital Structure

Our indebtedness could adversely affect our ability to raise additional capital to fund operations, limit our ability to react to changes in the economy or our industry and prevent us from meeting our financial obligations and our creditors have broad remedies in the event of default.

As of March 31, 2024, December 31, 2023 and 2022, we had total liabilities of $997,069, $914,622 and $8,404,033, respectively. Certain portions of this indebtedness are secured by a security interest in substantially all of our assets, and our security agreements include broad remedies in favor of the lenders, including the right to foreclose on pledged assets in connection with an event of default.

In addition, although our outstanding Senior Notes in the aggregate principal amount of $1,675,000 are payable in full upon the closing of an equity financing in which we receive gross proceeds of at least $1,500,000, we do not intend to repay the Senior Notes with the proceeds of this offering, and expect to obtain written waivers from the holders of the Senior Notes allowing us to defer the repayment of the Senior Notes. However, no assurance can be made that we will be successful in that regard.

If we cannot generate sufficient cash flow from operations to service our debt, we may need to further refinance our debt, dispose of assets, or issue equity to obtain necessary funds. We do not know whether we will be able to do any of this on a timely basis or on terms satisfactory to us, or at all. Our substantial indebtedness could have important consequences, including:

●	our ability to obtain additional debt or equity financing for working capital, capital expenditures, debt service requirements, acquisitions, and general corporate or other purposes may be limited;
●	a portion of our cash flows from operations will be dedicated to the payment of principal and interest on the indebtedness and will not be available for other purposes, including operations, capital expenditures and future business opportunities; and
●	we may be vulnerable in a downturn in general economic conditions or in business or may be unable to carry on capital spending that is important to our growth.

Our Articles of Incorporation provide that the Nevada Eighth Judicial District Court of Clark County, Nevada shall be the exclusive forum for certain litigation that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Our Articles of Incorporation provide that, subject to limited exceptions, the Nevada Eighth Judicial District Court of Clark County, Nevada shall be, to the fullest extent permitted by law, the sole and exclusive forum for (i) any derivative action or proceeding brought in the name or right of the Corporation or on its behalf, (ii) any action asserting a claim for breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of Nevada Revised Statutes (“NRS”) Chapters 78 or 92A, our Articles of Incorporation or our Bylaws, (iv) any action to interpret, apply, enforce or determine the validity of our Articles of Incorporation or Bylaws, or (v) any action asserting a claim governed by the internal affairs doctrine.

Notwithstanding these provisions of our Articles of Incorporation, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder, and Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder, and notwithstanding the provisions of our Articles of Incorporation, compliance with the federal securities laws and the rules and regulations thereunder may not be waived by our investors. Accordingly, the exclusive forum provision of our Articles of Incorporation would not apply to suits brought to enforce any liability or duty created by the Securities Act, the Exchange Act the rules and regulations thereunder or any other claim for which the federal courts have exclusive or concurrent jurisdiction, which may cause us to incur additional costs associated with resolving such actions in other jurisdictions.

These choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for certain disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits against us and our directors, officers, employees and agents. Stockholders who do bring a claim in the Nevada Eighth Judicial District Court of Clark County, Nevada could face additional litigation costs in pursuing any such claim, particularly if they do not reside in or near the State of Nevada. The Nevada Eighth Judicial District Court of Clark County Nevada may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments or results may be more favorable to us than to our stockholders. Alternatively, if a court were to find the choice of forum provision contained in our Articles of Incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our business and financial condition.

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USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $                     (or approximately $                if the underwriters’ over-allotment option is exercised in full) from the sale of the shares of common stock offered by us in this offering, and after deducting the estimated underwriting discounts and commissions, non-accountable expense allowance and estimated offering expenses payable by us, and assuming no exercise of any Representative’s Warrants.

We intend to use the net proceeds from this offering for working capital and general corporate purposes, including operating expenses and capital expenditures. Accordingly, we will have broad discretion in using these proceeds. Pending the use of proceeds from this offering as described above, we may invest the net proceeds that we receive in this offering in short-term, investment grade, interest-bearing instruments. You will not have an opportunity to evaluate the economic, financial or other information on which we base our decisions regarding the use of these proceeds.

Our Senior Notes in the aggregate principal amount of $1,675,000 were issued during January, April and May 2024, bear interest at a rate of 15% per annum, and are due and payable on the earlier of December 31, 2024, and the closing of a Qualified Subsequent Financing or Change of Control, as such terms are defined under the Senior Notes. Although this offering will constitute a Qualified Subsequent Financing as defined in the Senior Notes, we do not intend to repay the Senior Notes with the proceeds of this offering, and expect to obtain written waivers from the holders of the Senior Notes allowing us to defer the repayment of the Senior Notes. However, no assurance can be made that we will be successful in that regard.

The use of the proceeds represents our management’s estimates based upon current business and economic conditions. We reserve the right to use the net proceeds we receive in the offering in any manner we consider to be appropriate. Although the Company does not contemplate changes in the proposed use of proceeds, to the extent we find that adjustment is required for other uses by reason of existing business conditions, the use of proceeds may be adjusted. The actual use of the proceeds of this offering could differ materially from those outlined above as a result of several factors including those set forth under “Risk Factors” and elsewhere in this prospectus.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, current and anticipated capital requirements, business prospects and other factors our board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

Our ability to pay cash dividends on our common stock in the future may also be limited by the terms of any preferred securities we may issue or agreements governing any additional indebtedness we may incur.

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CAPITALIZATION

The following table sets forth our cash and capitalization, as of March 31, 2024 on:

●	an actual basis;

●	a pro forma basis to give effect to the issuance of our Senior Notes and Warrants in April and May 2024; and

●	a pro forma as adjusted basis to give effect to the sale of 1,750,000 shares of common stock in this offering at the assumed public offering price of $ per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, and assuming no exercise of the over-allotment option or the Representative’s Warrants.

The following table should be read in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included in this prospectus.

	As of March 31, 2024
	Actual (unaudited)	Pro Forma	Pro Forma As Adjusted
Cash	$251,700	$1,326,700
Total indebtedness(1)	$385,305	$1,460,305
Stockholders’ equity:
Preferred stock, $0.001 par value per share; 8,000,000 shares authorized; no shares issued or outstanding, actual; no shares issued or outstanding, pro forma; and no shares issued or outstanding, pro forma as adjusted	-	-
Common stock; $0.001 par value per share; 80,000,000 shares authorized; 4,121,346 shares issued and outstanding, actual and pro forma, 6,009,671 shares issued and outstanding, pro forma as adjusted	4,121	4,121
Additional paid-in capital	15,515,716	15,515,716
Subscriptions payable, 22,500 shares	36,019	36,019
Accumulated (deficit)	(13,861,508)	(13,861,508)
Total stockholders’ equity	1,694,348	1,694,348
Total capitalization	$2,079,653	$3,154,653

(1)	Total indebtedness consists of notes payable, related parties; and notes payable; including indebtedness under our Senior Notes.

Each $0.50 increase (decrease) in the assumed public offering price of $      per share would increase (decrease) each of additional paid-in capital, total stockholders’ (deficit) equity and total capitalization on an as adjusted basis by approximately $1,150,000, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The number of shares of common stock outstanding as of March 31, 2024 set forth in the table above excludes:

●	563,470 shares of our common issuable upon exercise of outstanding stock options having a weighted average exercise price of $2.39 per share;
●	155,182 shares of our common stock reserved for future issuance under our 2022 Equity Incentive Plan;
●	577,251 shares of our common issuable upon exercise of outstanding warrants having a weighted average exercise price of $5.99 per share; and
●	100,625 shares of our common stock issuable upon exercise of the Representative’s Warrants.

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DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share of our common stock and the pro forma as adjusted net tangible book value per share of our common stock immediately after this offering. We calculate pro forma net tangible book value per share by dividing our pro forma net tangible book value, which is total tangible assets less our total liabilities, by the number of our outstanding shares of common stock.

Our net tangible book value (deficit) as of March 31, 2024, was $                     , or $         per share of our common stock. Our net tangible book value (deficit) is the amount of our total tangible assets less our total liabilities, after giving effect to the issuance of our Senior Notes and Warrants in April and May 2024.

After giving effect to our sale of shares in this offering at an assumed public offering price of $         per share, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us for net proceeds of $         , our pro forma as adjusted net tangible book value (deficit) as of March 31, 2024 would have been approximately $           , or approximately $      per share. This represents an immediate increase in pro forma net tangible book value (deficit) per share of $    to our existing stockholders and an immediate dilution in pro forma net tangible book value (deficit) per share of approximately $   to new investors purchasing common stock in this offering. Dilution per share to new investors purchasing securities in this offering is determined by subtracting pro forma as adjusted net tangible (deficit) book value per share after this offering from the assumed public offering price per share paid by new investors.

The following table illustrates this dilution on a per share basis:

Assumed public offering price per share of common stock	$
Pro forma net tangible book value (deficit) per share March 31, 2024
Increase in pro forma net tangible book value (deficit) per share attributable to new investors purchasing shares in this offering
Pro forma as adjusted net tangible book value (deficit) per share after this offering
Dilution per share to new investors purchasing shares in this offering	$

Each $0.50 increase (decrease) in the public offering price of $      per share would increase (decrease) the pro forma as adjusted net tangible book value (deficit) per share by $     , and the dilution per share to new investors in this offering by $     , assuming the number of shares of common stock offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The foregoing discussion and table do not take into account further dilution to new investors that could occur upon the exercise of outstanding warrants having a per share exercise or conversion price less than the per share offering price to the public in this offering.

The above discussion and table is based on 4,121,346 shares of common stock outstanding on March 31, 2024, and excludes the following:

●	563,470 shares of our common issuable upon exercise of outstanding stock options having a weighted average exercise price of $2.39 per share;
●	155,182 shares of our common stock reserved for future issuance under our 2022 Equity Incentive Plan;
●	577,251 shares of our common issuable upon exercise of outstanding warrants having a weighted average exercise price of $5.99 per share; and
●	100,625 shares of our common stock issuable upon exercise of the Representative’s Warrants.

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OUR BUSINESS

Overview

BranchOut Food Inc. (the “Company,” “BranchOut,” “we,” “our,” or “us”) was originally incorporated as AvoChips Inc., an Oregon corporation, on February 21, 2017. On November 2, 2017, AvoChips Inc. converted into Avochips, LLC, an Oregon limited liability company and on November 19, 2021, Avochips, LLC converted into a Nevada corporation named BranchOut Food Inc.

We are engaged in the development, marketing, sale, and distribution of plant-based, dehydrated fruit and vegetable snacks and powders. Our products have historically been manufactured for us by two contract manufacturers, one based in the Republic of Chile, and the other in the Republic of Peru. The manufacturing facility in Peru houses our new large-scale continuous through-put dehydration machine that completed its first production run in the first quarter of 2023, and which substantially increased our production capacity. Our dehydrated fruit and vegetable products are produced using a new proprietary dehydration technology licensed by us from a third party. Our customers are primarily located throughout the United States.

Using our licensed technology platform, we believe our lines of both branded and private-labeled food products positively address current consumer trends. In our experience, conventional dehydration methods, such as freeze-drying and air drying, tend to degrade most fruit and vegetables through oxidation, browning/color degradation, nutritional content reduction and/or flavor loss. As a result, certain highly sensitive fruits, such as avocados and bananas, have not previously been successfully offered as a dehydrated base for consumer products. We believe that our licensed technology platform and process is the only way to produce quality avocado and banana-based snack and powdered products. Additionally, we believe our licensed technology platform produces superior products when using other fruits and vegetables when compared to conventional drying and dehydration technologies. We license technology, consisting of a portfolio of patents, and purchased production machines, from EnWave, and we have been granted the exclusive rights to use the licensed technology platform as applied to avocados. In addition, BranchOut has the nonexclusive rights to use the licensed technology platform for other products.

We entered into a private labeling contract with one of the world’s largest retailers in late 2022 to supply the retailer with two products for placement in half of their domestic stores. In late 2023, the same retailer agreed to carry two additional products of ours in certain of their stores. In April 2024, we received a commitment from this retailer to carry another product of ours in their stores. Based on this most recent commitment, we anticipate that our products will be carried in a total of 1,400 of this retailer’s stores in September 2024, which will increase the total annualized revenues that we may generate from this retailer to $8 million.

In June 2023, we completed our initial public offering (“IPO”) in which we issued 1,190,000 shares of common stock at a price of $6.00 per share. We received net proceeds of $6,226,000 in the IPO after deducting underwriters’ discounts and commissions and before consideration of other issuance costs. In connection with the IPO, a total of $6,029,204 of convertible debt, consisting of $5,526,691 of principal and $502,513 of interest, was converted into 1,572,171 shares of common stock.

During the fourth quarter of 2023, our contract manufacturer located in Peru became involved in a legal dispute with a third party creditor, which resulted in that manufacturer suspending operations. As a result of this dispute, we were not able to utilize our dehydration machine that was previously operated by this manufacturer, and were required to shift fulfillment of orders to alternative manufacturing sources. On May 10, 2024 we entered into a ten-year lease for a 50,000 square-foot food processing plant located in Peru. We expect to relocate our dehydration machine to the Peru Facility along with a new large scale machine we recently ordered from EnWave, and resume our Peruvian manufacturing operations there in the third quarter of 2024. The lease of the Peru Facility requires us to make monthly lease payments of $8,000 in the first two years of the lease, $20,000 in the third year of the lease, $22,000 in the fourth year of the lease, $24,000 in the fourth year of the lease, and $25,000 thereafter. The lease also has a 10-year renewal option, and a buy-out option under which we may purchase the Peru Facility for $1,865,456.

In connection with our lease of the Peru Facility, we purchased a first position mortgage receivable in the amount of $1,267,000, which is secured by the Peru Facility and is owed by the landlord of the Peru Facility, for a purchase price of $1,267,000, of which $275,000 was paid by us on May 10, 2024. The remaining $992,000 will be due and payable by us on August 10, 2024.

Our Products

Over time, we plan to grow revenues strategically by penetrating the multi-billion dollar grocery market opportunity presented by our current product lines, as well as expanding our platform to include additional products that meet our strict plant-based ingredient criteria. Our current primary branded products are:

●	BranchOut Snacks: dehydrated fruit and vegetable-based snacks, including Avocado Chips, Chewy Banana Bites, Pineapple Chips, Brussels Sprout Crisps and Bell Pepper Crisps.
●	BranchOut Powders: Avocado Powder, Banana Powder and Blueberry Powder.
●	BranchOut Industrial Ingredients: Bulk Avocado Powder, dried avocado pieces and other fruit powders/pieces.

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We are currently developing additional products, including chocolate covered fruit items and private label products for large retailers.

BranchOut Snacks

Our Avocado Chips are real avocado slices, dehydrated using our licensed technology and process to create crispy, crunchy avocado slices while maintaining their vibrant green color, rich creamy avocado flavor, and superfood nutritional content. We offer these in three flavors, “Sea Salt with a Hint of Lime”, “Chili Lime” and “Sriracha” seasoned topically on the avocado slices.

In addition to the avocado snack line, we offer a “Chewy Banana Bite”. Each “Banana Bite” is an actual banana slice, providing a unique marshmallow-like, chewy texture. Previous market offerings in the banana snack space include fried plantain chips and dark brown air-dried banana snacks. We believe that our “Chewy Banana Bite” product is superior due to its fresh-looking, natural yellow color, single ingredient base and fresh banana flavor. We offer the banana bites in three flavors, “Original”, “Chocolate Dipped” and “Cinnamon Churro”. According to widely accepted market data, fresh bananas have historically shown to be the most consumed fruit in America and the highest selling item in grocery stores; however, we do not believe that any banana snack has been offered prior to our “Chewy Banana Bite” product that is of similar quality.

Our “Pineapple Chip” product is made up of 100% dried pineapple slices. Utilizing the same technology as the Avocado Chips and Chewy Banana Bite products, the Pineapple Chips are made from real pineapple slices and offer a fresh pineapple flavor.

In addition, in 2023, we added two vegetable-based snacks, Brussels Sprout Crisps and Bell Pepper Crisps to our BranchOut branded product line.

BranchOut Powders

In addition to snack products, we have developed mixable powder products that can be utilized in many different functions. The current powder offerings include, Avocado Powder, Banana Powder and Blueberry Powder, and each are 100% plant-based. We believe that our Avocado Powder is the first and only quality avocado powder on the market. Fresh avocados are one of the shortest shelf-life items consumers can buy and tend to be expensive. Rather than waiting for fresh avocados to ripen and worrying about spoilage, consumers can simply use our avocado powder. All of our powders have a 12-month shelf life and maintain the natural color, flavor, and nutritional content. Currently, consumers are mainly using our powders as additions to homemade smoothies because of their convenience, high flavor and nutritional values. Secondarily, consumers are using our powders for a wide variety of applications, including as ingredients in baked goods, recipes, cocktails, skin care applications and others.

BranchOut Industrial Ingredients

While BranchOut is primarily focused on our snack items, many industrial ingredients opportunities have presented themselves as we have begun marketing the brand. These opportunities include offering bulk avocado powder to ingredient suppliers, inclusion in other food products, pet foods, skin care applications, and many others. To date, we have sold our bulk Avocado Powder to several food product manufacturers. While we are currently limiting our supply of these products to preserve our limited production capacity for our branded items, we believe that significant opportunities will be available as we grow our business.

Products in Development

We are currently working on several new items at the request of a major national retailer for their private label brand. In addition, we have been in discussions with the U.S. Army about the possibility of including certain of our products in their Meals Ready-to-Eat for their personnel. The U.S. Army has asked us to develop snack concepts for sensory and shelf-life testing, which is currently in progress. Separately, we have been developing a line of salad toppers with one of the largest salad dressing producers in the U.S.

Industry

We operate in what the U.S. Census Bureau estimated to be a $858 billion grocery market in 2023, which is the second largest retail market after the automobile industry. BranchOut is specifically focused on the fastest growing sub-segment of the grocery market: Natural, Organic and Functional Food and Beverages. According to the Nutrition Business Journal, in 2022, Natural, Organic and Functional Food and Beverages sales in the U.S. were approximately $199 billion and grew 6.6% from the prior year.

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We believe that consumer preferences within the evolving food and beverage industry are shifting away from processed and sugar-laden food and beverage products, as well as those containing significant amounts of highly processed and artificial ingredients. We believe that there is also increasing recognition of the environmental impact of animal-based products. This has led to significant growth in plant-based foods and beverages. According to the Plant-Based Foods Association, total U.S. Plant-based Category, defined as products made primarily from plant sources, excluding animal-derived ingredients, in 2023 was estimated at $8 billion and is expected to grow at a compounding annual growth rate (“CAGR”) of 12.2% from 2023 to 2033. Among plant-based food categories, plant-based snacks are a rapidly emerging category but, in our opinion, lack product offerings similar to the BranchOut Snacks line. A report published by Persistence Market Research opines that the global plant-based snacks market is poised to grow by a notable CAGR of 8.7% by the end of 2028. North America contributes massively to the growing size of the plant-based snacks market, on account of the rapid adoption of the flexitarian, vegetarian, and vegan diet. The North American plant-based snacks market is projected to produce a healthy CAGR of over 7% and exceed a market value of over US$23.2 billion through 2028.

BranchOut’s long-term goal is to build a scalable and widely recognized brand and private label solutions that focus on natural ingredients, nutritional density and functionality in the plant-based snack and nutritional powder space. We believe an authentic and trusted brand is the strongest barrier to entry and a sustainable source of differentiation in the consumer-packaged goods (“CPG”) industry. We also believe a strong brand is a valuable platform that can be leveraged to expand beyond our current markets to achieve relevance across multiple grocery aisles, online and a wide array of other points of distribution. While the barriers to entry for launching a food product in the CPG industry have fallen in recent years as a result of unlimited shelf space on the internet and targeted online marketing, we believe that the barriers to building an internationally recognized and trusted brand relevant to today’s consumer remain high.

Our Growth Strategy

Consumers are increasingly incorporating natural alternatives into their diets but there are limited options. BranchOut is seeking to build a high level of brand recognition, as well as develop a trust and understanding with consumers that, regardless of category, any product labeled BranchOut will taste great and maintain a high-quality ingredient set. In addition, we aim to leverage our capabilities by offering major retailers private label products. These two approaches make up the heart of our platform strategy. Our primary growth strategies are as follows:

Open-Ended and Long Duration Growth Opportunity in the Enormous Grocery Market

The U.S. grocery market is one of the largest retail end-markets in the world. BranchOut’s strategy is to maximize penetration of this opportunity through a variety of avenues, including growing brand trust and recognition, significantly expanding our grocery distribution footprint to multiples of our current level of customer retail locations, driving shelf velocity through an acceleration of online and offline advertising and introducing new products to expand our store footprint.

Exposure to Plant-Based, Functional and Natural Foods Portions of the Grocery Market

Within the grocery category, there is an ongoing secular shift from highly processed legacy brands that demonstrate little nutritional benefit to natural, nutrient-dense, functional and plant-based alternatives. We expect that the shift in consumer tastes driving the growth of natural and plant-based alternatives will continue for the foreseeable future as consumers become better educated on nutrition and focus on health and wellness. There is also clear evidence that an increasing number of natural and plant-based products in stores are moving beyond the natural and specialty segments and into conventional grocery stores. The continuation of these trends should benefit BranchOut as we seek to penetrate the very large overall grocery market.

Continued Expansion of Distribution Footprint

Currently, our products are marketed and sold through a diverse set of physical retail channels, including grocery chains, club stores, specialty and natural food outlets, and on our website at www.branchoutfood.com. Maximizing potential distribution would be a key growth driver for BranchOut and our goal is to expand distribution so that our products are available wherever our customers choose to shop, whether it be a retail store, food service environment or directly online. While expanding distribution, we plan to simultaneously increase our brand awareness through an extensive program of online and offline marketing initiatives to accelerate the sell-through velocity of our products once they reach the shelves of our wholesale partners.

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Maximize Market Penetration of Existing Product Lines

We believe that our existing snacks and nutritional powders represent a multi-billion-dollar opportunity. We believe simply penetrating these core markets with our differentiated product lines will provide BranchOut with a large and long-duration growth opportunity. In the near-term, BranchOut plans to focus on growing its share within these categories. We plan to drive growth and brand recognition of both our snacks and nutritional powders through distribution expansion and increased marketing and advertising. We plan to also attempt to leverage our new and existing wholesale relationships to gain additional shelf space for our full suite of existing products.

Expected Increases in Gross Margins, Fixed-Cost Leverage and a Capital Efficient Sales and Marketing Strategy Should Allow Earnings to Grow Faster than Sales, Providing a Path to Profitability

While generating topline growth is of primary importance to BranchOut, we are also highly focused on growing earnings faster than net sales and achieving profitability. Our new large-scale continuous throughput dehydration machine was commissioned in September 2022 and we completed the first production run in the first quarter of 2023. Further margin improvement is anticipated as we put additional large scale dehydration machines into service.

New Product Development

We intend to grow by launching new products over time. In the first and second quarters of 2020, we launched three flavors of Avocado Chips, three flavors of our Chewy Banana Bites and our Pineapple Chips. In the first quarter of 2022, we launched Banana Powder and Blueberry Powder to complement our Avocado Powder which was already on the market. In 2023, we launched a line of vegetable-based snacks including Brussels Sprout Crisps, and Bell Pepper Crisps, and in March 2024 we introduced our Salad Toppers and Kids Snack Pack line aimed at kids’ school lunches. We are also developing Broccoli Bites, Asparagus Sticks, Mango Chips, Mandarin Crisps and others. In addition, we are developing several new items at the request of a national retailer which are planned to be sold under their brand.

These new products have been, and we expect that our future products will be, developed primarily through internal research and development. Using our unique licensed technology and South American supply chain, we believe that BranchOut is in a position to create a wide variety of innovative new products. We intend to continue to create innovative products that conform to our brand ethos of uniqueness, great taste, high-quality ingredients, nutritional density, and functionality.

Regulation

Our operations involve food products and are subject to the oversight of, among others, the Food and Drug Administration (the “FDA”) and state, local and foreign counterparts, and United States Department of Agriculture (the “USDA”). The FDA, pursuant to the FDCA, as amended by the Food Safety Modernization Act (“FSMA”), enforces statutory standards regarding the growing, harvesting, manufacturing, processing, packaging, holding, distributing, importing, exporting, labeling and safety of food products, establishes requirements for or limitations on ingredients or substances in foods and establishes standards of identity for certain foods. Similar functions are performed by state, local and foreign governmental entities with respect to food products produced or distributed in their respective jurisdictions. FSMA, which is a major reform of U.S. food safety laws, aims to ensure the U.S. food supply is safe by focusing on preventing contamination. We have been working to comply with the new requirements of FSMA as the FDA has begun implementing and enforcing these provisions, and we will aim to ensure continued compliance as new regulations are promulgated and additional requirements go into effect. The USDA regulates imports and exports of agricultural and food products into and from the United States. The USDA also oversees the National Organic Program, which provides the national standards for labeling products as USDA organic, and regulates the introduction of certain genetically engineered organisms.

Competition

The food retail industry is very competitive. We compete with a number of Natural, Organic and Functional Food and Beverage producers, including Bare Snacks, which is a brand owned by PepsiCo, Rind Snacks, Inc., and Mariani Packing Co., Inc. In addition, our online business competes with food retail stores, supermarkets, warehouse clubs and other mass and general retail and online merchandisers. We face significant competition from these producers and retailers. Any changes in their merchandising and operational strategies could negatively affect our sales and profitability. In particular, if Natural, Organic and Functional Food and Beverage competitors seek to gain or retain market share by reducing prices, we would likely be forced to reduce our prices on similar product offerings in order to remain competitive, which may result in a decrease in our market share, net sales and profitability and may require a change in our operating strategies.

We have been able to compete successfully by differentiating ourselves from our competitors by providing an expanding selection of products, competitive pricing, convenience and customer service. If changes in consumer preferences decrease the competitive advantage attributable to these factors, or if we fail to otherwise positively differentiate our product offering or customer experience from our competitors, our business, financial condition, and results of operations could be materially and adversely affected.

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Many of our competitors have longer operating histories, greater brand recognition, larger fulfillment infrastructures, greater technical capabilities, significantly greater financial, marketing, and other resources and larger customer bases than we do. These factors may allow our competitors to derive greater net sales and profits from their existing customer bases, acquire customers at lower costs or respond more quickly than we can to new or emerging technologies and changes in consumer preferences or habits. These competitors may engage in more extensive research and development efforts, undertake more far-reaching marketing campaigns, and adopt more aggressive pricing policies (including but not limited to predatory pricing policies and the provision of substantial discounts), which may allow them to build larger customer bases or generate net sales from those customer bases more effectively than we are able to execute upon. There can be no assurance that we will be able to successfully compete against these competitors.

EnWave Contract

We have entered into an exclusive License Agreement with EnWave, pursuant to which EnWave has granted to us the following rights and licenses:

●	The exclusive right and license to use the EnWave technology to manufacture our avocado products in North America, Central America, and South America (excluding our contract manufacturer in Chile), provided we meet certain purchasing conditions. To the extent we do not meet such conditions, EnWave may convert the exclusive rights and license granted to us to non-exclusive rights and licenses. This would allow for another company to compete with us using the same technology we use for our avocado products in North America, Central America and South America.

●	Exclusive and nonexclusive rights and licenses to use the EnWave technology to manufacture certain other products in Peru.

●	The nonexclusive right and license to market our products that are made using the EnWave technology worldwide.

The License Agreement permits EnWave to grant additional exclusive or nonexclusive licenses to third parties (i) in North America, Central America, and South America for the third party’s use in manufacturing any products other than the specified avocado products and for any products if the license is converted to a non-exclusive license, or (ii) in Mexico for any purpose including use in manufacturing non-exclusive products, or (iii) outside of North America, Central America, and South America for any purpose.

As a condition for the exclusive rights and licenses, we are obligated to purchase additional EnWave Equipment over the next three years. EnWave will maintain a security interest in such EnWave Equipment until paid off in full. Even after the EnWave equipment is paid for in full, we have agreed to pledge and grant to EnWave a lien on and a continuing security in the EnWave Equipment as collateral security for all amounts due to EnWave under the License Agreement, including Earned Royalties (defined below). We are not permitted to sell, transfer, assign, mortgage, make available for use or encumber the EnWave equipment to or for the benefit of a third party without the prior written consent of EnWave. We are not permitted to move the EnWave Equipment outside the agreed upon manufacturing location without the written consent of EnWave.

For the rights and licenses granted to us under the License Agreement, we are obligated to pay to EnWave a royalty on the revenue generated from products made on the EnWave Equipment. In addition to this royalty, we are obligated to pay a royalty on the consideration we receive from third parties from drying or processing products on behalf of third parties. All royalties paid must be paid in U.S. dollars without any reduction or deduction of any nature or kind, and such royalties will not be reduced by product recalls. In addition, to maintain the exclusive rights granted under the License Agreement, we must pay to EnWave certain annual royalties, which annual royalties will be reduced by the amount of any Earned Royalties paid to EnWave during such year. There have been no royalty payments to date, and any future minimum royalty payments or equipment purchases under this License Agreement are an unrecognized commitment as they relate to retaining exclusivity of the avocado products going forward and the Company can elect not to pay. We are required to pay EnWave minimum annual royalties in the amount of $250,000 beginning in 2025 in order to retain exclusivity. All royalties paid to EnWave are recognized as royalty expenses as the products are sold.

Under the License Agreement, we have agreed to assign and transfer to EnWave all rights, title, and interest we may have in any improvements we make to the EnWave technology, and to waive all moral rights to all copyrights subsisting in any improvements we make to the EnWave technology. In addition, EnWave may, in its sole discretion, apply for patents for all improvements we make to the EnWave equipment or technology.

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We have agreed, under the License Agreement, that EnWave shall not be liable to us or any other person for any injury, loss, or damage sustain by or asserted against arising out of or in connection with the manufacture, use, offer for sale, sale, or import of a product, the EnWave technology, or the practice or use of any patents covering the EnWave technology. EnWave shall remain liable for such losses or damage that is definitively concluded by a court of competent jurisdiction to have been solely the result of gross negligence or willful misconduct in the design and manufacture of the EnWave equipment. We have agreed that EnWave shall not be liable for any losses or damages that arise from the use of or any errors or omission in any know-how, technical information, techniques, product developments support, training, or practices disclosed or provided by EnWave, or any advertising or other promotional activities concerning any of the foregoing.

To the fullest extent permitted by law, EnWave shall not be liable to us or any third party for any injury to or loss of goodwill, reputation, business, production, revenues, profits, anticipated profits, contracts or opportunities or for any consequential, incidental, indirect, exemplary, special, punitive, or enhanced damages whether arising out of breach of contract, tort, strict liability or other. EnWave has agreed to reasonably bring, prosecute, or defend actions or suits against third parties for infringement of the patents. We have agreed to indemnify and hold harmless EnWave against all claims arising from our negligence or misuse of the EnWave technology or products. We have agreed to cap EnWave’s potential liability under the License Agreement at the amount of Earned Royalties paid to EnWave in the previous calendar year. We cannot undertake any transaction that would result in a change of control without the prior written consent of EnWave.

Corporate Information

Our principal executive office is located at 205 SE Davis Ave, Suite C Bend Oregon 97702. Our main phone number is (844) 263-6637. Our website is www.branchoutfood.com. Our fiscal year ends on December 31. We have included our website address in this prospectus as an inactive textual reference only. Information contained on, or that can be accessed through, our website is not part of this prospectus. You should not rely on any information contained or included on our website in making your decision whether to purchase our common stock.

Facilities

Our corporate headquarters address is at 205 SE Davis Avenue, Suite C, Bend, Oregon. We do not maintain offices at the address and do not own or lease office or other space. Each of our employees works remotely and we pay for meeting and office space on an as needed basis with no long-term commitment.

On May 10, 2024. we entered into a ten-year lease for a 50,000 square-foot food processing plant located in Peru. We expect to relocate our dehydration machine to the Peru Facility along with a new large scale machine we recently ordered from EnWave, and resume our Peruvian manufacturing operations there in the third quarter of 2024. The lease of the Peru Facility requires us to make monthly lease payments of $8,000 in the first two years of the lease, $20,000 in the third year of the lease, $22,000 in the fourth year of the lease, $24,000 in the fourth year of the lease, and $25,000 thereafter. The lease also has a 10-year renewal option, and a buy-out option under which we may purchase the Peru Facility for $1,865,456.

Employees

As of March 31, 2024, we had five full-time employees and one part-time employee. Our employees are not represented by labor unions. We consider our relationship with our employees to be positive.

Legal Proceedings

From time to time, we may be involved in various disputes and litigation matters that arise in the ordinary course of business. We are not currently engaged in any material legal proceedings.

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Management’s Discussion and Analysis of Financial Condition and Results of Operations

This discussion summarizes the significant factors affecting the operating results, financial condition, liquidity and cash flows of the Company for the three months ended March 31, 2024 and 2023, and the fiscal years ended December 31, 2023 and 2022. The discussion and analysis that follows should be read together with the section entitled “Forward Looking Statements” and our financial statements and the notes to the financial statements included elsewhere in this prospectus.

Except for historical information, the matters discussed in this section are forward looking statements that involve risks and uncertainties and are based upon judgments concerning various factors that are beyond the Company’s control. Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. You are urged to carefully review and consider the various disclosures made by us in this report.

Overview

We were incorporated as Avochips Inc., an Oregon corporation, on February 21, 2017, and on November 2, 2017, we converted into Avochips, LLC, an Oregon limited liability company. On November 19, 2021, we converted from an Oregon limited liability company into BranchOut Food Inc., a Nevada corporation.

We are engaged in the development, marketing, sale, and distribution of plant-based, dehydrated fruit and vegetable snacks and powders. Our products have historically been manufactured for us by two contract manufacturers, one based in the Republic of Chile, and the other in the Republic of Peru. The manufacturing facility in Peru houses our new large-scale continuous through-put dehydration machine that completed its first production run in the first quarter of 2023, and which substantially increased our production capacity. Our dehydrated fruit and vegetable products are produced using a new proprietary dehydration technology licensed by us from a third party. Our customers are primarily located throughout the United States.

Using our licensed technology platform, we believe our lines of both branded and private-labeled food products positively address current consumer trends. In our experience, conventional dehydration methods, such as freeze-drying and air drying, tend to degrade most fruit and vegetables through oxidation, browning/color degradation, nutritional content reduction and/or flavor loss. As a result, certain highly sensitive fruits, such as avocados and bananas, have not previously been successfully offered as a dehydrated base for consumer products. We believe that our licensed technology platform and process is the only way to produce quality avocado and banana-based snack and powdered products. Additionally, we believe our licensed technology platform produces superior products when using other fruits and vegetables when compared to conventional drying and dehydration technologies. We license technology, consisting of a portfolio of patents, and purchased production machines, from EnWave, and we have been granted the exclusive rights to use the licensed technology platform as applied to avocados. In addition, BranchOut has the nonexclusive rights to use the licensed technology platform for other products.

We entered into a private labeling contract with one of the world’s largest retailers in late 2022 to supply the retailer with two products for placement in half of their domestic stores. In late 2023, the same retailer agreed to carry two additional products of ours in certain of their stores. In April 2024, we received a commitment from this retailer to carry another product of ours in their stores. Based on this most recent commitment, we anticipate that our products will be carried in a total of 1,400 of this retailer’s stores in September 2024, which will increase the total annualized revenues that we may generate from this retailer to $8 million.

Our Products

We plan to grow revenues strategically by penetrating the multi-billion dollar grocery market opportunity presented by our current product lines, as well as expanding our platform to include additional products that meet our strict plant-based ingredient criteria. Our current primary branded products are:

●	BranchOut Snacks: dehydrated fruit and vegetable-based snacks, including Avocado Chips, Chewy Banana Bites, Pineapple Chips, Brussels Sprout Crisps and Bell Pepper Crisps.
●	BranchOut Powders: Avocado Powder, Banana Powder and Blueberry Powder.
●	BranchOut Industrial Ingredients: Bulk Avocado Powder, dried avocado pieces and other fruit powders/pieces.

We are currently developing additional products, including chocolate covered fruit items and private label products for large retailers.

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Going Concern Uncertainty

As of March 31, 2024, we had a cash balance of $251,700, have incurred recurring losses from operations resulting in an accumulated deficit of $13,861,508, and had total working capital of $399,444. We are too early in our development stage to project revenue with a necessary level of certainty; therefore, we may not have sufficient funds to sustain our operations for the next twelve months and we may need to raise additional cash to fund our operations. These factors raise substantial doubt about our ability to continue as a going concern. The Company continues to develop its operations. In the event sales do not materialize at the expected rates, management would seek additional financing or would attempt to conserve cash by further reducing expenses. There can be no assurance that we will be successful in achieving these objectives.

The report of the Company’s independent registered public accounting firm that accompanies its audited financial statements in this prospectus contains an explanatory paragraph regarding the substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of the going concern uncertainty.

Access to our Equipment in Peru; Peru Facility Lease

During the fourth quarter of 2023, NXTDried Superfoods, our contract manufacturer located in Peru, became involved in a legal dispute with a third party creditor, which resulted in that manufacturer suspending operations, and during 2023, we recognized $761,085 of impairment expense, consisting of $485,265, $243,305 and $32,515 on the collectability of a note receivable, VAT taxes receivable and prepaid inventory, respectively, owed to us by NXTDried Superfoods.

As a result of this dispute, we currently do not have access to the dehydration machine that was previously operated by this manufacturer. Although we have been able to continue to fulfill orders by shifting fulfillment to other manufacturing sources, and recently entered into a ten-year lease for a 50,000 square-foot food processing plant located in Peru, where we expect to relocate our dehydration machine and resume our Peruvian manufacturing operations, our costs of goods are expected to increase until we resume production in Peru. In addition, if we are unable to relocate our dehydration machine to our new facility and utilize it for the production of our products, our operating results may be materially and adversely affected.

The lease of the Peru Facility requires us to make monthly lease payments of $8,000 in the first two years of the lease, $20,000 in the third year of the lease, $22,000 in the fourth year of the lease, $24,000 in the fifth year of the lease, and $25,000 thereafter. The lease also has a 10-year renewal option, and a buy-out option under which we may purchase the Peru Facility for $1,865,456.

In connection with our lease of the Peru Facility, we purchased a first position mortgage receivable in the amount of $1,267,000, which is secured by the Peru Facility and is owed by the landlord of the Peru Facility, for a purchase price of $1,267,000, of which $275,000 was paid by us on May 10, 2024. The remaining $992,000 will be due and payable by us on August 10, 2024.

Critical Accounting Policies

The establishment and consistent application of accounting policies is a vital component of accurately and fairly presenting our financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”), as well as ensuring compliance with applicable laws and regulations governing financial reporting. While there are rarely alternative methods or rules from which to select in establishing accounting and financial reporting policies, proper application often involves significant judgment regarding a given set of facts and circumstances and a complex series of decisions.

Initial Public Offering

In June 2023, we completed our IPO in which we sold 1,190,000 shares of common stock at a price of $6.00 per share pursuant to an Underwriting Agreement with Alexander Capital, L.P. (the “Underwriter”). The Company received net proceeds of $6,226,000, after deducting underwriters’ discounts and commissions and before consideration of other issuance costs. In connection with the IPO, a total of $6,029,204 of convertible debt, consisting of $5,526,691 of principal and $502,513 of interest, was converted into 1,572,171 shares of common stock, inclusive of $179,687, consisting of $165,000 of principal and $14,687 of interest, that converted into 43,562 shares of common stock issued upon the conversion of debts held by related parties.

Pursuant to the Underwriting Agreement, we also issued the Underwriter a Common Stock Purchase Warrant to purchase up to 82,110 shares of Common Stock at an exercise price of $7.20, which may be exercised for a five-year period beginning December 18, 2023.

Prior to the IPO, all deferred offering costs were capitalized in other noncurrent assets on the balance sheets. Deferred offering costs of $1,283,954, primarily consisting of accounting, legal, and other fees related to the Company’s IPO, were offset against the IPO proceeds upon the closing of the IPO in June 2023. As of December 31, 2023, all deferred offering costs were paid. Unpaid deferred offering costs totaled $543,664 as of December 31, 2022.

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Reverse Stock Split

On June 15, 2023, we effected a 2.5-for-1 reverse stock split of our outstanding shares of capital stock. All issued and outstanding shares of common stock have been adjusted in these condensed financial statements, on a retrospective basis, to reflect the reverse stock split for all periods presented, as well as all common stock warrants and stock option awards which, by the terms thereof, were subject to adjustment in connection with the reverse stock split. The par value of the common stock was not adjusted by the reverse stock split.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that may affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Segment Reporting

ASC 280, Segment Reporting, requires annual and interim reporting for an enterprise’s operating segments and related disclosures about its products, services, geographic areas and major customers. An operating segment is defined as a component of an enterprise that engages in business activities from which it may earn revenues and expenses, and about which separate financial information is regularly evaluated by the chief operating decision maker in deciding how to allocate resources. The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Fair Value of Financial Instruments

ASC 820, Fair Value Measurements and Disclosures, establishes a fair value hierarchy for instruments measured at fair value that distinguishes between assumptions based on market data (observable inputs) and the Company’s own assumptions (unobservable inputs). Observable inputs are inputs that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the inputs that market participants would use in pricing the asset or liability and are developed based on the best information available in the circumstances.

ASC 820 identifies fair value as the exchange price, or exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As a basis for considering market participant assumptions in fair value measurements, ASC 820 establishes a three-tier fair value hierarchy that distinguishes between the following:

-	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
-	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
-	Level 3 inputs to valuation methodology are unobservable and significant to the fair measurement.

Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. To the extent that the valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for instruments categorized in Level 3. A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

Cash and Cash Equivalents

Cash equivalents include money market accounts which have maturities of three months or less. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. Cash equivalents are stated at cost plus accrued interest, which approximates market value. There were no cash equivalents on hand on March 31, 2024, and December 31, 2023 and 2022.

Cash in Excess of FDIC Insured Limits

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. Accounts are guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000, under current regulations. The Company had $1,700, $407,789 and $62,697 in excess of FDIC insured limits on March 31, 2024, December 31, 2023 and 2022, respectively, and has not experienced any losses in such accounts.

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Accounts Receivable

Accounts receivable is carried at their estimated collectible amounts. Trade accounts receivable is periodically evaluated for collectability based on past credit history with customers and their current financial condition. The Company had no allowance for doubtful accounts on March 31, 2024, December 31, 2023 and 2022.

Inventory

The Company’s products consist of pre-packaged and bulk-dried fruit and vegetable-based snacks, powders and ingredients purchased from contract-manufacturers in Chile and/or Peru. The Company’s contract manufacturer in Peru uses equipment purchased by the Company in its manufacturing process. Raw materials consist of packaging materials. Appropriate consideration is given to obsolescence, excessive levels, deterioration, and other factors in evaluating net realizable value. No reserve for obsolete inventories has been recognized. Inventory, consisting of raw materials and finished goods are stated at the lower of cost or net realizable value using the average cost valuation method, at March 31, 2024, December 31, 2023 and 2022, consisted of the following:

		December 31,
	March 31, 2024	2023	2022
Raw materials	$15,717	$13,734	$10,824
Finished goods	102,348	323,071	148,937
Total inventory	$118,065	$336,805	$159,761

The Company had prepaid inventory advances on product in the amount of $319,974 as of March 31, 2024. Advances of 70% of estimated finish product costs are made to enable manufacturer’s purchase of raw materials to produce finished products. The remaining 30% is paid upon receipt of finished goods.

Property and Equipment

Property and equipment are stated at the lower of cost or estimated net recoverable amount. The cost of property, plant and equipment is depreciated using the straight-line method based on the lesser of the estimated useful lives of the assets or the lease term based on the following life expectancy:

Office equipment	3 years
Furniture and fixtures	5 years
Equipment and machinery	5 years

Repairs and maintenance expenditures are charged to operations as incurred. Major improvements and replacements, which extend the useful life of an asset, are capitalized, and depreciated over the remaining estimated useful life of the asset. When assets are retired or sold, the cost and related accumulated depreciation are eliminated, and any resulting gain or loss is reflected in operations. Depreciation expense was $223,856 and $93,253 for the years ended December 31, 2023 and 2022, respectively, and $56,336 and $55,823 for the three months ended March 31, 2024 and 2023, respectively.

Impairment of Long-Lived Assets

Long-lived assets held and used by the Company are reviewed for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable or is impaired. Recoverability is assessed using undiscounted cash flows based upon historical results and current projections of earnings before interest and taxes. Impairment is measured using discounted cash flows of future operating results based upon a rate that corresponds to the cost of capital. Impairments are recognized in operating results to the extent that carrying value exceeds discounted cash flows of future operations.

Our indefinite-lived brand names and trademarks acquired and are assigned an indefinite life as we anticipate that these brand names will contribute cash flows to the Company perpetually. We evaluate the recoverability of intangible assets periodically by considering events or circumstances that may warrant revised estimates of useful lives or that indicate the asset may be impaired. The Company expenses internally developed trademarks.

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License Agreement

In 2021, the Company entered into a license agreement to license the rights to certain production equipment developed and manufactured by another company through the purchase of that company’s equipment. The license is not discernable from the equipment; therefore, the license costs have been capitalized and depreciated over the useful life of the equipment. The license agreement also entitles the licensor to a royalty on all revenue from the sale of products produced using the equipment. These royalties are recognized as royalty expenses as the products are sold. There have been no royalty payments to date, and any future minimum royalty payments or equipment purchases under this license agreement are an unrecognized commitment as they relate to retaining exclusivity of the avocado products going forward and the Company can elect not to pay as disclosed in Note 17 to the financial statements included in this prospectus.

Derivatives

The Company evaluates convertible notes payable, stock options, stock warrants and other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under the relevant sections of ASC Topic 815-40, Derivative Instruments and Hedging: Contracts in Entity’s Own Equity.

The result of this accounting treatment could be that the fair value of a financial instrument is classified as a derivative instrument and is marked-to-market at each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as other income or other expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Financial instruments that are initially classified as equity that become subject to reclassification under ASC Topic 815-40 are reclassified to a liability account at the fair value of the instrument on the reclassification date.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customer. Under ASC 606, the Company recognizes revenue from the sale of its plant-based snack products in accordance with a five-step model in which the Company evaluates the transfer of promised goods or services and recognizes revenue when customers obtain control of promised goods or services in an amount that reflects the consideration which the Company expects to be entitled to receive in exchange for those goods or services. To determine revenue recognition for arrangements that the Company determines are within the scope of ASC 606, the Company performs the following five steps: (1) identify the contract(s) with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract and (5) recognize revenue when (or as) the entity satisfies a performance obligation. The Company has elected, as a practical expedient, to account for the shipping and handling as fulfillment costs, rather than as separate performance obligations, and the related costs are recorded as selling expenses in general and administrative expenses in the statement of operations. Revenue is reported net of applicable provisions for discounts, returns and allowances. Methodologies for determining these provisions are dependent on customer pricing and promotional practices. The Company records reductions to revenue for estimated product returns and pricing adjustments in the same period that the related revenue is recorded. These estimates are based on industry-based historical data, historical sales returns, if any, analysis of credit memo data, and other factors known at the time.

The Company’s sales are predominantly generated from the sale of finished products to retailers, and to a lesser extent, direct to consumers through third party website platforms. These sales contain a single performance obligation, and revenue is recognized at a single point in time when ownership, risks and rewards transfer. Typically, this occurs when the goods are received by the retailer or customer, or when the title of goods is exchanged. Revenues are recognized in an amount that reflects the net consideration the Company expects to receive in exchange for the goods.

The Company promotes its products with advertising, consumer incentives and trade promotions. These programs include discounts, slotting fees, coupons, rebates, in-store display incentives and volume-based incentives. Customer trade promotion and consumer incentive activities are recorded as a reduction to the transaction price based on amounts estimated as being due to customers and consumers at the end of a period. The Company derives these estimates based principally on historical utilization and redemption rates. The Company does not receive a distinct service in relation to the advertising, consumer incentives and trade promotions. Payment terms in the Company’s invoices are based on the billing schedule established in contracts and purchase orders with customers.

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Expenses such as slotting fees, sales discounts, and allowances are accounted for as a direct reduction of revenues as follows:

	March 31,		December 31,
	2024	2023	2023	2022
Gross revenue	$1,470,836	110,579	$3,184,018	$888,893
Less: slotting, discounts, and allowances	3,820	13,239	358,163	136,715
Net revenue	$1,467,016	97,340	$2,825,855	$752,178

Cost of Goods Sold

Cost of goods sold represents costs directly related to the purchase, production and manufacturing of the Company’s products. Costs include purchase costs, product development, freight-in, packaging, and print production costs.

Advertising Costs

The Company expenses the cost of advertising and promotions as incurred. Advertising and promotions expense was $57,059, $36,669, $162,048 and $199,287 for the three months ended March 31, 2024 and 2023, and the years ended December 31, 2023 and 2022, respectively.

Stock-Based Compensation

The Company accounts for equity instruments issued to employees and non-employees in accordance with the provisions of ASC 718 Stock Compensation (“ASC 718”). All transactions in which the consideration provided in exchange for the purchase of goods or services consists of the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

The Company issued stock-based compensation in the amount of $525,978, $50,446, $258,574 and $93,521 for the three months ended March 31, 2024 and 2023, and the years ended December 31, 2023 and 2022, respectively.

Basic and Diluted Loss Per Share

The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the three months ended March 31, 2024 and 2023, and the years ended December 31, 2023 and 2022, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

Income Taxes

The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax basis of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Uncertain Tax Positions

In accordance with ASC 740, Income Taxes, the Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be capable of withstanding examination by the taxing authorities based on the technical merits of the position. These standards prescribe a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. These standards also provide guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

Various taxing authorities periodically audit the Company’s income tax returns. These audits include questions regarding the Company’s tax filing positions, including the timing and amount of deductions and the allocation of income to various tax jurisdictions. In evaluating the exposures connected with these various tax filing positions, including state and local taxes, the Company records allowances for probable exposures. A number of years may elapse before a particular matter, for which an allowance has been established, is audited, and fully resolved. The Company has not yet undergone an examination by any taxing authorities.

The assessment of the Company’s tax position relies on the judgment of management to estimate the exposures associated with the Company’s various filing positions.

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Results of Operations for the Three Months Ended March 31, 2024 and 2023

The following table summarizes selected items from the statement of operations for the three months ended March 31, 2024 and 2023, respectively.

	Three Months Ended
	March 31,		Increase /
	2024	2023	(Decrease)

Net revenue	$1,467,016	$97,340	$1,369,676
Cost of goods sold	1,183,428	126,982	1,056,446
Gross profit	283,588	(29,642)	313,230

Operating expenses:
General and administrative	319,736	180,900	138,836
Salaries and benefits	598,286	251,810	346,476
Professional services	390,666	144,141	246,525
Total operating expenses	1,308,688	576,851	731,837

Operating loss	(1,025,100)	(606,493)	418,607

Other income (expense):
Interest income	2,877	2,845	32
Interest expense	(28,744)	(173,445)	(144,701)
Total other income (expense)	(25,867)	(170,600)	(144,733)

Net loss	$(1,050,967)	$(777,093)	$273,874

Net Revenue

Our net revenue for the three months ended March 31, 2024 was $1,467,016, compared to $97,340 for the three months ended March 31, 2023, an increase of $1,369,676, or 1,407%. The increase in revenue was primarily due to increased sales to our largest customer during the three months ended March 31, 2024.

Cost of Goods Sold and Gross Profit

Our cost of goods sold for the three months ended March 31, 2024 was $1,183,428, compared to $126,982 for the three months ended March 31, 2023, an increase of $1,056,446, or 832%. Cost of goods sold increased primarily due to increased sales during the three months ended March 31, 2024. As a result of the foregoing, we had gross profit of $283,588, representing gross margins of 19%, for the three months ended March 31, 2024 as compared to a gross loss of $29,642, or negative gross margins of 30%, for the three months ended March 31, 2023. Our gross profit margin increased primarily due to cost savings realized as a result of our transition to bulk shipping arrangements during the current period. Cost of goods sold included depreciation expense for the three months ended March 31, 2024 of $56,336, compared to $55,823 for the three months ended March 31, 2023, an increase of $513, or 1%.

General and Administrative

Our general and administrative expense for the three months ended March 31, 2024 was $319,736, compared to $180,900 for the three months ended March 31, 2023, an increase of $138,836, or 77%. The largest components of our general and administrative expenses are advertising and marketing, travel, commissions, and storage, shipping and handling expense, as shown below.

	Three Months Ended March 31,
	2024	2023	Difference	% change

Advertising and marketing	$57,059	$36,669	$20,390	56%
Travel	$41,410	$24,940	$16,470	66%
Storage, shipping and handling	$104,437	$22,890	$81,547	356%
Commissions	$66,514	$25,265	$41,249	163%

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Advertising and marketing expenses increased for the three months ended March 31, 2024, compared to the corresponding period in 2023, as we focused our resources on our IPO in the prior period. Our travel expenses increased for the same reason, as we resumed our international travel after the IPO that was completed in the prior year. Storage, shipping and handling expenses increased primarily due to increased international shipping rates and increased production that was driven by our increased sales. Likewise, commissions increased due to our increased sales.

Salaries and Wages

Salaries and wages for the three months ended March 31, 2024 was $598,286, compared to $251,810 for the three months ended March 31, 2023, an increase of $346,476, or 138%. This increase was primarily attributable to $376,384 of non-cash, stock-based compensation related to stock options awarded during the current period.

Professional Fees

Professional fees for the three months ended March 31, 2024 was $390,666, compared to $144,141 for the three months ended March 31, 2023, an increase of $246,525, or 171%. This increase was primarily attributable to increased legal and consulting fees in the current period, as a portion of these fees were capitalized as offering costs on our IPO in the comparative period. Professional fees included $149,594 and $50,446 of non-cash, stock-based compensation for the three months ended March 31, 2024 and 2023, respectively.

Other Income (Expense)

In the three months ended March 31, 2024, other expense was $25,867 on a net basis, consisting of $28,744 of interest expense, as partially offset by $2,877 of interest income. For the three months ended March 31, 2023, other expense was $170,600 on a net basis, consisting of $173,445 of interest expense, as partially offset by $2,845 of interest income. Other expense decreased by $144,733, or 85%, primarily due to the decreased interest on debt which was mostly settled in June of 2023.

Net loss

Net loss for the three months ended March 31, 2024 was $1,050,967, compared to $777,093 for the three months ended March 31, 2023, an increase of $273,874, or 35%. The increased net loss was primarily due to increased non-cash, stock-based compensation costs, and compliance costs related to reporting as a public company, as partially offset by decreased interest on debt which was mostly settled in the prior year.

Results of Operations for the Years Ended December 31, 2023 and 2022

The following table summarizes selected items from the statement of operations for the years ended December 31, 2023 and 2022, respectively.

	Years Ended
	December 31,		Increase /
	2023	2022	(Decrease)

Net revenue	$2,825,855	$752,178	$2,073,677
Cost of goods sold	2,922,085	922,728	1,999,357
Gross loss	(96,230)	(170,550)	(74,320)

Operating expenses:
General and administrative	1,581,474	929,726	651,748
Salaries and benefits	1,129,858	628,637	501,221
Professional services	694,596	583,920	110,676
Depreciation and amortization	-	93,253	(93,253)
Total operating expenses	3,405,928	2,235,536	1,170,392

Operating loss	(3,502,158)	(2,406,086)	(1,096,072)

Other income (expense):
Interest income	11,719	13,627	(1,908)
Interest expense	(435,271)	(2,250,893)	(1,815,622)
Total other income (expense)	(423,552)	(2,237,266)	(1,813,714)

Net loss	$(3,925,710)	$(4,643,352)	$(717,642)

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Net Revenue

Our net revenue for the year ended December 31, 2023 was $2,825,855, compared to $752,178 for the year ended December 31, 2022, an increase of $2,073,677, or 276%. The increase in revenue was primarily due to increased sales to big box retailers during the year ended December 31, 2023.

Cost of Goods Sold and Gross Loss

Our cost of goods sold for the year ended December 31, 2023 was $2,922,085, compared to $922,728 for the year ended December 31, 2022, an increase of $1,999,357, or 217%. Cost of goods sold included $223,856 of depreciation on production equipment during the year ended December 31, 2023. Cost of goods sold increased primarily in line with the increase in our sales for the period and a reduction in our shipping costs, which, in turn, was primarily a result of our transition to bulk shipping arrangements. As a result of the foregoing, we had a gross operating loss of $96,230, or (3%), for the year ended December 31, 2023, as compared to a gross operating loss of $170,550, or (23%), for the year ended December 31, 2022. Our gross profit margin increased primarily due to cost savings realized as a result of our transition to bulk shipping arrangements during the current period.

General and Administrative Expense

Our general and administrative expense for the year ended December 31, 2023 was $1,581,474, compared to $929,726 for the year ended December 31, 2022, an increase of $651,748, or 70%. The largest components of our general and administrative expenses are advertising and marketing, travel, storage, shipping and handling, commissions and asset impairment expense.

	Year Ended December 31,
	2023	2022	Difference	% change

Advertising and marketing	$162,048	$322,830	$(160,782)	(50)%
Travel	$58,385	$98,232	$(39,847)	(41)%
Storage, shipping and handling	$241,017	$73,531	$167,486	228%
Commissions	$186,365	$144,688	$41,677	29%
Asset impairment expense	$761,085	$-	$761,085	N/A

Advertising and marketing, and travel, expenses decreased for the year ended December 31, 2023, as compared to the corresponding period in 2022 as we focused our resources on completing our IPO. Our storage, shipping and handling expenses increased primarily due to increased international shipping rates, and commissions increased due to our increased shipments on sales during the current year. In addition, during 2023, we recognized $761,085 of impairment expense, consisting of $485,265, $243,305 and $32,515 on the collectability of a note receivable, VAT taxes receivable and prepaid inventory, respectively, respectively, related to amounts owed from NXTDried Superfoods SAC, one of our co-manufacturers.

Salaries and Wages

Salaries and wages for the year ended December 31, 2023 was $1,129,858, compared to $628,637 for the year ended December 31, 2022, an increase of $501,221, or 80%. This increase was primarily attributable to increased headcount in line with our expanded operations.

Professional Fees

Professional fees for the year ended December 31, 2023 was $694,596, compared to $583,920 for the year ended December 31, 2022, an increase of $110,676, or 19%. This increase was primarily attributable to increased consulting fees.

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Depreciation Expense

Depreciation expense for the year ended December 31, 2023 was $-0-, compared to $93,253 for the year ended December 31, 2022, a decrease of $93,253. The decrease was primarily due to depreciation associated with our EnWave 60kW Vacuum Microwave Dehydration and Chiller Machines, which were installed at our contract manufacturer in Peru in the third quarter of 2022, and commenced production activities on January 1, 2023, resulting in the recognition of depreciation as a component of cost of goods sold.

Other Income (Expense)

In the year ended December 31, 2023, other expense was $423,552, consisting of $435,271 of interest expense, as partially offset by $11,719 of interest income. During the year ended December 31, 2022, other expense was $2,237,266, consisting of $2,250,893 of interest expense, as partially offset by $13,627 of interest income. Other expense decreased by $1,813,714, or 81%, primarily due to the decreased amortization of debt discounts and reductions in interest expense on debt which was mostly settled in June of 2023.

Net loss

Net loss for the year ended December 31, 2023 was $3,925,710, compared to $4,643,352 during the year ended December 31, 2022, a decreased net loss of $717,642, or 15%. The decreased net loss was primarily due to $74,320 of improved gross profits and a reduction of $1,815,622 of interest expense related to the amortization of debt discounts in the prior period that were not recognized in the current period and reductions in interest expense on debt which was mostly settled in June of 2023, as partially offset by $1,170,392 of increased operating expenses, including $761,085 of impairment expense.

Liquidity and Capital Resources

The following table summarizes our total current assets, liabilities and working capital as of March 31, 2024, December 31, 2023 and December 31, 2022.

	March 31,	December 31,	December 31,
	2024	2023	2022
Current Assets	$1,269,252	$1,678,243	$1,077,973

Current Liabilities	$869,808	$779,093	$8,369,533

Working Capital	$399,444	$899,150	$(7,291,560)

As of March 31, 2024, we had working capital of $399,444, and as of December 31, 2023, we had working capital of $899,150. We have incurred net losses since our inception and we anticipate net losses and negative operating cash flows for the near future, and we may not be profitable. To date, our primary sources of capital have been cash generated from the sales of our products, common stock sales, and debt financing. As of March 31, 2024, we had cash of $251,700, total liabilities of $997,069, and an accumulated deficit of $13,861,508. As of December 31, 2023, we had cash of $657,789, total liabilities of $914,622, and an accumulated deficit of $12,810,541. As of December 31, 2022, we had a working capital deficit of $7,291,560, cash of $312,697, total liabilities of $8,404,033, and an accumulated deficit of $8,884,831.

Cash Flow

Comparison of the Three Months Ended March 31, 2024 and the Three Months Ended March 31, 2023

	Three Months Ended March 31,
	2024	2023
Net cash used in operating activities	$(503,578)	$(656,593)
Net cash used in investing activities	(40,100)	-
Net cash provided by financing activities	137,589	544,105

Net change in cash	$(406,089)	$(112,488)

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Net Cash Used in Operating Activities

Net cash used in operating activities was $503,578 for the three months ended March 31, 2024, compared to $656,593 for the three months ended March 31, 2023, a decrease of $153,015, or 23%. The decrease was primarily due to our increased gross profit.

Net Cash Used in Investing Activities

Net cash used in investing activities was $40,100 for the three months ended March 31, 2024, compared to $-0- for the three months ended March 31, 2023, an increase of $40,100. This increase was primarily attributable to $50,000 of property and equipment purchases, as partially offset by $9,900 of payments received on notes receivable in the current period.

Net Cash Provided by Financing Activities

Net cash provided by financing activities was $137,589 for the three months ended March 31, 2024, compared to $544,105 for the three months ended March 31, 2023, a decrease of $406,516, or 75%. Our decreased cash provided by financing activities was primarily from $322,500 of decreased net proceeds received on debt financing and $200,000 of debt repayments in the current period, as partially offset by $98,298 of deferred offering cost payments in the prior period.

Comparison of the Year Ended December 31, 2023 and the Year Ended December 31, 2022

The following table sets forth the primary sources and uses of cash for the periods presented below:

	Year Ended December 31,
	2023	2022
Net cash used in operating activities	$(3,529,372)	$(2,467,681)
Net cash used in investing activities	(116,565)	(22,436)
Net cash provided by financing activities	3,755,279	2,182,482

Net change in cash	$109,342	$(307,635)

Net Cash Used in Operating Activities

Net cash used in operating activities was $3,529,372 for the year ended December 31, 2023, compared to $2,467,681 for the year ended December 31, 2022, an increase of $1,061,691, or 43%. The increase was primarily due to increased accounts receivable, inventory purchases and payments on accounts payable from the proceeds of our IPO, in addition to $761,085 of impairment expense on the collectability of a note receivable, VAT taxes receivable and prepaid inventory.

Net Cash Used in Investing Activities

Net cash used in investing activities was $116,565 for the year ended December 31, 2023, compared to $22,436 for the year ended December 31, 2022, an increase of $94,129, or 420%. This increase was primarily attributable to increased property and equipment purchases, as partially offset by advances received on notes receivable in the prior period that were not replicated in the current period.

Net Cash Provided by Financing Activities

Net cash provided by financing activities was $3,755,279 for the year ended December 31, 2023, compared to $2,182,482 for the year ended December 31, 2022, an increase of $1,572,797, or 72%. Our increased cash provided by financing activities was primarily from the net proceeds received in our IPO in the current period, as partially offset by debt repayments.

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Satisfaction of our Cash Obligations for the Next 12 Months

As of December 31, 2023, we had incurred recurring losses from operations resulting in an accumulated deficit of $12,810,541, cash on hand of $657,789 and working capital of $899,150. We do not currently have sufficient funds to fund our operations at their current levels for the next twelve months. As we implement our business plan and attempt to expand operational activities, we expect to continue to experience net negative cash flows from operations in amounts not now determinable, and will be required to obtain additional financing to fund operations. Our ability to continue as a going concern is dependent upon our ability to raise additional capital and to achieve sustainable revenues and profitable operations. Since inception, we have raised funds primarily through debt financing and the sale of equity securities. We will need, and are currently seeking, additional funds to operate our business. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to us. Even if we are able to obtain additional financing, it may contain undue restrictions on our operations or cause substantial dilution for our stockholders. If we are unable to obtain additional funds, our ability to carry out and implement our planned business objectives and strategies will be significantly delayed, limited or may not occur. We cannot guarantee that we will become profitable. Even if we achieve profitability, given the competitive and evolving nature of the industry in which we operate, we may not be able to sustain or increase profitability and our failure to do so would adversely affect our business, including our ability to raise additional funds.

The accompanying financial statements appearing in this prospectus have been prepared assuming that we will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business. The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements, such as structured finance, special purpose entities, or variable interest entities during the three months ended March 31, 2024 or the years ended December 31, 2023 and 2022.

Emerging Growth Company

As an emerging growth company under the JOBS Act, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. We have elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, while we are an emerging growth company, we will not be subject to new or revised accounting standards at the same time that they become applicable to other public companies that are not emerging growth companies. As a result, our financial statements and interim financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

We will remain an emerging growth company until the earliest of (i) the last day of our first fiscal year in which we have total annual gross revenues of $1.235 billion or more, (ii) the last day of the first fiscal year in which we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, with at least $700 million of equity securities held by non-affiliates as of the end of the last business day of the second quarter of that fiscal year, (iii) the date on which we have issued, in any three-year period, more than $1.0 billion in non-convertible debt securities, or (iv) the last day of our fiscal year after the fifth anniversary of the date of the completion of our IPO.

EnWave Contract

Pursuant to the terms of the License Agreement with EnWave, we cannot undertake any transaction that would result in a change of control of us without the prior written consent of EnWave.

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OUR MANAGEMENT

Directors and Executive Officers

Set forth below are the present directors and executive officers of the Company. There are no arrangements or understandings between any of the directors, officers and other persons pursuant to which such person was selected as a director or an officer.

Name	Age	Position
Eric Healy	40	Chief Executive Officer, Chairman of the Board
John Dalfonsi	58	Chief Financial Officer and Director
David Israel	62	Director
Greg Somerville	56	Director
Byron Riché Jones	40	Director

The following are biographical summaries of the experience of our directors and executive officers:

Eric Healy—Chief Executive Officer and Chairman of the Board. Eric has been our Chief Executive Officer since inception in November 2017. Mr. Healy brings over 13 years of experience as a mechanical engineer, product development engineer, and a food entrepreneur. Prior to founding BranchOut, Mr. Healy was the owner/partner of the No-Bake Cookie Company, running all aspects of the company. Mr. Healy served as a Senior Mechanical Engineer at Stratos Product Development, Synapse Product Development (both consumer product development engineering firms) as well as a Mechanical Engineer at the Boeing Company. Eric earned a Bachelor of Science in Mechanical Engineering from Oregon State University.

John Dalfonsi—Chief Financial Officer and Director. John was appointed to serve as the Company’s Chief Financial Officer on January 10, 2024, and has served as a director of ours since June 21, 2023. Since 1995, Mr. Dalfonsi has closed public and private equity and debt financings, merger and acquisitions, advisory and fairness opinion transactions and Nasdaq and NYSE/AMEX IPOs. He has worked with companies in the healthcare, industrial, consumer, technology, cleantech and resource sectors, bringing a wealth of experience to the Company. During this period, Mr. Dalfonsi has spent the bulk of his career at ROTH Capital Partners, LLC and Paulson Investment Company, LLC. Mr. Dalfonsi has been the Managing Member at Eagle Vision Fund G/P., LLC since April 2022, was previously a Senior Managing Director at Paulson Investment Company, LLC from January 2021 through April 2022, and a Managing Director at Roth Capital Partners from February 2002 to December 2020. Mr. Dalfonsi earned his Bachelor of Science degree in Industrial Engineering from Northwestern University and his Master of Business Administration from the University of Chicago Booth School of Business.

David Israel—Director. David Israel was appointed to our board of directors, audit committee, compensation committee, and nominating and corporate government committee on June 21, 2023. Mr. Israel, one of our co-founders boasts a successful history of food entrepreneurship. As the Chief Executive Officer of Good Planet Foods since February of 2018, David brings extensive experience in natural food product development and management. Additionally, as the Chief Executive Officer of BFY Food Group since February of 2017, David brings an immediate network of distributors and buyers that will continue to scale BranchOut as growth accelerates. David developed and created Pop Gourmet as its founder in 2011, until September of 2018.

Greg Somerville—Director. Greg Somerville was appointed to our board of directors, audit committee, compensation committee, and nominating and corporate government committee on June 21, 2023. Mr. Somerville is an accomplished 30-year Sales and Marketing veteran of the U.S. Food Industry. Greg is currently North America Controller & Chief Executive Officer at Savencia Fromage and Dairy, which is the world’s leading specialty cheese company and has held the position since August of 2021. In North America, Savencia has top share positions in cream cheese, domestically-produced and imported specialty cheeses, hummus, and plant-based dips and snacks. Prior to joining Savencia, Mr. Somerville spent 20 years at Land O’Lakes, Inc., starting in July of 2001 and leaving in July of 2021, where he held a variety of leadership positions in sales, customer marketing, category & consumer insights and sustainability. Mr. Somerville is a trusted industry expert as he previously held board positions at the National Frozen & Refrigerated Foods Association and the International Dairy Deli Bakery Association. Mr. Somerville’s proven track record managing branded food products across the retail, food service and B2B ingredients segments will be invaluable toward supporting BranchOut’s future growth. Greg has a BS in Business from the University of Wisconsin and an MBA from Quinlan School of Business.

Byron Riché Jones—Director. Byron Riché Jones was appointed to our board of directors and the chairman of the Company’s audit committee on January 10, 2024. Mr. Jones is a distinguished executive with over 15 years in Project Management and Business Solutions experience, and has served as director of several publicly traded and privately held companies, specifically in the Commercial Real Estate, Consumer Goods, Hospitality, Technology, and Cannabis Sectors. Since 2012, Mr. Jones has been the Director of Project Management at Jones Lang LaSalle, one of the largest global real estate companies in the world, where for the past 10 years he has overseen over $50M (US) in capital and improvements for one of the leading Global Technology Institutions. Since 2021, Mr. Jones has also been the principal of ELEVEN03 Hospitality LLC, a growth portfolio company with holdings in notable Bay Area nightlife venues, including “NOVA nightclub’ and “Wild Rose Eatery and Lounge”. Mr. Jones earned an Honors BS degree in Business Management from the WP Carey School of Business with an emphasis in Small Business Entrepreneurship from Arizona State University in 2005.

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Director Independence

Our board of directors currently consists of Eric Healy, our Chief Executive Officer and Chairman, John Dalfonsi, our Chief Financial Officer, David Israel, Greg Somerville, and Byron Riché Jones. As executive officers, Messrs. Healy and Dalfonsi do not qualify as “independent” under standards of independence set forth by Nasdaq. Our Board of Directors has determined that David Israel, Greg Somerville, and Byron Riché Jones are “independent” in accordance with the Nasdaq’s requirements.

Family Relationships

There are no family relationships among any of our directors, proposed directors or executive officers.

Board Committees and Audit Committee Financial Expert

Our board of directors has established an Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Our board of directors may establish other committees to facilitate the management of our business. The composition and functions of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors. Each committee has adopted a written charter that satisfies the applicable rules and regulations of the SEC and Nasdaq, which is available on our website at www.branchoutfood.com.

Audit Committee

Our Audit Committee is responsible for, among other things:

●	overseeing the integrity of our financial statements and the other financial information we provide to our stockholders and other interested parties;

●	monitoring the periodic reviews of the adequacy of the auditing, accounting, and financial reporting processes and systems of internal control that are conducted by our independent registered public accounting firm and management;

●	being responsible for the selection, retention, compensation, and termination of our independent registered public accounting firm;

●	overseeing the independence and performance of our independent registered public accounting firm;

●	overseeing compliance with applicable legal and regulatory requirements as they relate to our financial statements and disclosure of financial information to our stockholders and other interested parties;

●	facilitating communication among our independent registered public accounting firm, management, and the board of directors;

●	preparing the Audit Committee report required by SEC rules and regulations to be included in our annual proxy statement; and

●	performing such other duties and responsibilities as are enumerated in and consistent with the Audit Committee charter.

Our Audit Committee operates under a written charter, which satisfies the requirements of applicable SEC rules and Nasdaq listing standards, which is available on our principal corporate website located at www.branchoutfood.com.

The board of directors has affirmatively determined that each member who serves on the Audit Committee meets the additional independence criteria applicable to Audit Committee members under SEC rules and Nasdaq listing rules. The board of directors has affirmatively determined that each member of the Audit Committee is financially literate. However, no member of the Audit Committee currently meets the qualifications of an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act, and the Company is in the process of seeking a candidate with such qualification to serve on the Audit Committee. The Audit Committee consists of Mr. Jones, Mr. Israel and Mr. Somerville. Mr. Jones serves as chair of the Audit Committee.

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Compensation Committee

The Compensation Committee is responsible for, among other things:

●	assisting the board of directors in developing and reviewing compensation programs applicable to our executive officers and directors;

●	overseeing our Company’s overall compensation philosophy, strategy, and objectives;

●	approving the total compensation opportunity, as well as each component of compensation, paid to our executive officers and directors;

●	administering our equity-based and cash-based compensation plans applicable to our directors, officers, and employees;

●	preparing the report of the compensation committee required by SEC rules to be included in our annual proxy statement; and

●	performing such other duties and responsibilities as an enumerated and consistent with the Compensation Committee charter.

Our Compensation Committee operates under a written charter, which satisfies the requirements of applicable Nasdaq listing standards, which is available on our principal corporate website located at www.branchoutfood.com.

The Board has affirmatively determined that each member of the Compensation Committee meets the independence criteria applicable to Compensation Committee members under SEC rules and Nasdaq listing rules. The Company believes that the composition of the Compensation Committee meets the requirements for independence under, and the functioning of such Compensation Committee complies with, any applicable requirements of the rules and regulations of Nasdaq listing rules and the SEC. The Compensation Committee consists of Mr. Israel, Mr. Somerville and Mr. Jones. Mr. Israel serves as chair of the Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for, among other things:

●	assisting the board of directors in identifying candidates qualified to serve as directors, consistent with selection criteria approved by the board of directors and the nominating and corporate governance committee;

●	recommending to the board of directors the appointment of director nominees that meet the selection criteria;

●	recommending to the board of directors the appointment of directors to serve on each committee of the board of directors;

●	developing and recommending to the board of directors such corporate governance policies and procedures as the nominating and corporate governance committee determines is appropriate from time to time;

●	overseeing the performance and evaluation of the board of directors, and of each committee of the board of directors; and

●	performing such other duties and responsibilities as are consistent with the Nominating and Corporate Governance Committee charter.

Our Nominating and Corporate Governance Committee operates under a written charter, which satisfies the requirements of applicable Nasdaq listing standards, which is available on our principal corporate website located at www.branchoutfood.com.

The Board has determined that each member of the Nominating and Corporate Governance Committee is independent within the meaning of the independent director guidelines of Nasdaq listing rules. The Nominating and Corporate Governance Committee consists of Mr. Israel, Mr. Somerville and Mr. Jones. Mr. Somerville serves as chair of the Nominating and Corporate Governance Committee.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics that applies to our directors, officers, and employees, including our Chief Executive Officer, Chief Financial Officer, and Chief Operational Officer or persons performing similar functions, in accordance with U.S. federal securities laws and the corporate governance rules of Nasdaq. The Code of Business Conduct and Ethics is available on the investor relations portion of our website at www.branchoutfood.com. Any substantive amendments or waivers of the Code of Conduct or any similar code(s) subsequently adopted for senior financial officers may be made only by our Board and will be promptly disclosed as required by applicable U.S. federal securities laws and the corporate governance rules of Nasdaq.

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EXECUTIVE COMPENSATION

Executive Compensation Summary

This section describes our compensation program for our “Named Executive Officers” for the years ended December 31, 2023 and 2022. Our Named Executive Officers are:

●	Eric Healy – our Chairman and Chief Executive Officer

●	Douglas Durst – who was our Chief Financial Officer until August 14, 2023

●	Chris Coulter – who was our Chief Financial Officer from August 14, 2023 until January 10, 2024

The following summary compensation table sets forth the aggregate compensation we paid or accrued during the fiscal years ended December 31, 2023 and 2022 to the Named Executive Officers.

Summary Compensation Table

Name and	Fiscal			Option
Financial Position	Year	Salary	Bonus	Awards		Total

Eric Healy,	2023	$222,490	$100,000	$-		$322,490
Chief Executive Officer and Chairman	2022	$147,832	$-	$-		$147,832

Douglas Durst,(1)	2023	$111,837	$-	$-		$111,837
Former Chief Financial Officer	2022	$170,140	$-	$66,419	(2)	$236,559

Chris Coulter,(3)	2023	$140,583	$87,500	$37,738	(4)	$265,821
Former Chief Financial Officer

(1)	Douglas Durst, our former Chief Financial Officer, joined the Company in November 2021, and served as the Company’s Chief Financial Officer until August 14, 2023, and was awarded $15,750 and $40,140 of compensation, payable to Chase Innovations, Inc., an entity of which Mr. Durst is the sole owner, from us during the years ended December 31, 2023 and 2022, respectively. The Company paid $20,025 of the awards in 2022, and still owed Mr. Durst $55,890 as of December 31, 2023. Such amount was subsequently paid to Mr. Durst in 2024.

(2)	On January 1, 2022, we granted Mr. Durst the option to purchase 57,600 shares of common stock at an exercise price of $4.125 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 29% and a call option value of $1.1531, was $66,419. This option terminated in accordance with its terms, three months following Mr. Durst’s termination of employment with the Company.

(3)	Chris Coulter, our former Chief Financial Officer, served as the Company’s Chief Financial Officer from August 14, 2023 until January 10, 2024, and remains employed by the Company.

(4)	On October 24, 2023, we granted Mr. Coulter the option to purchase 7,500 shares of common stock at an exercise price of $1.60 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 93% and a call option value of $0.7118, was $5,339. On February 28, 2023, we granted Mr. Coulter the option to purchase 16,000 shares of common stock at an exercise price of $4.125 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 50% and a call option value of $2.0249, was $32,399.

Employment Agreements and Incentive Compensation

We entered into an employment agreement with our Chief Executive Officer, dated December 6, 2022. Pursuant to such agreement, Mr. Healy serves as Chief Executive Officer and Chairman of our board of directors in consideration for an annualized salary of $250,000, payable in regular installments in accordance with the usual payment practices of the Company. The employment agreement contemplates an annual bonus, as determined by the board of directors and possible additional bonuses for services and results achieved by Mr. Healy. Furthermore, the employment agreement required the Company to pay a bonus to Mr. Healy of $100,000 upon the completion of the IPO.

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Pursuant to Mr. Healy’s employment agreement, in the event he is involuntarily terminated by the Company other than for “Cause” or if he resigns for “Good Reason,” he is entitled to receive, subject to certain conditions, (x) an amount equal to the remaining unpaid amounts under the employment term (three years from the date of the agreement), plus an additional 12 months of his then current base salary, each payable on the date of termination; (y) an amount equal to the target bonus for the year of termination of employment, payable within five days following the date of termination; and (z) continued medical and dental coverage. “Cause” and “Good Reason” are each defined in the employment agreement.

Finally, Mr. Healy agreed to certain non-solicitation, non-disparagement and non-competition provisions for a period of 24 months following termination and to certain confidentiality obligations. Additional terms and conditions are set forth in the employment agreement.

We entered into a consulting agreement with an entity controlled by our Chief Financial Officer dated April 12, 2022, as amended on January 10, 2024. Pursuant to such agreement, Mr. Dalfonsi has agreed to serve as Chief Financial Officer until December 31, 2025 in consideration of monthly payments of $12,500.

Outstanding Equity Awards

The following table sets forth information with respect to unexercised stock options, stock that has not vested, and equity incentive plan awards held by our Named Executive Officers at December 31, 2023.

Outstanding Option Awards at Fiscal Year-End
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price	Option Expiration Date

Chris Coulter, former Chief Financial Officer	16,000	(1)	-		$4.125	February 27, 2033
	-		7,500	(2)	$1.60	October 23, 2033

(1) Options granted on February 28, 2023, vested immediately.

(2) Options granted on October 24, 2023, vests on the one-year anniversary of the date of grant.

Option Exercises and Stock Vested

None of our Named Executive Officers exercised any stock options or acquired stock through vesting of an equity award during the year ended December 31, 2023.

Director Compensation

The following table summarizes the compensation paid or accrued by us to our directors that are not Named Executive Officers for the year ended December 31, 2023.

Name	Fees Earned or Paid in Cash		Stock Award		Option Awards		Non-Equity Incentive Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All other Compensation	Total

John Dalfonsi	$196,500	(1)	$-		$4,932	(2)	$-	$-	$-	$201,432
Greg Somerville	$-		$-		$23,655	(3)	$-	$-	$-	$23,655
Byron Riché Jones	$-		$19,000	(4)	$-		$-	$-	$-	$19,000

(1) Consists of $196,500 of consulting fee payments to Eagle Vision Ventures, Inc. for which Mr. Dalfonsi is the beneficial owner.

(2) On August 8, 2023, we granted Mr. Dalfonsi an option to purchase 30,000 shares of common stock at an exercise price of $6.00 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 39% and a call option value of $0.1644, was $4,932.

(3) On August 8, 2023, we granted Mr. Somerville an option to purchase 30,000 shares of common stock at an exercise price of $2.51 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 39% and a call option value of $0.7885, was $23,655.

(4) On October 26, 2023, prior to his appointment as a director, we granted Mr. Jones 12,500 shares of common stock under the 2022 Equity Plan. The aggregate fair value of the shares was $19,000, based on the closing traded price of the common stock on the date of grant.

Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Other than the transactions described below, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:

●	in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years; and
●	in which any director, executive officer, stockholders who beneficially owns more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

Convertible Notes Payable

On March 3, 2023, the Company sold an unsecured convertible promissory note to Byron Riché Jones in exchange for gross proceeds of $16,500. The convertible note, bearing interest at 8% per annum, matured on the earlier of: a) June 30, 2023, b) the closing of a Qualified Subsequent Financing (as defined in such unsecured convertible promissory note), c) the closing of a change of control, or d) the Company’s S-1 registration statement being declared effective and the signing of a firm commitment underwriting agreement for a capital raise of at least ten million dollars ($10,000,000). The note was convertible at a fixed conversion price of $4.125 per common share, and all interest was deemed to have stopped accruing as of a date selected by the Company that was up to 10 days prior to the effective date of the registration statement filed in connection with the IPO. The note was mandatorily convertible upon the Company’s S-1 registration statement being declared effective and the signing of a firm commitment underwriting agreement for a capital raise of at least ten million dollars ($10,000,000). The public offering proceeds threshold had subsequently been amended to $5,000,000. The convertible note carried a default interest rate of 18% per annum. On June 15, 2023, the note, consisting of an aggregate $16,500 of principal and $322 of interest, was converted into 4,078 shares of common stock. Mr. Jones was appointed to our board of directors and the chairman of the Company’s audit committee on January 10, 2024.

On January 5, 2023, the Company sold an unsecured convertible promissory note for $25,000 to the Chief Executive Officer’s parents, Mr. Tom Healy and Ms. Carol Healy, bearing interest at 8% per annum, maturing on the earlier of: a) June 30, 2023, b) the closing of a Qualified Subsequent Financing (as defined in such unsecured convertible promissory note), c) the closing of a change of control, or d) the Company’s S-1 registration statement being declared effective and the signing of a firm commitment underwriting agreement for a capital raise of at least ten million dollars ($10,000,000). The note was convertible at a fixed conversion price of $1.65 per share of common stock, and all interest was deemed to have stopped accruing as of a date selected by the Company that was up to 10 days prior to the effective date of the registration statement filed in connection with the IPO. The note was mandatorily convertible upon the Company’s S-1 registration statement being declared effective and the signing of a firm commitment underwriting agreement for a capital raise of at least ten million dollars ($10,000,000). The public offering proceeds threshold was subsequently amended to $5,000,000, along with all of the other outstanding convertible notes. The note carried a default interest rate of 18% per annum. On June 15, 2023, the note, consisting of $25,000 of principal and $800 of interest, was converted into 6,255 shares of common stock.

On October 29, 2022, the Company sold another unsecured convertible promissory note in exchange for gross proceeds of $165,000 to Byron Riché Jones. The convertible note, bearing interest at 8% per annum, matured on the earlier of: a) June 30, 2023, as extended from the original maturity date of June 30, 2023, b) the closing of a Qualified Subsequent Financing (as defined in such unsecured convertible promissory note), c) the closing of a change of control, or d) the Company’s S-1 registration statement being declared effective and the signing of a firm commitment underwriting agreement for a capital raise of at least ten million dollars ($10,000,000). The note was convertible at a fixed conversion price of $4.125 per common share, and all interest was deemed to have stopped accruing as of a date selected by the Company that was up to 10 days prior to the effective date of the registration statement filed in connection with the IPO. The note was mandatorily convertible upon the Company’s S-1 registration statement being declared effective and the signing of a firm commitment underwriting agreement for a capital raise of at least ten million dollars ($10,000,000). The public offering proceeds threshold had subsequently been amended to $5,000,000. The notes carried a default interest rate of 18% per annum. On June 15, 2023, the note, consisting of $165,000 of principal and $7,739 of interest, was converted into 41,877 shares of common stock.

On June 6, 2022, the Company completed the sale of (i) an unsecured convertible promissory note in the principal amount of $200,000 (“Fluffco Convertible Note”) to Fluffco, LLC (“Fluffco”), and (ii) a five-year warrant to purchase 8,485 shares of the Company’s common stock at an exercise price of $6.50 per share, for an aggregate purchase price of $186,000, pursuant to a Securities Purchase Agreement between the Company and Fluffco (the “Purchase Agreement”). The Fluffco Convertible Note carried interest at 8% per annum and a default rate of 18%, which was mandatorily convertible upon the date on which a registration statement for the Company’s underwritten public offering of its common stock with total proceeds to the Company of not less than $10,000,000 was effective, at a fixed conversion price of $4.125 per common share. The note matured on November 30, 2022, and all interest was deemed to have stopped accruing as of a date selected by the Company that was up to 10 days prior to the effective date of the registration statement filed in connection with the IPO. The aggregate estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 35% and a call option value of $0.2679, was $8,485, and was amortized as a debt discount over the life of the loan. The Company received net proceeds of $186,000 after deductions of debt discounts, consisting of $14,000 of legal fees. The maturity dates were extended to June 30, 2023 and the public offering proceeds threshold had been amended to $5,000,000. On June 15, 2023, the note, consisting of $200,000 of principal and $15,737 of interest, was converted into 52,300 shares of common stock.

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On May 26, 2022, the Company completed the sale of (i) an unsecured convertible promissory note in the principal amount of $1,250,000 (“Foss Convertible Note”) to Don Foss (“Foss”), and (ii) a five-year warrant to purchase 45,833 shares of the Company’s common stock at an exercise price of $6.50 per share, for an aggregate purchase price of $1,162,500, pursuant to a Securities Purchase Agreement between the Company and Foss (the “Purchase Agreement”). The Foss Convertible Note carried interest at 8% per annum and a default rate of 18%, which was mandatorily convertible upon the date on which a registration statement for the Company’s underwritten public offering of its common stock with total proceeds to the Company of not less than $10,000,000 was effective, at a fixed conversion price of $4.125 per common share. The note matured on November 30, 2022, and all interest was deemed to have stopped accruing as of a date selected by the Company that is up to 10 days prior to the effective date of the registration statement filed in connection with the IPO. The aggregate estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 34% and a call option value of $0.2570, was $45,833, and was amortized as a debt discount over the life of the loan. The Company received net proceeds of $1,162,500 after deductions of debt discounts, consisting of $87,500 of legal fees. The maturity dates were extended to June 30, 2023 and the public offering proceeds threshold had been amended to $5,000,000. On June 15, 2023, the note, consisting of $1,250,000 of principal and $99,726 of interest, was converted into 327,207 shares of common stock.

On February 15, 2022, the Company sold another unsecured convertible promissory note to Fluffco with a face value of $350,000. The Note carried interest at 5% per annum and a default rate of 18%, which was mandatorily convertible upon the date on which a registration statement for the Company’s underwritten public offering of its common stock with total proceeds to the Company of not less than $10,000,000 was effective, at a fixed conversion price of $4.125 per common share. The note matured on November 30, 2022, and all interest was deemed to have stopped accruing as of a date selected by the Company that was up to 10 days prior to the effective date of the registration statement filed in connection with the IPO. The maturity dates were extended to June 30, 2023 and the public offering proceeds threshold had been amended to $5,000,000. On June 15, 2023, the Note, consisting of an aggregate $350,000 of principal and $22,535 of interest, was converted into 90,312 shares of common stock.

On May 28, 2020, the Company sold an unsecured convertible promissory note to the Company’s Chief Financial Officer at that time, Chris Coulter, in the face amount of $50,000. The note carried interest at 5% per annum. On June 15, 2023, the note, consisting of $50,000 of principal and $7,525 of interest, was converted into 13,946 shares of common stock.

Transactions with Eagle Vision

On April 12, 2022, Eagle Vision, a company controlled by John Dalfonsi, and the Company entered into a consulting agreement engagement letter (the “Eagle Vision Consulting Agreement”) pursuant to which Eagle Vision provided capital formation and initial public offering consulting services to the Company. Pursuant to the Eagle Vision Consulting Agreement, the Company paid Eagle Vision $6,000 per month starting on April 12, 2022 until the end of the month in which the initial public offering of the Company was completed. In addition, the Company issued (i) warrants to purchase up to 45,833 shares of common stock at an exercise price of $3.00 in May 2022 and (ii) warrants to purchase up to 8,485 shares of common stock at an exercise price of $3.00 per share in June 2022 for Eagle Vision’s services. On January 10, 2024, the consulting agreement was amended to modify the compensation to $150,000 per year, payable in monthly increments, until its expiration on December 31, 2025, in consideration of services provided by Mr. Dalfonsi as the Company’s CFO.

In connection with the sale of our Senior Notes in January, April and May 2024, we paid Eagle Vision aggregate cash fees in the amount of $177,500 in consideration of services rendered and to be rendered by Eagle Vision to the Company and the holders of the Senior Notes, including conducting due diligence with respect to the Company, monitoring the performance by the Company of its obligations under the Senior Notes, servicing the interest and principal payments for holders of the Senior Notes, engaging in ongoing discussions with the Company’s management regarding the Company’s operations and financial condition, acting as collateral agent, and evaluating financial and non-financial information related to the Company.

Policies and Procedures for Related Person Transactions

We have adopted a formal policy in regard to related persons that requires all future related person transactions to be approved in advance by our Audit Committee. Any request for such a transaction will be presented to our Audit Committee for review, consideration, and approval. In approving or rejecting any such proposal, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to, the extent of the related party’s interest in the transaction, and whether the transaction is on terms no less favorable to us than terms we could have generally obtained from an unaffiliated third party under the same or similar circumstances.

Certain historical related person transactions described in this prospectus were reviewed and approved or ratified in accordance with our then existing policies, Code of Business Conduct and Ethics, Articles of Incorporation and Bylaws, and Oregon or Nevada law, as applicable.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this prospectus regarding the beneficial ownership of our common stock by:

●	each of our stockholders who is known by us to beneficially own 5% or more of our common stock;

●	each of our executive officers;

●	each of our directors; and

●	all of our directors and current executive officers as a group.

Beneficial ownership is determined based on the rules and regulations of the Commission as defined in Rule 13d-3 of the Exchange Act. A person has beneficial ownership of shares if such individual has the power to vote and/or dispose of shares. This power may be sole or shared and direct or indirect. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock that are subject to options or warrants held by that person and exercisable as of, or within 60 days of, the date of this prospectus are counted as outstanding. These shares, however, are not counted as outstanding for the purposes of computing the percentage ownership of any other person. Except as may be indicated in the footnotes to this table and pursuant to applicable community property laws, each person named in the table has sole voting and dispositive power with respect to the shares of common stock set forth opposite that person’s name. The inclusion of shares in the table does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, (i) each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity, and (ii) the address of each person or entity named in the table is c/o BranchOut Food Inc., 205 SE Davis Avenue, Suite C, Bend, Oregon 97702.

	Common Stock
Name of Beneficial Owner(1)	Number of Shares	% of Class(2)
Officers and Directors:
Eric Healy, Chairman and CEO(3)	890,083	20.2%
John Dalfonsi, CFO(4)	179,803	4.1%
David Israel, Director(5)	295,472	6.9%
Greg Somerville, Director(6)	42,500	*
Byron Riché Jones, Director(7)	138,245	3.2%
Directors and Officers as a Group (5 persons)	1,546,103	33.5%
5% or Greater Shareholders
Eric Healy, CEO(3)	890,083	20.2%
David Israel, Director(5)	295,472	6.9%
The Donald A. Foss Irrevocable Living Trust dated August 14, 2022(8)	431,145	9.9%
Fluffco, LLC(9)	300,917	6.9%

*Indicates beneficial ownership of less than 1%.

(1)	Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock owned by such person.

(2)	Percentage of beneficial ownership is based upon 4,259,671 shares of common stock. For each named person, this percentage includes common stock that the person has the right to acquire either currently or within 60 days of June 17, 2024, including through the exercise of an option; however, such common stock is not deemed outstanding for the purpose of computing the percentage owned by any other person.

(3)	Includes 140,000 shares of common stock that may be acquired under an option to purchase 140,000 shares of common stock at an exercise price of $1.92 per share that vested in full on February 22, 2024, exercisable until February 21, 2034.

(4)	Includes 75,000 shares of common stock that may be acquired under an option to purchase 75,000 shares of common stock at an exercise price of $1.92 per share that vested in full on February 22, 2024, exercisable until February 21, 2034. Also includes 30,000 shares of common stock that may be acquired under an option to purchase 30,000 shares of common stock at an exercise price of $6.00 per share that vests monthly over one year from this issuance date of August 8, 2023, exercisable until August 7, 2028. Also includes an aggregate 44,803 shares of common stock that may be acquired by EagleVision Ventures, Inc., which is an entity 100% owned by the spouse of Mr. Dalfonsi, under the warrants listed below. The spouse of Mr. Dalfonsi has the sole voting and dispositive power over these shares.

	Options to Purchase	Exercise	Vesting	Expiration
Issuance Date:	Common Stock:	Price:	Terms:	Date:
March 7, 2022	15,383 shares	$6.50	Fully Vested	December 7, 2030
March 7, 2022	7,692 shares	$7.10	Fully Vested	May 6, 2031
May 26, 2022	18,334 shares	$7.50	Fully Vested	May 25, 2027
June 6, 2022	3,394 shares	$7.50	Fully Vested	June 5, 2027

(5)	Includes 16,254 shares held in the name of BFY Food Group, LLC, which is an entity in which David Israel is the beneficial owner. Mr. Israel has the sole voting and dispositive power over these shares. Also includes 30,000 shares of common stock that may be acquired under an option to purchase 30,000 shares of common stock at an exercise price of $1.92 per share.

(6)	Includes 15,000 shares of common stock that may be acquired under an option to purchase 15,000 shares of common stock at an exercise price of $1.92 per share, and 22,500 shares of common stock that may be acquired under an option to purchase 30,000 shares of common stock at an exercise price of $2.51 per share that vests monthly over one year from this issuance date of August 8, 2023, exercisable until August 7, 2028.

(7)	Includes 12,500 shares held by Byron R Jones & Angelina Jones JT TEN. Includes 34,166 shares of common stock that may be acquired under an option to purchase 34,166 shares of common stock at an exercise price of $1.92 per share.

(8)	Includes shares underlying warrants to purchase 103,938 shares at an exercise price of $7.10 per share held by The Donald A. Foss Irrevocable Living Trust dated August 14, 2022.

(9)	Includes 200,000 shares of common stock and shares underlying warrants to purchase an aggregate of 100,917 shares of common stock at exercise prices ranging from $2.00 per share to $6.50 per share. Irving Levin is the sole member of Fluffco, LLC, and has the sole voting and dispositive power over these shares.

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DESCRIPTION OF OUR SECURITIES

The following descriptions are summaries of the material terms of our common stock, Articles of Incorporation and Bylaws. Copies of our Articles of Incorporation and Bylaws are filed as exhibits to the registration statement of which this prospectus is a part.

General

As of the date of this prospectus, the total number of shares of all classes of capital stock that our Company is authorized to issue is 88,000,000 shares, consisting of (i) 80,000,000 shares of common stock, par value $0.001 per share, and (ii) 8,000,000 shares of preferred stock, par value $0.001 per share. As of the date of this prospectus, we had 4,259,671 shares of common stock outstanding and no shares of preferred stock outstanding. Our shares of preferred stock may be issued, from time to time, in one or more classes or series, with such rights and designations, and for such consideration, as our Board of Directors may from time to time determine.

Common Stock

The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights. Holders of our common stock are entitled to receive ratably any dividends declared by the board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock. Our common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions. We currently do not have any shares of, or securities convertible into, preferred stock outstanding.

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock.

Anti-Takeover Effects of Provisions of Our Charter Documents

Certain provisions of Nevada law and our Bylaws may have the effect of delaying, deferring or preventing another party from acquiring control of the Company. These provisions may discourage and prevent coercive takeover practices and inadequate takeover bids.

Nevada Law

Nevada law contains a provision governing “acquisition of controlling interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: 20 to 33-1/3%; 33-1/3 to 50%; or more than 50%.

A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation. Our Articles of Incorporation and Bylaws do not exempt our shares from the control share acquisition act.

The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the Nevada law. An Issuing Corporation is a Nevada corporation which (i) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada, and (ii) does business in Nevada directly or through an affiliated corporation.

At this time, we do not believe we have 100 stockholders of record resident of Nevada and we do not conduct business in Nevada directly. Therefore, the provisions of the control share acquisition act are believed not to apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of us, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of us. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met. The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having (i) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (ii) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (iii) representing 10% or more of the earning power or net income of the corporation.

An “interested stockholder” means the beneficial owner of 10% or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of (i) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher, (ii) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher, or (iii) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Securitize, LLC, formerly Pacific Stock Transfer Company. Securitize’s address and phone number is: 6725 Via Austi Pkwy, Suite 300, Las Vegas, Nevada 89119; telephone number (800) 785-7782. The email address for the transfer agent is: info@securitizemarkets.io. Further information about the transfer agent is available at its website, located at: https://securitize.io/pacific-stock-transfer.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF COMMON STOCK

The following is a summary of the material U.S. federal income tax considerations applicable to non-U.S. holders (as defined herein) with respect to their ownership and disposition of shares of our common stock issued pursuant to this offering, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based on current provisions of the Code, existing U.S. Treasury Regulations promulgated thereunder, published administrative pronouncements and rulings of the, and judicial decisions, all as in effect as of the date of this prospectus. These authorities are subject to change and to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to non-U.S. holders described in this prospectus. There can be no assurance that a court or the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling with respect to the U.S. federal income tax consequences to a non-U.S. holder of the purchase, ownership or disposition of our common stock.

In addition, this summary does not address the tax treatment of partnerships (or entities or arrangements that are treated as partnerships for U.S. federal income tax purposes) or persons that hold their common stock through partnerships. If a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds shares of our common stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Such partners and partnerships should consult their tax advisors regarding the tax consequences of the purchase, ownership and disposition of our common stock.

All prospective non-U.S. holders of our common stock should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our common stock. In general, a non-U.S. holder means a beneficial owner of our common stock (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (2) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

We assume in this discussion that a non-U.S. holder holds shares of our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances, nor does it address any alternative minimum, Medicare contribution, estate or gift tax consequences, or any aspects of U.S. state, local or non-U.S. taxes. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as holders that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below), corporations that accumulate earnings to avoid U.S. federal income tax, tax-exempt organizations, banks, financial institutions, insurance companies, brokers, dealers or traders in securities, commodities or currencies, tax-qualified retirement plans, holders who hold or receive our common stock pursuant to the exercise of employee stock options or otherwise as compensation, holders holding our common stock as part of a hedge, straddle or other risk reduction strategy, conversion transaction or other integrated investment, holders deemed to sell our common stock under the constructive sale provisions of the Code, controlled foreign corporations, passive foreign investment companies and certain former U.S. citizens or long-term residents.

Distributions on Our Common Stock

Distributions, if any, on our common stock generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such holder’s adjusted tax basis in the common stock. Any remaining excess will be treated as capital gain from the sale or exchange of such common stock, subject to the tax treatment described below in “Gain on Sale, Exchange or Other Disposition of Our Common Stock”. Any such distribution will also be subject to the discussion below under the heading “Foreign Accounts”.

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Dividends paid to a non-U.S. holder will generally be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements. However, such U.S. effectively connected income, net of specified deductions and credits, is taxed at the same graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

To claim a reduction or exemption from withholding, a non-U.S. holder of our common stock generally will be required to provide (a) a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) and satisfy applicable certification and other requirements to claim the benefit of an applicable income tax treaty between the United States and such holder’s country of residence, or (b) a properly executed IRS Form W-8ECI stating that dividends are not subject to withholding because they are effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Sale, Exchange or Other Disposition of Our Common Stock

Subject to the discussion below regarding backup withholding and foreign accounts, in general, a non-U.S. holder will not be subject to any U.S. federal income tax on any gain realized upon such holder’s sale, exchange or other disposition of shares of our common stock unless:

●	the gain is effectively connected with a U.S. trade or business of the non-U.S. holder and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed base maintained in the United States by such non-U.S. holder, in which case the non-U.S. holder generally will be taxed at the graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code) and, if the non-U.S. holder is a foreign corporation, the branch profits tax described above in “Distributions on Our Common Stock” also may apply;

●	the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the net gain derived from the disposition, which may be offset by U.S. source capital losses of the non-U.S. holder, if any (even though the individual is not considered a resident of the United States); or

●	our common stock constitutes a U.S. real property interest because we are, or have been, at any time during the five-year period preceding such disposition (or the non-U.S. holder’s holding period, if shorter) a “U.S. real property holding corporation.” Generally, a corporation is a U.S. real property holding corporation only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we do not believe that we are, or have been, a U.S. real property holding corporation, or that we are likely to become one in the future. Even if we are or become a U.S. real property holding corporation, provided that our common stock is regularly traded, as defined by applicable Treasury Regulations, on an established securities market, our common stock will be treated as a U.S. real property interest only with respect to a non-U.S. holder that holds more than 5% of our outstanding common stock, directly or indirectly, actually or constructively, during the shorter of the 5-year period ending on the date of the disposition or the period that the non-U.S. holder held our common stock. In such case, such non-U.S. holder generally will be taxed on its net gain derived from the disposition at the graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code). No assurance can be provided that our common stock is or will in the future be regularly traded on an established securities market for purposes of the rules described above.

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Backup Withholding and Information Reporting

We must report annually to the IRS and to each non-U.S. holder the gross amount of the dividends on our common stock paid to such holder and the tax withheld, if any, with respect to such dividends. Non-U.S. holders will have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends on our common stock. A non-U.S. holder generally will not be subject to U.S. backup withholding with respect to payments of dividends on our common stock if it certifies its non-U.S. status by providing a valid IRS Form W-8BEN or W-8BEN-E (or successor form) or W-8ECI, or otherwise establishes an exemption; provided we do not have actual knowledge or reason to know such non-U.S. holder is a U.S. person, as defined in the Code. Dividends paid to non-U.S. holders subject to the U.S. withholding tax, as described above in “Distributions on Our Common Stock,” generally will be exempt from U.S. backup withholding.

Information reporting and backup withholding will generally apply to the proceeds of a disposition of our common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder may be allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance

The Foreign Account Tax Compliance Act, which we refer to as FATCA, generally imposes a U.S. federal withholding tax of 30% on dividends and the gross proceeds of a disposition of our common stock paid to a “foreign financial institution” (as specifically defined for this purpose), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise qualifies for an exemption from these rules. A U.S. federal withholding tax of 30% also applies to dividends and will apply to the gross proceeds of a disposition of our common stock paid to a non-financial foreign entity (as defined in the Code), unless such entity provides the withholding agent with either a certification that it does not have any substantial direct or indirect U.S. owners or provides information regarding substantial direct and indirect U.S. owners of the entity, or otherwise qualifies for an exemption from these rules. The withholding provisions described above currently apply to dividends paid on our common stock and will generally apply with respect to gross proceeds of a sale or other disposition of our common stock.

If withholding is imposed under FATCA on a payment related to our common stock, a beneficial owner that is not a foreign financial institution and that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally may obtain a refund from the IRS by filing a U.S. federal income tax return (which may entail significant administrative burden). An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

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UNDERWRITING

Alexander Capital L.P. is acting as the sole bookrunner and Representative of the underwriters of this offering. Under the terms of an underwriting agreement, which is filed as an exhibit to the registration statement, each of the underwriters named below, through the Representative, has severally agreed to purchase from us, and we have agreed to sell to the underwriters, the respective number of shares of common stock opposite the underwriter’s name below:

Underwriters	Number of Shares

Alexander Capital L.P.	1,750,000

Total	1,750,000

We intend to enter into an underwriting agreement with the Representative in connection with this public offering. Subject to the terms and conditions of the underwriting agreement, the underwriters will buy all of the shares of common stock if they buy any of them. However, the underwriters are not required to take or pay for the shares of common stock covered by the underwriters’ overallotment option as described below. Our shares are offered subject to a number of conditions, including:

●	the representations and warranties made by us to the underwriters are true;

●	there is no material change in our business or the financial markets;

●	we deliver customary closing documents to the underwriters;

●	receipt and acceptance of our shares of common stock by the underwriters; and

●	the underwriters’ right to reject orders in whole or in part.

Commissions and Expenses

The following table shows the assumed public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Share	Total with no Over-Allotment	Total with Over-Allotment
Public offering price	$	$	$
Underwriting discount (8%)
Non-accountable expense allowance (1%)
Proceeds, before expenses, to us	$	$	$

The underwriters propose to offer the shares of common stock directly to the public at the assumed public offering price on the cover of this prospectus and to selected dealers, which may include the underwriters, at such offering price less a selling concession not in excess of $        per share. If all of the shares are not sold at the assumed public offering price, the Representative may change the assumed public offering price and the other selling terms.

The expenses of this offering that are payable by us are estimated to be approximately $330,000 (which excludes estimated underwriting discounts). We will be responsible for all of the underwriters expenses related to this offering, including filing fees and communication expenses for the registration of the shares, all filing fees associated with the review of this offering by the Financial Industry Regulatory Authority (“FINRA”), fees and expenses relating to the listing of the shares of common stock and shares of common stock underlying the Representative’s Warrants on Nasdaq, fees relating to background checks, fees relating to the registration, qualification or exemptions of the shares under securities laws of foreign jurisdictions, cost of making and printing the underwriting documents, cost and expenses of a public relations firm, cost of preparing, printing and delivering stock certificates, fees and expenses of the transfer agent, and fees and expenses of our legal counsel, road show expenses for this offering, and fees and expenses of the underwriters legal counsel (up to a maximum of $75,000). We have agreed to reimburse the underwriters for their accountable expenses, including reasonable attorneys’ fees, not to exceed $150,000. In addition, we have agreed to pay the Representative closing costs, which shall include the reimbursement of the out-of-pocket cost of the escrow agent or clearing agent, as applicable, not exceeding $12,900. Accordingly, we anticipate that the total accountable expenses to be paid or reimbursed to, or paid on behalf of, the Representative to be approximately $162,900. We have paid a $25,000 advance to the Representative, which will be credited against the accountable expenses actually incurred by the Representative in connection with this offering and which shall be reimbursed to us to the extent not actually incurred. We have also agreed to pay the Representative a non-accountable expense fee equal to one percent of the gross proceeds from the offering.

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Over-Allotment Option

We have granted the underwriters an option exercisable for 45 days after the date of this prospectus, to purchase, from time to time, in whole or in part, up to an aggregate of 262,500 shares of common stock (15% of the shares of common stock sold in this offering). To the extent that this option is exercised, each underwriter will be obligated, subject to certain conditions, to purchase its pro rata portion of these additional shares based on the underwriter’s percentage underwriting commitment in this offering as indicated in the table at the beginning of this Underwriting section.

Any shares of common stock issued or sold under the over-allotment option will be issued and sold on the same terms and conditions as the other shares that are the subject of this offering.

Lock-Up Agreements

All of our directors and executive officers have agreed that, for a period of six months after the date of this prospectus and subject to certain limited exceptions, we and they will not, directly or indirectly, without the prior written consent of the Representative: (i) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of common stock (including, without limitation, shares of common stock that may be deemed to be beneficially owned by us or them in accordance with the rules and regulations of the SEC and shares of common stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for common stock; (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of common stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or other securities, in cash or otherwise; (iii) make any demand for or exercise any right or file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible into or exercisable or exchangeable for common stock or any of our other securities; (iv) engage in any short selling of common stock; or (v) publicly disclose the intention to do any of the foregoing.

The Representative, in its sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release common stock and other securities from lock-up agreements, the Representative will consider, among other factors, the holder’s reasons for requesting the release, the number of shares of common stock and other securities for which the release is being requested and market conditions at the time.

We also agreed that, without the prior written consent of the Representative, we will not, for a period of six months after the date of this prospectus (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or (ii) complete any offering of debt securities of the Company (other than debt securities convertible into shares of common stock of the Company); or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

The restrictions contained in the preceding paragraph do not apply to (i) the shares of common stock to be sold in this offering, (ii) the issuance by the Company of shares of common stock upon the exercise of a stock option or warrant or the conversion of a security outstanding on the date hereof, of which the Representative has been advised in writing, (iii) resales of shares of common stock to be sold pursuant to a registration statement on Form S-1 or Form S-3 filed with the SEC, (iv) the issuance by the Company of stock options or shares of capital stock of the Company under any equity compensation plan of the Company or (v) the filing of a registration statement on Form S-8 with the Commission. In addition, without the prior written consent of the Representative, the Company shall be entitled to sell up to $325,000 of Senior Notes and Warrants to purchase an aggregate of 81,250 shares of common stock on the same terms and conditions as the Senior Notes and Warrants previously issued by the Company.

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Representative’s Warrants

We have also agreed to issue to the underwriters or their designees at the closing of this offering Representative’s Warrants to purchase an aggregate of 100,625 shares of common stock (5% of the number of shares of common stock sold in the offering, including the over-allotment option), for an aggregate purchase price of $100.00. We are registering hereby the issuance of Representative’s Warrants and the shares of common stock issuable upon exercise of such warrants. The Representative’s Warrants will be exercisable at any time and from time to time, in whole or in part, during a period commencing one hundred eighty (180) days following the commencement of sales of the Company’s securities in connection with this offering and expiring five years from the commencement of sales of the Company’s securities in connection with this offering. The Representative’s Warrants will be exercisable at a price equal to 120% of the offering price of the common stock, and such warrants shall be exercisable on a cash basis, provided that if a registration statement registering the common stock underlying the Representative’s Warrants is not effective, the Representative’s Warrants may be exercised on a cashless basis. The Representative’s Warrants have been deemed compensation by FINRA, and will accordingly be exercisable during the period beginning on the date that is 180 days following the date of commencement of sales of the Company’s securities in connection with this offering and ending on the fifth anniversary date of such date pursuant to Rule 5110(e)(1) of FINRA. The underwriters or their permitted assignees under this Rule 5110(e)(1) shall not sell, transfer, assign, pledge or hypothecate the Representative’s Warrants, nor engage in any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the Representative’s Warrants, for a period of one hundred eighty (180) from the effective date of the offering, except that they may be assigned, in whole or in part, as specifically set forth in the underwriting agreement. The Representative’s Warrants will provide for customary anti-dilution provisions (for stock dividends, splits and recapitalizations and the like) consistent with FINRA Rule 5110, and the number of shares underlying the Representative’s Warrants shall be reduced, or the exercise price increased, if necessary, to comply with FINRA rules or regulations. Further, the Representative’s Warrants will provide for a one-time demand registration right, which will not be greater than five years from the commencement of sales of common stock in connection with this offering in accordance FINRA Rule 5110(g)(8)(C) and piggyback registration rights, which will not be greater than seven years from the commencement of sales of common stock in connection with this offering in compliance with FINRA Rule 5110(g)(8)(D). The Representative’s Warrants and underlying shares are included in this prospectus.

Tail Financing

We granted the Representative the right, for a period of 24 months after the termination of the Representative’s engagement with us, to receive a cash fee equal to eight percent (8%) of the gross proceeds received by us from the sale of any equity, debt and/or equity derivative instruments to any investor actually introduced by the Representative to the Company in connection with any public or private financing or capital raise. This right may be terminated by us for “Cause”, which means a potential breach by the Representative of the underwriting agreement, or a material failure by the Representative to provide the services as contemplated by the underwriting agreement.

Right of First Refusal

We have granted the Representative a right of first refusal, subject to the successful closing of this offering, for a period of 24 months following the commencement of sales in connection with this offering, during which if the Company or any of its subsidiaries (a) decides to dispose of or acquire business units or acquire any of its outstanding securities or make any exchange or tender offer or enter into a merger, consolidation or other business combination or any recapitalization, reorganization, restructuring or other similar transaction, including, without limitation, an extraordinary dividend or distributions or a spin-off or split-off, and the Company decides to retain a financial advisor for such transaction, the Representative (or any affiliate designated by the Representative) shall have the right to act as the Company’s financial advisor for any such transaction; or (b) decides to finance or refinance any indebtedness using a manager or agent, the Representative (or any affiliate designated by the Representative) shall have the right to act as sole book-runner, sole manager, sole placement agent or sole agent with respect to such financing or refinancing; or (c) decides to raise funds by means of a public offering (including at-the-market facility) or a private placement or any other capital-raising financing of equity, equity-linked or debt securities using an underwriter or placement agent, the Representative (or any affiliate designated by the Representative) shall have the right to act as sole book-running manager, sole underwriter or sole placement agent for such financing.

Offering Price Determination

The actual offering price of the shares we are offering will be negotiated between us and the underwriters based upon, among other things, the trading of our shares of common stock prior to the offering.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments that the underwriters may be required to make for these liabilities.

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Stabilization, Short Positions and Penalty Bids

The underwriters may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock, in accordance with Regulation M under the Exchange Act:

●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

●	A short position involves a sale by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase in the offering, which creates the syndicate short position. This short position may be either a covered short position or a naked short position. In a covered short position, the number of shares involved in the sales made by the underwriters in excess of the number of shares they are obligated to purchase is not greater than the number of shares that they may purchase by exercising their option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in their option to purchase additional shares. The underwriters may close out any short position by either exercising their option to purchase additional shares and/or purchasing shares in the open market. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through their option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

●	Syndicate covering transactions involve purchases of common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

●	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of the common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on The Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Listing

Our shares of common stock are listed on Nasdaq under the symbol “BOF”.

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by one or more of the underwriters of this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or selling group member, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations.

Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

Discretionary Sales

The underwriters have informed us that they do not expect to sell more than 5% of the common stock in the aggregate to accounts over which they exercise discretionary authority.

61

Other Relationships

Certain of the underwriters and their affiliates may in the future provide various investment banking, commercial banking and other financial services in the ordinary course of business for us and our affiliates for which they may in the future receive customary fees and commissions for these transactions.

On June 15, 2023, the Company entered into an underwriting agreement with the Representative, relating to the issuance and sale by the Company of 1,190,000 shares of common stock at a price of $6.00 per share, in connection with its IPO. Pursuant to the underwriting agreement, the Company agreed to an 9.0% underwriting discount on the gross proceeds received by the Company for the shares of common stock in addition to reimbursement of certain expenses, made customary representations, warranties and covenants concerning the Company, and also agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act. The IPO closed on June 21, 2023 and the Company re received net proceeds of $6,226,000 in the IPO after deducting underwriters’ discounts and commissions and before consideration of other issuance costs. On June 21, 2023, pursuant to the underwriting agreement, the Company executed and delivered to the Representative a common stock purchase warrant to purchase up to 82,110 shares of common stock, which may be exercised beginning on December 18, 2023 until December 18, 2028. The initial exercise price of such warrant is $7.20 per share, and the Representative may not effect the disposition of such warrant from one year following December 18, 2023. In addition, such warrant contain “piggy-back” registration rights with respect to the shares underlying such warrant, and limits the number of shares issuable upon its exercise to 4.99%/9.99% of the outstanding shares of common stock, as applicable.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to prospective investors in the European Economic Area and the United Kingdom

In relation to each Member State of the European Economic Area and the United Kingdom (each a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation;

provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and us that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any shares being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

62

Notice to prospective investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Notice to prospective investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (the “FINMA”), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to prospective investors in France

This prospectus (including any amendment, supplement or replacement thereto) is not being distributed in the context of a public offering in France within the meaning of Article L. 411-1 of the French Monetary and Financial Code (Code monétaire et financier). This prospectus has not been and will not be submitted to the French Autorité des marchés financiers (the “AMF”) for approval in France and accordingly may not and will not be distributed to the public in France.

Pursuant to Article 211-3 of the AMF General Regulation, French residents are hereby informed that:

1.	the transaction does not require a prospectus to be submitted for approval to the AMF;

2.	persons or entities referred to in Point 2°, Section II of Article L. 411-2 of the Monetary and Financial Code may take part in the transaction solely for their own account, as provided in Articles D. 411-1, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the Monetary and Financial Code; and

3.	the financial instruments thus acquired cannot be distributed directly or indirectly to the public otherwise than in accordance with Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the Monetary and Financial Code.

This prospectus is not to be further distributed or reproduced (in whole or in part) in France by the recipients of this prospectus. This prospectus has been distributed on the understanding that such recipients will only participate in the issue or sale of our securities for their own account and undertake not to transfer, directly or indirectly, our securities to the public in France, other than in compliance with all applicable laws and regulations and in particular with Articles L. 411-1 and L. 411-2 of the French Monetary and Financial Code.

Notice to Prospective Investors in Germany

Our securities may be offered and sold in the Federal Republic of Germany only in compliance with the Prospectus Regulation, the Commission Delegated Regulations (EU) 2019/979 and (EU) 2019/980, each as of March 14, 2019 and the German Securities Prospectus Act (Wertpapierprospektgesetz), as amended, or any other laws applicable in Germany governing the issue, offering and sale of securities. This prospectus has not been approved under the Prospectus Regulation and, accordingly, our securities may not be offered publicly in the Federal Republic of Germany. Our securities will only be offered in the Federal Republic of Germany in reliance on an exemption from the requirement to publish an approved securities prospectus under the Prospectus Regulation. Any resale of our securities in Germany may only be made in accordance with the Prospectus Regulation and other applicable laws.

63

Notice to Prospective Investors in Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to Prospective Investors in China

This prospectus will not be circulated or distributed in the PRC and the shares will not be offered or sold and will not be offered or sold to any person for re-offering or resale directly or indirectly to any residents of the PRC except pursuant to any applicable laws and regulations of the PRC. Neither this prospectus nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Pachulski Stang Ziehl Jones LLP, New York, New York. Sullivan & Worcester, LLP, New York, New York, is acting as counsel to the underwriters.

EXPERTS

The Company’s financial statements as of and for the years ended December 31, 2023 and 2022, respectively, have been included in this registration statement and have been so included in reliance upon the report of M&K CPAS, PLLC (such report including an explanatory paragraph regarding our ability to continue as a going concern as described in Note 2 to the financial statements), an independent registered public accounting firm, given on the authority of M&K CPAS, PLLC as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC, under the Securities Act, a registration statement on Form S-1 relating to the shares offered hereby. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our Company and the securities we are offering by this prospectus, you should refer to the registration statement, including the exhibits and schedules thereto. Statements contained in this prospectus regarding the contents of any contract or other document are only summaries. With respect to any contract or document filed as an exhibit to the registration statement, you should refer to the exhibit for a copy of the contract or document, and each statement in this prospectus regarding that contract or document is qualified by reference to the exhibit. Our SEC filings, including the registration statement of which this prospectus forms a part, are also available to you, free of charge, from the SEC’s website at www.sec.gov.

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offering made by this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than those specifically offered hereby or an offer to sell or a solicitation of an offer to buy any of these securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. Except where otherwise indicated, this prospectus speaks as of the date hereof. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof.

You should rely only on the information contained in or incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

INCORPORATION BY REFERENCE

We file quarterly reports, annual reports, current reports, proxy statements, and other documents with the SEC. These periodic reports, proxy statements and other documents are available to you, free of charge, from the SEC’s website at www.sec.gov, and on the investor relations section of our website at www.branchoutfood.com. All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement but excluding any information furnished and not filed with the SEC, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish to you at no cost, upon written or oral request, a copy of any of the documents that are incorporated by reference into this prospectus, including exhibits to these documents. You may request these documents in writing or by telephone at:

BranchOut Food Inc.

205 SE Davis Ave., Suite C

Bend, Oregon 97702

(844) 263-6637

64

BRANCHOUT FOOD, INC.

INDEX TO FINANCIAL STATEMENTS

For the Three Months Ended March 31, 2024 and 2023 (Unaudited)

and

Years Ended December 31, 2023 and 2022

F-1

BRANCHOUT FOOD INC.

CONDENSED BALANCE SHEETS

	March 31, 2024	December 31, 2023
	(Unaudited)
Assets

Current assets:
Cash	$251,700	$657,789
Accounts receivable	499,976	635,549
Advances on inventory purchases	319,974	-
Inventory	118,065	336,805
Other current assets	79,537	48,100
Total current assets	1,269,252	1,678,243

Property and equipment, net	908,663	914,999
Right-of-use asset	138,774	147,228
Note receivable	374,728	384,628

Total Assets	$2,691,417	$3,125,098

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$397,142	$382,948
Accounts payable, related parties	12,000	-
Accrued expenses	78,103	165,244
Notes payable, current portion	-	200,000
Notes payable, related parties, net of discounts	350,805	-
Lease liability, current portion	31,758	30,901
Total current liabilities	869,808	779,093

Notes payable, net of current portion	34,500	34,500
Lease liability, net of current portion	92,761	101,029

Total Liabilities	997,069	914,622

Stockholders’ Equity:
Preferred stock, $0.001 par value, 8,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.001 par value, 80,000,000 shares authorized; 4,121,346 and 4,044,252 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	4,121	4,044
Additional paid-in capital	15,515,716	15,016,973
Subscriptions payable, 22,500 and -0- shares at March 31, 2024 and December 31, 2023, respectively	36,019	-
Accumulated deficit	(13,861,508)	(12,810,541)
Total Stockholders’ Equity	1,694,348	2,210,476

Total Liabilities and Stockholders’ Equity	$2,691,417	$3,125,098

See accompanying notes to financial statements.

F-2

BRANCHOUT FOOD INC.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended March 31,
	2024	2023

Net revenue	$1,467,016	$97,340
Cost of goods sold	1,183,428	126,982
Gross profit (loss)	283,588	(29,642)

Operating expenses:
General and administrative	319,736	180,900
Salaries and wages	598,286	251,810
Professional fees	390,666	144,141
Total operating expenses	1,308,688	576,851

Operating loss	(1,025,100)	(606,493)

Other income (expense):
Interest income	2,877	2,845
Interest expense	(28,744)	(173,445)
Total other income (expense)	(25,867)	(170,600)

Net loss	$(1,050,967)	$(777,093)

Weighted average common shares outstanding - basic and diluted	4,109,467	3,001,909
Net loss per common share - basic and diluted	$(0.26)	$(0.26)

See accompanying notes to financial statements.

F-3

BRANCHOUT FOOD INC.

CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(Unaudited)

					Additional			Total
	Preferred Stock		Common Stock		Paid-In	Subscriptions	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Payable	Deficit	Equity
Balance, December 31, 2023	-	$-	4,044,252	$4,044	$15,016,973	$-	$(12,810,541)	$2,210,476

Common stock issued for services	-	-	77,094	77	113,498	36,019	-	149,594

Stock options issued for services	-	-	-	-	376,384	-	-	376,384

Common stock warrants granted to note holders pursuant to debt financing	-	-	-	-	8,861	-	-	8,861

Net loss	-	-	-	-	-	-	(1,050,967)	(1,050,967)

Balance, March 31, 2024	-	$-	4,121,346	$4,121	$15,515,716	$36,019	$(13,861,508)	$1,694,348

					Additional			Total
	Preferred Stock		Common Stock		Paid-In	Subscriptions	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Payable	Deficit	Equity
Balance, December 31, 2022	-	$-	3,001,909	$3,002	$3,742,101	$-	$(8,884,831)	$(5,139,728)

Stock options issued for services	-	-	-	-	50,446	-	-	50,446

Net loss	-	-	-	-	-	-	(777,093)	(777,093)

Balance, March 31, 2023	-	$-	3,001,909	$3,002	$3,792,547	$-	$(9,661,924)	$(5,866,375)

See accompanying notes to financial statements.

F-4

BRANCHOUT FOOD INC.

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Three Months Ended March 31,
	2024	2023
Cash flows from operating activities
Net loss	$(1,050,967)	$(777,093)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	56,336	55,823
Amortization of debt discounts	14,666	-
Common stock issued for services	149,594	-
Options and warrants issued for services	376,384	50,446
Decrease (increase) in assets:
Accounts receivable	135,573	(11,026)
Advances on inventory purchases	(319,974)	(118,082)
Inventory	218,740	49,447
Other current assets	(31,437)	(189,573)
Right-of-use asset	8,454	-
Increase (decrease) in liabilities:
Accounts payable	14,194	168,148
Accounts payable, related parties	12,000	15,750
Accrued expenses	(87,141)	99,567
Net cash used in operating activities	(503,578)	(656,593)

Cash flows from investing activities
Purchase of property and equipment	(50,000)	-
Payments received on notes receivable	9,900	-
Net cash used in investing activities	(40,100)	-

Cash flows from financing activities
Payment of deferred offering costs	-	(98,298)
Proceeds received on convertible notes payable, related parties	-	25,000
Proceeds received on convertible notes payable, unrelated parties	-	442,500
Proceeds received on notes payable	-	200,000
Repayment of notes payable	(200,000)	-
Proceeds received on notes payable, related parties	345,000	-
Repayments on revolving line of credit	-	(25,097)
Principal payments on finance lease	(7,411)	-
Net cash provided by financing activities	137,589	544,105

Net increase in cash	(406,089)	(112,488)
Cash and restricted cash - beginning of period	657,789	548,447
Cash - ending of period	$251,700	$435,959

Supplemental disclosures:
Interest paid	$14,617	$39,593
Income taxes paid	$-	$-

Non-cash investing and financing transactions:
Relative fair value of warrants issued as a debt discount	$8,861	$-

See accompanying notes to financial statements.

F-5

BRANCHOUT FOOD INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

(Unaudited)

Note 1 – Nature of Business and Significant Accounting Policies

Nature of Business

BranchOut Food Inc. (“BranchOut,” the “Company,” “we,” “our” or “us”) was incorporated as Avochips Inc. in Oregon on February 21, 2017, and converted into AvoLov, LLC, an Oregon limited liability company, on November 2, 2017. On November 19, 2021, the Company converted from an Oregon limited liability company into BranchOut Food Inc., a Nevada corporation. The Company is engaged in the development, marketing, sale, and distribution of plant-based, dehydrated fruit and vegetable snacks and powders. The Company’s products are currently manufactured for it by contract manufacturers based in South America and North America that produce dehydrated fruit and vegetable products for us using a new proprietary dehydration technology that the Company licenses from a third party. The Company’s customers are primarily located throughout the United States.

Basis of Accounting

The accompanying unaudited condensed financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial reporting and as required by pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). Accordingly, they do not include all of the information and notes required by GAAP for complete financial statements. In the opinion of the Company’s management, the accompanying unaudited condensed financial statements contain all adjustments (consisting of items of a normal and recurring nature) necessary to present fairly the financial position as of March 31, 2024, the results of operations for the three months ended March 31, 2024 and 2023, and cash flows for the three months ended March 31, 2024 and 2023. The results of operations for the three months ended March 31, 2024 are not necessarily indicative of the results to be expected for the full year. The balance sheet as of December 31, 2023 was derived from our audited financial statements. The accompanying condensed financial statements and notes thereto should be read in conjunction with the audited financial statements for the year ended December 31, 2023, which were included in our Annual Report on Form 10-K. The Company follows the same accounting policies in the preparation of interim reports.

When preparing financial statements in conformity with GAAP, we must make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications

Certain reclassifications have been made to the prior years’ financial statements to conform to current year presentation. These reclassifications had no effect on previously reported results of operations or retained earnings.

Going Concern

As shown in the accompanying condensed financial statements, as of March 31, 2024, the Company has incurred recurring losses from operations resulting in an accumulated deficit of $13,861,508, with working capital of only $399,444, which may not be sufficient to sustain operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management is actively pursuing new customers to increase revenues. In addition, the Company is currently seeking additional sources of capital to fund short term operations. Management believes these factors will contribute to achieving profitability. The accompanying condensed financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. These condensed financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities, that might be necessary should the Company be unable to continue as a going concern.

Nasdaq Delisting Notice

On April 11, 2024, we received a letter from The Nasdaq Stock Market stating that we were not in compliance with Nasdaq Listing Rule 5550(b)(1) (the “Rule”) because our stockholders’ equity of $2,210,476 as of December 31, 2023 was below the minimum requirement of $2,500,000. Pursuant to Nasdaq’s Listing Rules, on May 28, 2024, we submitted to Nasdaq a plan to regain compliance with the Rule, which was accepted by Nasdaq on June 7, 2024, and provides us with an extension of 180 calendar days from April 11, 2024 to regain compliance with the Rule. We believe that we will regain compliance with the Rule by effecting sales of our equity securities. However, no assurance can be given that we will be able to consummate an equity financing within the time required by Nasdaq.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that may affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

F-6

BRANCHOUT FOOD INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

(Unaudited)

Segment Reporting

ASC 280, Segment Reporting, requires annual and interim reporting for an enterprise’s operating segments and related disclosures about its products, services, geographic areas and major customers. An operating segment is defined as a component of an enterprise that engages in business activities from which it may earn revenues and expenses, and about which separate financial information is regularly evaluated by the chief operating decision maker in deciding how to allocate resources. The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Fair Value of Financial Instruments

The Company discloses the fair value of certain assets and liabilities in accordance with ASC 820 – Fair Value Measurement and Disclosures (ASC 820). Under ASC 820-10-05, the FASB establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company’s financial statements as reflected herein. The carrying amounts of cash, accounts receivable, accounts payable and accrued expenses reported on the balance sheets are estimated by management to approximate fair value primarily due to the short-term nature of the instruments.

Cash and Cash Equivalents

Cash equivalents include money market accounts which have maturities of three months or less. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. Cash equivalents are stated at cost plus accrued interest, which approximates market value. There were no cash equivalents on hand on March 31, 2024 or December 31, 2023.

Cash in Excess of FDIC Insured Limits

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. Accounts are guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000, under current regulations. The Company had $1,700 and $407,789 in excess of FDIC insured limits on March 31, 2024 and December 31, 2023, respectively, and has not experienced any losses in such accounts.

Accounts Receivable

Accounts receivable is carried at their estimated collectible amounts. Trade accounts receivable is periodically evaluated for collectability based on past credit history with customers and their current financial condition. The Company had no allowance for doubtful accounts on March 31, 2024 or December 31, 2023.

Inventory

The Company’s products consist of pre-packaged and bulk-dried fruit and vegetable-based snacks, powders and ingredients purchased from contract-manufacturers in Chile and/or Peru. The Company’s contract manufacturer in Peru uses equipment purchased by the Company in its manufacturing process. Raw materials consist of packaging materials. Appropriate consideration is given to obsolescence, excessive levels, deterioration, and other factors in evaluating net realizable value. No reserve for obsolete inventories has been recognized. Inventory, consisting of raw materials and finished goods are stated at the lower of cost or net realizable value using the average cost valuation method, and consisted of the following as of March 31, 2024 and December 31, 2023:

	March 31, 2024	December 31, 2023
Raw materials	$15,717	$13,734
Finished goods	102,348	323,071
Total inventory	$118,065	$336,805

The Company had prepaid inventory advances on product in the amount of $319,974 as of March 31, 2024. Advances of 70% of estimated finished product costs are made to enable manufacturers to purchase raw materials necessary to produce finished products. The remaining 30% of finished product costs are paid upon receipt of finished goods.

F-7

BRANCHOUT FOOD INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

(Unaudited)

Property and Equipment

Property and equipment are stated at the lower of cost or estimated net recoverable amount. The cost of property, plant and equipment is depreciated using the straight-line method based on the lesser of the estimated useful lives of the assets or the lease term based on the following life expectancy:

Office equipment	3 years
Furniture and fixtures	5 years
Equipment and machinery	5 years

Repairs and maintenance expenditures are charged to operations as incurred. Major improvements and replacements, which extend the useful life of an asset, are capitalized, and depreciated over the remaining estimated useful life of the asset. When assets are retired or sold, the cost and related accumulated depreciation are eliminated, and any resulting gain or loss is reflected in operations.

Impairment of Long-Lived Assets

Long-lived assets held and used by the Company are reviewed for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable or is impaired. Recoverability is assessed using undiscounted cash flows based upon historical results and current projections of earnings before interest and taxes. Impairment is measured using discounted cash flows of future operating results based upon a rate that corresponds to the cost of capital. Impairments are recognized in operating results to the extent that carrying value exceeds discounted cash flows of future operations.

Our indefinite-lived brand names and trademarks acquired and are assigned an indefinite life as we anticipate that these brand names will contribute cash flows to the Company perpetually. We evaluate the recoverability of intangible assets periodically by considering events or circumstances that may warrant revised estimates of useful lives or that indicate the asset may be impaired. The Company expenses internally developed trademarks.

License Agreement

In 2021, the Company entered into a license agreement under which it acquired a license to utilize certain technology and production equipment developed and manufactured by another company relating to avocado products. The license is not discernible from the equipment; therefore, the license costs have been capitalized and depreciated over the useful life of the equipment. The license agreement also entitles the licensor to a royalty on all revenue from the sale of products produced using the equipment. These royalties are recognized as royalty expenses as the products are sold. There have been no royalty payments to date, and any future minimum royalty payments or equipment purchases under this license agreement are an unrecognized commitment as they relate to retaining exclusivity of the avocado products going forward. See Note 12, below.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customer. Under ASC 606, the Company recognizes revenue from the sale of its plant-based snack products in accordance with a five-step model in which the Company evaluates the transfer of promised goods or services and recognizes revenue when customers obtain control of promised goods or services in an amount that reflects the consideration which the Company expects to be entitled to receive in exchange for those goods or services. To determine revenue recognition for arrangements that the Company determines are within the scope of ASC 606, the Company performs the following five steps: (1) identify the contract(s) with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract and (5) recognize revenue when (or as) the entity satisfies a performance obligation. The Company has elected, as a practical expedient, to account for the shipping and handling as fulfillment costs, rather than as separate performance obligations, and the related costs are recorded as selling expenses in general and administrative expenses in the statement of operations. Revenue is reported net of applicable provisions for discounts, returns and allowances. Methodologies for determining these provisions are dependent on customer pricing and promotional practices. The Company records reductions to revenue for estimated product returns and pricing adjustments in the same period that the related revenue is recorded. These estimates are based on industry-based historical data, historical sales returns, if any, analysis of credit memo data, and other factors known at the time.

The Company’s sales are predominantly generated from the sale of finished products to retailers, and to a lesser extent, direct to consumers through third party website platforms. These sales contain a single performance obligation, and revenue is recognized at a single point in time when ownership, risks and rewards transfer. Typically, this occurs when the goods are received by the retailer or customer, or when the title of goods is exchanged. Revenues are recognized in an amount that reflects the net consideration the Company expects to receive in exchange for the goods.

F-8

BRANCHOUT FOOD INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

(Unaudited)

The Company promotes its products with advertising, consumer incentives and trade promotions. These programs include discounts, slotting fees, coupons, rebates, in-store display incentives and volume-based incentives. Customer trade promotion and consumer incentive activities are recorded as a reduction to the transaction price based on amounts estimated as being due to customers and consumers at the end of a period. The Company derives these estimates based principally on historical utilization and redemption rates. The Company does not receive a distinct service in relation to the advertising, consumer incentives and trade promotions. Payment terms in the Company’s invoices are based on the billing schedule established in contracts and purchase orders with customers.

Expenses such as slotting fees, sales discounts, and allowances are accounted for as a direct reduction of revenues as follows for the three months ended March 31, 2024 and 2023:

	For the Three Months Ended March 31,
	2024	2023

Revenue	$1,470,836	$110,579
Less: slotting, discounts, and allowances	3,820	13,239
Net revenue	$1,467,016	$97,340

Cost of Goods Sold

Cost of goods sold represents costs directly related to the purchase, production and manufacturing of the Company’s products. Costs include purchase costs, product development, freight-in, packaging, and print production costs.

Advertising Costs

The Company expenses the cost of advertising and promotions as incurred. Advertising and promotions expense was $57,059 and $36,669 for the three months ended March 31, 2024 and 2023, respectively.

Stock-Based Compensation

The Company accounts for equity instruments issued to employees and non-employees in accordance with the provisions of ASC 718 Stock Compensation (“ASC 718”). All transactions in which the consideration provided in exchange for the purchase of goods or services consists of the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

The Company issued stock-based compensation in the amount of $525,978 and $50,446 for the three months ended March 31, 2024 and 2023, respectively.

Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (“FASB”) that are adopted by the Company as of the specified effective date. If not discussed, management believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on the Company’s financial statements upon adoption.

In July 2023, the FASB issued Accounting Standards Update (“ASU”) 2023-03 to amend various SEC paragraphs in the Accounting Standards Codification to primarily reflect the issuance of SEC Staff Accounting Bulletin No. 120. ASU No. 2023-03, “Presentation of Financial Statements (Topic 205), Income Statement—Reporting Comprehensive Income (Topic 220), Distinguishing Liabilities from Equity (Topic 480), Equity (Topic 505), and Compensation—Stock Compensation (Topic 718): Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 120, SEC Staff Announcement at the March 24, 2022 EITF Meeting, and Staff Accounting Bulletin Topic 6.B, Accounting Series Release 280—General Revision of Regulation S-X: Income or Loss Applicable to Common Stock.” ASU 2023-03 amends the ASC for SEC updates pursuant to SEC Staff Accounting Bulletin No. 120; SEC Staff Announcement at the March 24, 2022 Emerging Issues Task Force (“EITF”) Meeting; and Staff Accounting Bulletin Topic 6.B, Accounting Series Release 280 - General Revision of Regulation S-X: Income or Loss Applicable to Common Stock. These updates were immediately effective and did not have a significant impact on our financial statements.

F-9

BRANCHOUT FOOD INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

(Unaudited)

Note 2 – Related Party Transactions

Accounts Payable

As of March 31, 2024, the Company owed Eagle Vision Ventures, Inc., a Company owned by our Chief Financial Officer, John Dalfonsi, $12,500 for services rendered.

Debt Financing

On January 10, 2024, the Company completed the sale of $400,000 of Senior Secured Promissory Notes (“Notes”) and Warrants (“Warrants”) to purchase an aggregate of 100,000 shares of the Company’s common stock, to a group of six investors (the “Investors”) led by Eagle Vision Fund LP (“Eagle Vision”), an affiliate of John Dalfonsi, CFO of the Company, pursuant to a Subscription Agreement between the Company and the Investors (the “Subscription Agreement”).

Pursuant to the Subscription Agreement, Eagle Vision was paid a cash fee in the amount of $40,000 upon the closing of the transaction for due diligence fees in consideration of services rendered and to be rendered by Eagle Vision to the Company and the Investors, including conducting due diligence with respect to the Company, monitoring the performance by the Company of its obligations under the Senior Secured Notes, servicing the interest and principal payments for purchasers, engaging in ongoing discussions with the Company’s management regarding the Company’s operations and financial condition, acting as collateral agent, and evaluating financial and non-financial information related to the Company, which services are to be provided by Eagle Vision until the Senior Secured Notes have been paid in full, and $15,000 of legal fees was paid to Eagle Vision’s counsel.

The Notes mature on the earlier of December 31, 2024, or the occurrence of a Qualified Subsequent Financing or Change of Control (as such terms are defined in the Subscription Agreement) and bear interest at a rate of 15% per annum. In addition, the Notes are subject to covenants, events of defaults and other terms and conditions set forth in the Subscription Agreement. The Company’s obligations under the Notes are secured by liens on substantially all of the Company’s assets pursuant to the terms of a Security Agreement between the Company and the Investors.

Each Warrant is exercisable for a ten-year period at an exercise price of $2.00 per share.

Common Stock Options Issued for Services

On February 22, 2024, the Company granted options to purchase 140,000 shares of the Company’s common stock, having an exercise price of $1.92 per share, exercisable over a 10-year term, to the Company’s CEO. The options vested immediately.

On February 22, 2024, the Company granted options to purchase 75,000 shares of the Company’s common stock, having an exercise price of $1.92 per share, exercisable over a 10-year term, to the Company’s CFO. The options vested immediately.

On February 22, 2024, the Company also granted options to purchase an aggregate 79,166 shares of the Company’s common stock, having an exercise price of $1.92 per share, exercisable over a 10-year term, to a total of three of the Company’s directors. The options vested immediately.

Note 3 – Fair Value of Financial Instruments

Under FASB ASC 820-10-5, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. Under GAAP, certain assets and liabilities must be measured at fair value, and FASB ASC 820-10-50 details the disclosures that are required for items measured at fair value.

The Company has cash, notes receivable, derivative liabilities and debts that must be measured under the fair value standard. The Company’s financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels are as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 - Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3 - Unobservable inputs that reflect our assumptions about the assumptions that market participants would use in pricing the asset or liability.

F-10

BRANCHOUT FOOD INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

(Unaudited)

The following schedule summarizes the valuation of financial instruments at fair value on a recurring basis in the balances sheet as of March 31, 2024 and December 31, 2023:

	Fair Value Measurements at March 31, 2024
	Level 1	Level 2	Level 3
Assets
Cash	$251,700	$-	$-
Right-of-use-asset	-	-	138,774
Notes receivable	-	374,728	-
Total assets	251,700	374,728	138,774
Liabilities
Notes payable	-	34,500	-
Notes payable, related parties, net of $49,195 of discounts	-	350,805	-
Lease liability	-	-	124,519
Total liabilities	-	385,305	124,519

	Fair Value Measurements at December 31, 2023
	Level 1	Level 2	Level 3
Assets
Cash	$657,789	$-	$-
Right-of-use-asset	-	-	147,228
Notes receivable	-	384,628	-
Total assets	657,789	384,628	147,228
Liabilities
Notes payable	-	235,000	-
Lease liability	-	-	131,930
Total liabilities	-	235,000	131,930

There were no transfers of financial assets or liabilities between Level 1, Level 2 and Level 3 inputs for the three months ended March 31, 2024, or the year ended December 31, 2023.

Note 4 – Major Customers and Accounts Receivable

The Company had certain customers whose revenue individually represented 10% or more of the Company’s total net revenue, or whose accounts receivable balances individually represented 10% or more of the Company’s total accounts receivable, as follows:

For the three months ended March 31, 2024, one customer accounted for 99% of net revenue and 93% of accounts receivable at the end of the period, and for the three months ended March 31, 2023, four customers accounted for 91% of net revenue and 97% of accounts receivable at the end of the period.

Note 5 – Other Current Assets

Other current assets consisted of the following as of March 31, 2024 and December 31, 2023:

	March 31, 2024	December 31, 2023
Prepaid insurance costs	$2,087	$2,403
Prepaid advertising and trade show fees	8,523	20,106
Prepaid professional fees & license fees	46,540	6,056
Interest receivable	22,387	19,535
Total other current assets	$79,537	$48,100

F-11

BRANCHOUT FOOD INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

(Unaudited)

Note 6 – Property and Equipment

Property and equipment as of March 31, 2024 and December 31, 2023 consisted of the following:

	March 31, 2024	December 31, 2023
Equipment and machinery	$1,283,334	$1,233,334
Less: Accumulated depreciation	(374,671)	(318,335)
Total property and equipment, net	$908,663	$914,999

Depreciation of property and equipment was $56,336 and $55,823 for the three months ended March 31, 2024 and 2023, respectively.

Note 7 – Notes Receivable

Nanuva Note Receivable

On February 4, 2021, the Company entered into a Manufacturing and Distributorship Agreement (“MDA”) with Natural Nutrition SpA, a Chilean company (“Nanuva”), in which the Company loaned $500,000 to Nanuva (“Advance Payment”) to help finance the capital investment needed for Nanuva to purchase two industrial fruit drying machines to be used in servicing the Company’s manufacturing needs. Pursuant to the MDA, the Company is entitled to recover the Advance Payment in full no later than May 31, 2027, which prior to repayment, will bear interest at 3% per annum. The Advance Payment is to be repaid pursuant to a two-dollar ($2/kg) deduction in the price of any product exported by Nanuva to the Company with certain mandatory minimum annual payments. Repayments commence on the earlier of a) the first invoice issued by Nanuva after installation of the drying equipment, or b) June 30, 2021. The MDA expires on May 31, 2027, with automatic annual renewals thereafter, unless it is terminated in accordance with the terms of the MDA. The Company deferred collection of the minimum annual payment requirement for 2023 until 2024 when several large orders were placed. As of March 31, 2024, a total of $131,594 of the Advance Payment had been repaid as a reduction of inventory costs, consisting of $115,372 of principal and $16,222 of interest. All payments consisted of reductions in inventory costs, other than a payment of $15,000 in cash on March 24, 2021. As of March 31, 2024, a total of $397,115 was outstanding from Nanuva, consisting of $374,728 of principal and $22,387 of unpaid interest. As of December 31, 2023, a total of $404,163 was outstanding from Nanuva, consisting of $384,628 of principal and $19,535 of unpaid interest. The Advance Payment is collateralized by a second lien in the equipment. Pursuant to the MDA, the Company has been appointed as Nanuva’s exclusive distributor in the following territories:

	Exclusivity	Minimum Volume
Product	Territories	(Kg/month)(“MOQ”)
Avocado Powder	Worldwide (except Chile)	1,000
Banana Chips	Worldwide (except Chile)	1,000
Avocado Snacks	North America (Canada and USA)	1,000
Avocado Chips	Worldwide	1,000
Other Powders	No Exclusivity	-0-

Note 8 – Accrued Expenses

Accrued expenses consisted of the following as of March 31, 2024 and December 31, 2023, respectively:

	March 31,2024	December 31, 2023
Accrued payroll and taxes	$38,371	$43,376
Accrued interest	2,038	2,577
Accrued chargebacks	37,694	119,291
Total accrued expenses	$78,103	$165,244

F-12

BRANCHOUT FOOD INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

(Unaudited)

Note 9 – Notes Payable

On March 15, 2023, the Company completed the sale of a $200,000 Promissory Note to The John & Kristen Hinman Trust Dated February 23, 2016 (the “Hinman Note”), pursuant to the Loan Agreement between the Company and the Hinman Trust. The Hinman Note bears interest at 18% per annum, based on a 360-day year, and carried a monthly default rate of 1.5% of all outstanding principal, interest, fees and penalties. The Hinman Note matured on January 10, 2024, as amended, and was secured by the Company’s accounts receivable from Walmart before being repaid on January 2, 2024.

On May 17, 2020, the Company entered into a loan agreement with the United States Small Business Administration (the “SBA”), as lender, pursuant to the SBA’s Economic Injury Disaster Loan (“EIDL”) assistance program in light of the impact of the COVID-19 pandemic on the Company’s business (the “EIDL Loan Agreement”) encompassing a $34,500 Promissory Note issued to the SBA (the “EIDL Note”) (together with the EIDL Loan Agreement, the “EIDL Loan”), bearing interest at 3.75% per annum. In connection with entering into the EIDL Loan, the Company also executed a security agreement, dated May 17, 2020, between the SBA and the Company pursuant to which the EIDL Loan is secured by a security interest on all of the Company’s assets. Under the EIDL Note, the Company is required to pay principal and interest payments of $169 every month beginning May 17, 2021; however, the SBA extended the repayment date to November 17, 2022. All remaining principal and accrued interest is due and payable on May 17, 2050. The EIDL Note may be repaid at any time without penalty. The principal balance of the EIDL Loan was $34,500 as of March 31, 2024 and December 31, 2023.

Notes payable consists of the following as of March 31, 2024 and December 31, 2023:

	March 31, 2024	December 31, 2023

Total notes payable	$34,500	$234,500
Less: current maturities	-	200,000
Notes payable, less current maturities	$34,500	$34,500

The Company recognized $598 and $88,485 of interest expense on notes payable for the three months ended March 31, 2024 and 2023, respectively.

Note 10 – Notes Payable, Related Parties

On January 10, 2024, the Company completed the sale of $400,000 of Senior Secured Promissory Notes (“Senior Notes”) and Warrants (“Warrants”) to purchase an aggregate of 100,000 shares of the Company’s common stock, to a group of six investors (the “Investors”) led by Eagle Vision Fund LP (“Eagle Vision”), an affiliate of John Dalfonsi, CFO of the Company, pursuant to a Subscription Agreement between the Company and the Investors (the “Subscription Agreement”). Each Warrant is exercisable for a ten-year period at an exercise price of $2.00 per share.

Pursuant to the Subscription Agreement, Eagle Vision was paid a cash fee in the amount of $40,000 upon the closing of the transaction for due diligence fees, and $15,000 of legal fees was paid to Eagle Vision’s counsel.

The Senior Notes mature on the earlier of December 31, 2024, or the occurrence of a Qualified Subsequent Financing or Change of Control (as such terms are defined in the Subscription Agreement) and bear interest at a rate of 15% per annum. In addition, the Senior Notes are subject to covenants, events of defaults and other terms and conditions set forth in the Subscription Agreement. The Company’s obligations under the Senior Notes are secured by liens on substantially all of the Company’s assets pursuant to the terms of a Security Agreement between the Company and the Investors.

In accordance with ASC 470, the Company recorded total discounts of $63,861, including $8,861 on the relative fair value of the Warrants, incurred as of March 31, 2024. The discounts are being amortized to interest expense over the term of the debentures using the effective interest method. The Company recorded an aggregate $14,666 of interest expense pursuant to the amortization of note discounts for the three months ended March 31, 2024. As of March 31, 2024, there were $49,195 of unamortized expenses expected to be expensed over the remaining life of the outstanding debt.

The Company recognized $28,146 of interest expense on notes payable, related parties for the three months ended March 31, 2024, consisting of $13,480 of stated interest expense, $2,034 of amortized debt discounts and $12,632 of amortized debt discounts due to warrants.

F-13

BRANCHOUT FOOD INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

(Unaudited)

The Company recognized aggregate interest expense for the three months ended March 31, 2024 and 2023 respectively, as follows:

	March 31, 2024	March 31, 2023
Interest on convertible notes payable, related parties	$-	$2,192
Interest on convertible notes payable	-	80,761
Interest on notes payable	598	84,739
Interest on notes payable, related parties	13,480	-
Amortization of debt discounts on related party notes	12,632	-
Amortization of debt discounts on related party notes, warrants	2,034	-
Interest on revolving line of credit	-	4,946
Interest on credit cards	-	807
Total interest expense	$28,744	$173,445

Note 11 – Leases

The Company has financed production equipment with an acquisition cost of approximately $168,141 under a finance lease with a five-year term and a bargain purchase price of $1.00 at the end of the lease term. The finance lease commenced on May 9, 2023 and expires on August 31, 2027, with monthly lease payments of $3,657 commencing June 1, 2023, subject to the ASU 2016-02. As the Company’s lease does not provide implicit discount rates, the Company uses an incremental borrowing rate based on the information available at the commencement date in determining the present value of lease payments.

The components of lease expense were as follows:

	For the Three Months Ended
	March 31,
	2024	2023
Finance lease cost:
Amortization of right-of-use asset	$8,454	$-
Interest on lease liability	3,561	-
Total finance lease cost	$12,015	$-

Supplemental balance sheet information related to leases was as follows:

	March 31, 2024	December 31, 2023
Finance lease:
Finance lease assets	$138,774	$147,228

Current portion of finance lease liability	$31,758	30,901
Noncurrent finance lease liability	92,761	101,029
Total finance lease liability	$124,519	$131,930

Weighted average remaining lease term:
Finance lease	3.12 years	3.35 years

Weighted average discount rate:
Finance lease	11.00%	11.00%

Supplemental cash flow and other information related to finance leases was as follows:

	For the Three Months Ended
	March 31,
	2024	2023
Cash paid for amounts included in the measurement of lease liabilities:
Finance cash flows used for finance leases	$7,411	$-

F-14

BRANCHOUT FOOD INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

(Unaudited)

The future minimum lease payments due under finance leases as of March 31, 2024 is as follows:

Year Ending	Minimum Lease
December 31,	Commitments
2024 (for the nine months remaining)	$32,914
2025	43,886
2026	43,886
2027	29,258
149,944
Less effects of discounting	25,425
Lease liability recognized	$124,519

Note 12 – Commitments and Contingencies

Legal Matters

From time to time, the Company may be a party to various legal matters, threatened claims, or proceedings in the normal course of business. Legal fees and other costs associated with such actions are expensed as incurred. The Company assesses, in conjunction with its legal counsel, the need to record a liability for litigation and contingencies. Legal accruals are recorded when and if it is determined that a loss related to a certain matter is both probable and reasonably estimable.

Finance Lease

The Company leases equipment under a non-cancelable finance lease payable in monthly installments of $3,657 expiring on August 31, 2027.

Other Contractual Commitments

On January 19, 2022, the Company entered into a contract manufacturing agreement with NXTDried Superfoods SAC to produce products for distribution by the Company. The Company agreed to pre-pay for inventory via an advance to enable the manufacturer to invest in necessary processing facilities that will be reimbursed to the Company on an agreed per kg basis over the period of 2022 to 2026.

On May 7, 2021, the Company entered into a license agreement (as amended, the “License Agreement”) with EnWave, pursuant to which EnWave licensed to the Company a collection of patents and intellectual property (the “EnWave Technology”) used to manufacture and operate vacuum microwave dehydration machines purchased by the Company from EnWave (the “EnWave Equipment”). The License Agreement entitles EnWave to a fixed royalty percentage on all of the Company’s revenue from the sale of products produced using the EnWave Technology, net of trade or volume discounts, refunds paid, settled claims for damaged goods, applicable excise, sales and withholding taxes imposed at the time of the sale, and provides the Company with certain exclusivity rights with respect to the production of avocado products. In order to maintain the exclusivity, the Company agreed to annual royalty minimum payments as follows:

Exclusivity
Year	Retention Royalty
2024	$100,000
2025	250,000
2026	250,000
2027	250,000
Total*	$850,000

*	The unrecognized commitment thereafter is $250,000 in perpetuity, as long as the Company elects to maintain exclusivity.

In addition to the initial EnWave Equipment we purchased, the Company agreed to purchase additional equipment from EnWave over time. The additional equipment purchase schedule, as amended, requires the Company to purchase a “Second EnWave Machine” and pay up-to four non-refundable deposits for the Second EnWave Machine in the amount of fifty thousand dollars ($50,000) each on September 30, 2023, December 31, 2023, March 31, 2024 and June 30, 2024 (the “Interim Deposits”). The Company paid the first three non-refundable deposits of $50,000 on September 27, 2023, December 31, 2023 and March 8, 2024. The Company is also required to execute an Equipment Purchase Agreement for a 120kW, or greater rated power, EnWave Equipment (the “Third EnWave Machine”) on or before December 31, 2025, and satisfy the payment obligations required with respect to the Third EnWave Machine by the License Agreement. The Company is also required to enter into an Equipment Purchase Agreement for a 120kW, or greater, rated power EnWave Equipment (the “Fourth EnWave Machine”) on, or before, December 31, 2026, and to satisfy the payment obligations required with respect to the Fourth EnWave Machine by the License Agreement. The License Agreement is effective as long as EnWave possesses its EnWave technology. There have been no royalty payments to date, and any future minimum royalty payments or equipment purchases under this license agreement are an unrecognized commitment, as they relate to retaining exclusivity of the avocado products going forward and the Company can elect not to pay.

F-15

BRANCHOUT FOOD INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

(Unaudited)

Note 13 – Changes in Stockholders’ Equity

Preferred Stock

The Company has authorized 8,000,000 shares of $0.001 par value preferred stock. As of March 31, 2024, none of the preferred stock had been designated or issued.

Common Stock

The Company has authorized 80,000,000 shares of $0.001 par value common stock. As of March 31, 2024, a total of 4,121,346 shares of common stock had been issued. Each holder of common stock is entitled to one vote for each share of common stock held.

Common Stock Issued for Services

On February 19, 2024, the Company issued 16,836 shares under the Company’s 2022 Omnibus Equity Incentive Plan (the “2022 Equity Plan”), to its securities counsel for services performed. The fair value of the shares was $44,278, based on the closing traded price of the common stock on the date of grant.

On January 26, 2024, the Company issued 60,258 shares under the 2022 Equity Plan, to its securities counsel for services performed. The fair value of the shares was $69,297, based on the closing traded price of the common stock on the date of grant.

On January 5, 2024, the Company retained PCG Advisory, Inc. (“PCG”) to provide strategic advisory and investor relations services pursuant to an Advisory Agreement under which the Company agreed to issue PCG an aggregate 22,500 shares of the Company’s common stock as payment for services in lieu of cash for the months of January, February, and March 2024. The aggregate fair value of the shares was $36,019, based on the closing traded price of the common stock on the dates of grant. The shares were subsequently issued on April 15, 2024 under the 2022 Equity Plan, and were recognized as subscriptions payable at March 31, 2024.

Note 14 – Common Stock Options

Stock Incentive Plan

Our board of directors and shareholders adopted the 2022 Equity Plan on January 1, 2022. The 2022 Equity Plan allows for the grant of a variety of equity vehicles to provide flexibility in implementing equity awards, including nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, incentive bonus awards, other cash-based awards and other stock-based awards. The number of shares reserved for issuance under the 2022 Equity Plan was initially an aggregate of 600,000 shares, as adjusted on June 15, 2023 in connection with the Company’s reverse stock split, subject to annual increases under the plan. There were 563,470 options with a weighted average exercise price of $2.39 per share, and a weighted average remaining life of approximately 9 years, outstanding as of March 31, 2024.

Common Stock Options Issued for Services

On February 22, 2024, the Company granted options to purchase an aggregate 315,000 shares of the Company’s common stock, having an exercise price of $1.92 per share, exercisable over a 10-year term, to a total of six employees, including options to purchase 140,000 and 75,000 shares issued to the Company’s CEO and CFO, respectively. The options vested immediately. The aggregate estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 41% and a call option value of $0.8581, was $270,296.

On February 22, 2024, the Company also granted options to purchase an aggregate 79,166 shares of the Company’s common stock, having an exercise price of $1.92 per share, exercisable over a 10-year term, to a total of three of the Company’s directors. The options vested immediately. The aggregate estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 41% and a call option value of $1.1407, was $90,306.

F-16

BRANCHOUT FOOD INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

(Unaudited)

Note 15 – Common Stock Warrants

Warrants to purchase a total of 577,251 shares of common stock at a weighted average exercise price of $5.99 per share, with a weighted average remaining life of 7 years, were outstanding as of March 31, 2024.

Warrants Issued Pursuant to Debt Offering

On January 10, 2024, the Company issued warrants to purchase an aggregate total of 100,000 shares of common stock at an exercise price of $2.00 per share in connection with the sale of senior secured promissory notes to a group of six investors led by Eagle Vision Fund LP, in the aggregate principal amount of $400,000. The proceeds received were allocated between the debt and warrants on a relative fair value basis. The relative aggregate estimated value of the warrants using the Black-Scholes Pricing Model, based on a weighted average volatility rate of 40% and a weighted average call option value of $0.5990, was $8,861, of which $2,034 was recognized as finance expense during the three months ended March 31, 2024. As of March 31, 2024, there was $6,827 of unamortized expenses expected to be expensed over the remaining life of the outstanding debt.

Note 16 - Income Taxes

The Company incurred a net operating loss for the three months ended March 31, 2024, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. On March 31, 2024, the Company had approximately $8.5 million of federal net operating losses. The net operating loss carry forwards, if not utilized, will begin to expire in 2041.

The effective income tax rate for the three months ended March 31, 2024 and 2023, was 21%.

The Company has incurred cumulative losses which make realization of a deferred tax asset difficult to support in accordance with ASC 740. Based on the available objective evidence, including the Company’s history of its loss, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, a valuation allowance has been recorded against the Federal and state deferred tax assets as of March 31, 2024 and December 31, 2023.

Additionally, in accordance with ASC 740, the Company has evaluated its tax positions and determined there are no uncertain tax positions.

Note 17 – Subsequent Events

The Company evaluates events that have occurred after the balance sheet date through the date these financial statements were issued, noting no reportable event, except as follows:

Common Stock Issued for Services

On May 1, 2024, the Company issued 4,766 shares of the Company’s common stock under the 2022 Equity Plan to PCG as payment for services in lieu of cash. The fair value of the shares was $11,438, based on the closing traded price of the common stock on the date of grant.

On April 22, 2024, the Company issued 99,688 shares under the 2022 Equity Plan to its securities counsel for services performed. The fair value of the shares was $109,657, based on the closing traded price of the common stock on the date of grant.

On April 15, 2024, the Company issued 22,500 shares of the Company’s common stock under the 2022 Equity Plan to PCG in satisfaction of the subscriptions payable at March 31, 2024, as payment of shares for services in lieu of cash for the months of January, February, and March 2024. The aggregate fair value of the shares was $36,019, based on the closing traded price of the common stock on the dates of grant.

On April 1, 2024, the Company issued 4,988 shares of the Company’s common stock under the 2022 Equity Plan to PCG as payment for services in lieu of cash. The fair value of the shares was $9,577, based on the closing traded price of the common stock on the date of grant.

F-17

BRANCHOUT FOOD INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

(Unaudited)

Options Granted

On May 1, 2024, the Company granted options to purchase 30,000 shares of the Company’s common stock, having an exercise price of $2.40 per share, exercisable over a 10-year term, to a new employee. The options will vest monthly over three years from the date of grant.

Debt Financing

On April 16, 2024, the Company completed the sale of $225,000 of additional Senior Notes, and Warrants to purchase an aggregate of 56,250 shares of the Company’s common stock, to a group of seven investors pursuant to a First Amendment to Subscription Agreement between the Company and the Investors dated as of April 16, 2024 (the “First Amendment”). (See Note 10 for a description of the Senior Notes and Warrants.) The First Amendment incorporates and amends certain provisions of the Subscription Agreement, dated January 9, 2024, previously entered into by the Company and investors that purchased Senior Notes and Warrants from the Company on January 9, 2024 (the “January Investors”). In May 2024, we completed sales of an additional $1,050,000 of Senior Notes, and Warrants to purchase an additional 262,500 shares of our common stock.

Pursuant to the First Amendment, $20,000 of the proceeds received by the Company were used to pay legal fees of counsel to the Investors.

The First Amendment also (i) increased the aggregate principal amount of promissory notes available to be sold from time to time under the Subscription Agreement from $400,000 to $2,000,000, (ii) increased the number of shares of common stock of the Company available to be issued under Warrants sold from time to time under the Subscription Agreement from 100,000 to 600,000, and (iii) provides for an aggregate one-time payment in the amount of $46,290 to the January Investors and the issuance to them of Warrants to purchase 100,000 shares of common stock, in consideration of their agreement to enter into the First Amendment. In addition, pursuant to the First Amendment, Eagle Vision was paid aggregate cash fees in the amount of $177,500 from the sales of the Senior Notes and Warrants in consideration of services rendered and to be rendered by Eagle Vision to the Company and the holders of the Senior Notes, including conducting due diligence with respect to the Company, monitoring the performance by the Company of its obligations under the Senior Notes, servicing the interest and principal payments for holders of the Senior Notes, engaging in ongoing discussions with the Company’s management regarding the Company’s operations and financial condition, acting as collateral agent, and evaluating financial and non-financial information related to the Company, which services are to be provided by Eagle Vision until the Senior Secured Notes have been paid in full.

Peru Facility Lease

During the fourth quarter of 2023, our contract manufacturer located in Peru became involved in a legal dispute with a third-party creditor, which resulted in that manufacturer suspending operations. As a result of this dispute, we were not able to utilize our dehydration machine that was previously operated by this manufacturer, and were required to shift fulfillment of orders to alternative manufacturing sources. On May 10, 2024 we entered into a ten-year lease for a 50,000 square-foot food processing plant located in Peru (the “Peru Facility”). We expect to relocate our dehydration machine to the Peru Facility along with a new large-scale machine we recently ordered from EnWave, and resume our Peruvian manufacturing operations there in the third quarter of 2024. The lease of the Peru Facility requires us to make monthly lease payments of $8,000 in the first two years of the lease, $20,000 in the third year of the lease, $22,000 in the fourth year of the lease, $24,000 in the fourth year of the lease, and $25,000 thereafter. The lease also has a 10-year renewal option, and a buy-out option under which we may purchase the Peru Facility for $1,865,456.

In connection with our lease of the Peru Facility, we purchased a first position mortgage receivable in the amount of $1,267,000, which is secured by the Peru Facility and is owed by the landlord of the Peru Facility, for a purchase price of $1,267,000, of which $275,000 was paid by us on May 10, 2024. The remaining $992,000 will be due and payable by us on August 10, 2024.

EnWave Amendment

On May 23, 2024, the Company entered into a Third Amendment to License Agreement (the “Amendment”) with EnWave which amended certain terms of the License Agreement between the Company and EnWave. Among other things, the Amendment (i) adds additional products for which the Company is provided with both exclusive and non-exclusive licenses to manufacture products using EnWave’s technology under the License Agreement, and (ii) eliminates the minimum annual royalty payment required to be paid by the Company in 2024 to maintain the exclusive rights granted under the License Agreement; in each case, subject to the terms and conditions set forth in the Amendment.

F-18

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

BranchOut Food Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of BranchOut Food, Inc. (the Company) as of December 31, 2023 and 2022, and the related statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2023 in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred recurring losses from operations and had a working capital deficit and a stockholders’ deficit as of December 31, 2023 which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and the significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved are especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

F-19

Capital Stock and Other Equity Accounts

As discussed in Note 19 and Note 20, the Company issued stock options to purchase common stock to employees and an officer of the Company and the Company issued warrants with notes payable to third parties. Auditing management’s calculation of the fair value of the stock options and the warrants issued can be a significant judgment due to the need of a specialist to evaluate the fair value of the stock options and warrants issued and the auditor has to test the inputs and estimates used.

Auditing management’s calculation of the fair value of the stock options and warrants issued can be a significant judgment given the fact that the Company uses management estimates on various inputs to the calculations.

We evaluated management’s conclusions regarding their fair values and reviewed support for the significant inputs used in the valuation model, as well as assessing the model for reasonableness. In addition, we evaluated the Company’s disclosures in relation to this matter included in Note 19 and Note 20 to the financial statements.

/s/ M&K CPAS, PLLC

M&K CPAS, PLLC

PCAOB ID 2738

We have served as the Company’s auditor since 2021.

The Woodlands, TX

April 1, 2024

F-20

BRANCHOUT FOOD INC.

BALANCE SHEETS

	December 31,	December 31,
	2023	2022
Assets

Current assets:
Cash	$657,789	$312,697
Accounts receivable	635,549	78,236
Advances on inventory purchases	-	29,500
Inventory	336,805	159,761
Other current assets	48,100	497,779
Total current assets	1,678,243	1,077,973

Restricted cash	-	235,750
Deferred offering costs	-	543,664
Property and equipment, net	914,999	1,022,290
Right-of-use asset	147,228	-
Note receivable	384,628	384,628

Total Assets	$3,125,098	$3,264,305

Liabilities and Stockholders’ Equity (Deficit)

Current liabilities:
Accounts payable	$382,948	$239,939
Accounts payable, related parties	-	40,140
Accrued expenses	165,244	688,722
Convertible notes payable, related parties	-	140,000
Convertible notes payable, unrelated parties	-	4,919,191
Notes payable, current portion	200,000	2,250,000
Revolving line of credit	-	91,541
Lease liability, current portion	30,901	-
Total current liabilities	779,093	8,369,533

Notes payable, net of current portion	34,500	34,500
Lease liability, net of current portion	101,029	-

Total Liabilities	914,622	8,404,033

Stockholders’ Equity (Deficit):
Preferred stock, $0.001 par value, 8,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.001 par value, 80,000,000 shares authorized; 4,044,252 and 1,200,769 shares issued and outstanding at December 31, 2023 and 2022, respectively	4,044	1,201
Additional paid-in capital	15,016,973	3,743,902
Accumulated deficit	(12,810,541)	(8,884,831)
Total Stockholders’ Equity (Deficit)	2,210,476	(5,139,728)

Total Liabilities and Stockholders’ Equity (Deficit)	$3,125,098	$3,264,305

The accompanying notes are an integral part of these financial statements.

F-21

BRANCHOUT FOOD INC.

STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31,
	2023	2022

Net revenue	$2,825,855	$752,178
Cost of goods sold	2,922,085	922,728
Gross loss	(96,230)	(170,550)

Operating expenses:
General and administrative	1,581,474	929,726
Salaries and wages	1,129,858	628,637
Professional fees	694,596	583,920
Depreciation expense	-	93,253
Total operating expenses	3,405,928	2,235,536

Operating loss	(3,502,158)	(2,406,086)

Other income (expense):
Interest income	11,719	13,627
Interest expense	(435,271)	(2,250,893)
Total other income (expense)	(423,552)	(2,237,266)

Net loss	$(3,925,710)	$(4,643,352)

Weighted average common shares outstanding - basic and diluted	2,726,330	1,200,157
Net loss per common share - basic and diluted	$(1.44)	$(3.87)

The accompanying notes are an integral part of these financial statements.

F-22

BRANCHOUT FOOD INC.

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

					Additional		Total
	Preferred Stock		Common Stock		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity (Deficit)
Balance, December 31, 2021	-	$-	1,192,424	$1,192	$2,618,455	$(4,241,479)	$(1,621,832)

Modification of derivatives	-	-	-	-	630,685	-	630,685

Fair value of warrants issued as debt discounts	-	-	-	-	14,050	-	14,050

Modification of warrants	-	-	-	-	377,200	-	377,200

Common stock sold for cash	-	-	2,425	3	9,997	-	10,000

Common stock issued for services	-	-	5,920	6	24,414	-	24,420

Amortization of stock options issued for services	-	-	-	-	69,101	-	69,101

Net loss	-	-	-	-	-	(4,643,352)	(4,643,352)

Balance, December 31, 2022	-	$-	1,200,769	$1,201	$3,743,902	$(8,884,831)	$(5,139,728)

Common stock issued pursuant to initial public offering, net of offering costs	-	-	1,190,000	1,190	4,940,856	-	4,942,046

Common stock issued for services	-	-	81,312	81	159,059	-	159,140

Stock options issued for services	-	-	-	-	99,434	-	99,434

Common stock issued for debt conversions	-	-	1,572,171	1,572	6,027,632	-	6,029,204

Common stock warrants granted to note holders pursuant to debt financing	-	-	-	-	46,090	-	46,090

Net loss	-	-	-	-	-	(3,925,710)	(3,925,710)

Balance, December 31, 2023	-	$-	4,044,252	$4,044	$15,016,973	$(12,810,541)	$2,210,476

The accompanying notes are an integral part of these financial statements.

F-23

BRANCHOUT FOOD INC.

STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31,
	2023	2022
Cash flows from operating activities
Net loss	$(3,925,710)	$(4,643,352)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	223,856	93,253
Amortization of debt discounts	66,090	1,286,021
Impairment of assets	761,085	-
Common stock issued for services	159,140	24,420
Options and warrants issued for services	99,434	69,101
Amended warrants	-	377,200
Decrease (increase) in assets:
Accounts receivable	(557,313)	65,083
Advances on inventory purchases	(3,015)	231,235
Inventory	(177,044)	44,208
Other current assets	(278,891)	(438,244)
Right-of-use asset	21,092	-
Increase (decrease) in liabilities:
Accounts payable	143,009	12,894
Accounts payable, related parties	(40,140)	20,115
Accrued expenses	(20,965)	390,385
Net cash used in operating activities	(3,529,372)	(2,467,681)

Cash flows from investing activities
Payments received on notes receivable	-	22,714
Purchase of property and equipment	(116,565)	(45,150)
Net cash used in investing activities	(116,565)	(22,436)

Cash flows from financing activities
Payment of deferred offering costs	(740,290)	(351,382)
Proceeds received on convertible notes payable, related parties	25,000	-
Proceeds received on convertible notes payable, unrelated parties	442,500	2,694,100
Repayments on convertible notes payable	-	(20,000)
Proceeds received on notes payable	350,000	-
Repayment of notes payable	(2,420,000)	(85,445)
Proceeds received on revolving line of credit	-	239,241
Repayments on revolving line of credit	(91,541)	(304,032)
Principal payments on finance lease	(36,390)	-
Proceeds from sale of common stock	6,226,000	10,000
Net cash provided by financing activities	3,755,279	2,182,482

Net increase in cash	109,342	(307,635)
Cash and restricted cash - beginning of period	548,447	856,082
Cash - ending of period	$657,789	$548,447

Supplemental disclosures:
Interest paid	$466,337	$246,661
Income taxes paid	$-	$-

Non-cash investing and financing transactions:
Value of warrants issued as a debt discount	$46,090	$14,050
Value of shares issued on debt conversions	$6,029,204	$-
Initial recognition of right-of-use assets and lease liabilities	$168,320	$-
Modification of derivative liabilities	$-	$630,685

The accompanying notes are an integral part of these financial statements.

F-24

BRANCHOUT FOOD INC.

NOTES TO FINANCIAL STATEMENTS

Note 1 – Nature of Business

Nature of Business

BranchOut Food Inc. (“BranchOut,” the “Company,” “we,” “our” or “us”) was incorporated as Avochips Inc. in Oregon on February 21, 2017, and converted into AvoLov, LLC, an Oregon limited liability company, on November 2, 2017. On November 19, 2021, the Company converted from an Oregon limited liability company into BranchOut Food Inc., a Nevada corporation. The Company is engaged in the development, marketing, sale, and distribution of plant-based, dehydrated fruit and vegetable snacks and powders. The Company’s products have historically been manufactured for it by two contract manufacturers, one based in Chile and the other in Peru, where BranchOut’s continuous through-put dehydration machine is located. Our manufacturers produce products for us using a new proprietary dehydration technology licensed by the Company. The Company’s customers are primarily located throughout the United States.

Note 2 – Basis of Presentation

Basis of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and the rules of the U.S. Securities and Exchange Commission (“SEC”). All references to GAAP are in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) and the GAAP hierarchy.

When preparing financial statements in conformity with GAAP, we must make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein.

Initial Public Offering

In June 2023, the Company completed its initial public offering (“IPO”) in which it issued and sold 1,190,000 shares of its common stock at a price of $6.00 per share pursuant to an Underwriting Agreement between the Company and Alexander Capital, L.P. (the “Underwriter”). The Company received net proceeds of $6,226,000, after deducting underwriters’ discounts and commissions and before consideration of other issuance costs. In connection with the IPO, a total of $6,029,204 of convertible debt, consisting of $5,526,691 of principal and $502,513 of interest, was converted into 1,572,171 shares of common stock, inclusive of $179,687, consisting of $165,000 of principal and $14,687 of interest, that converted into 43,562 shares of common stock issued upon the conversion of debts held by related parties.

Pursuant to the Underwriting Agreement, the Company also issued to the Underwriter a Common Stock Purchase Warrant to purchase up to 82,110 shares of Common Stock at an exercise price of $7.20, which may be exercised for a five-year period beginning December 18, 2023.

Prior to the IPO, all deferred offering costs were capitalized in other noncurrent assets on the balance sheets. Deferred offering costs of $1,283,954, primarily consisting of accounting, legal, and other fees related to the Company’s IPO, were offset against the IPO proceeds upon the closing of the Company’s IPO in June 2023. As of December 31, 2023, all deferred offering costs were paid. Unpaid deferred offering costs totaled $543,664 as of December 31, 2022.

Reverse Stock Split

On June 15, 2023, the Company effected a 2.5-for-1 reverse stock split of its outstanding shares of capital stock. There was no preferred stock outstanding prior to or after the reverse stock split. All issued and outstanding shares of common stock have been adjusted in these condensed financial statements, on a retrospective basis, to reflect the reverse stock split for all periods presented, as well as all common stock warrants and stock option awards which, by the terms thereof, were subject to adjustment in connection with the reverse stock split. The par value of the common stock was not adjusted by the reverse stock split.

F-25

BRANCHOUT FOOD INC.

NOTES TO FINANCIAL STATEMENTS

Going Concern

As shown in the accompanying financial statements, the Company has incurred recurring losses from operations resulting in an accumulated deficit of $12,810,541, and working capital of $899,150 as of December 31, 2023, and the Company’s cash on hand may not be sufficient to sustain operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management is actively pursuing new customers to increase revenues. In addition, the Company is currently seeking additional sources of capital to fund short term operations. Management believes these factors will contribute toward achieving profitability. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company’s ability to continue as a going concern. These financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that may affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Segment Reporting

ASC 280, Segment Reporting, requires annual and interim reporting for an enterprise’s operating segments and related disclosures about its products, services, geographic areas and major customers. An operating segment is defined as a component of an enterprise that engages in business activities from which it may earn revenues and expenses, and about which separate financial information is regularly evaluated by the chief operating decision maker in deciding how to allocate resources. The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Fair Value of Financial Instruments

ASC 820, Fair Value Measurements and Disclosures, establishes a fair value hierarchy for instruments measured at fair value that distinguishes between assumptions based on market data (observable inputs) and the Company’s own assumptions (unobservable inputs). Observable inputs are inputs that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the inputs that market participants would use in pricing the asset or liability and are developed based on the best information available in the circumstances.

ASC 820 identifies fair value as the exchange price, or exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As a basis for considering market participant assumptions in fair value measurements, ASC 820 establishes a three-tier fair value hierarchy that distinguishes between the following:

-	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
-	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
-	Level 3 inputs to valuation methodology are unobservable and significant to the fair measurement.

Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. To the extent that the valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for instruments categorized in Level 3. A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

F-26

BRANCHOUT FOOD INC.

NOTES TO FINANCIAL STATEMENTS

Cash and Cash Equivalents

Cash equivalents include money market accounts which have maturities of three months or less. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. Cash equivalents are stated at cost plus accrued interest, which approximates market value. There were no cash equivalents on hand on December 31, 2023 and 2022.

Cash in Excess of FDIC Insured Limits

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. Accounts are guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000, under current regulations. The Company had $407,789 and $62,697 in excess of FDIC insured limits on December 31, 2023 and 2022, respectively, and has not experienced any losses in such accounts.

Accounts Receivable

Accounts receivable is carried at their estimated collectible amounts. Trade accounts receivable is periodically evaluated for collectability based on past credit history with customers and their current financial condition. The Company had no allowance for doubtful accounts on December 31, 2023 and 2022.

Inventory

The Company’s products consist of pre-packaged and bulk-dried fruit and vegetable-based snacks, powders and ingredients purchased from contract-manufacturers in Chile and/or Peru. The Company’s contract manufacturer in Peru uses equipment purchased by the Company in its manufacturing process. Raw materials consist of packaging materials. Appropriate consideration is given to obsolescence, excessive levels, deterioration, and other factors in evaluating net realizable value. No reserve for obsolete inventories has been recognized. Inventory, consisting of raw materials and finished goods are stated at the lower of cost or net realizable value using the average cost valuation method, at December 31, 2023 and 2022, consisted of the following:

	December 31,
	2023	2022
Raw materials	$13,734	$10,824
Finished goods	323,071	148,937
Total inventory	$336,805	$159,761

The Company had prepaid inventory advances on product in the amount of $29,500 as of December 31, 2022. Advances of 70% of estimated finish product costs are made to enable manufacturer’s purchase of raw materials to produce finished products. The remaining 30% is paid upon receipt of finished goods.

Property and Equipment

Property and equipment are stated at the lower of cost or estimated net recoverable amount. The cost of property, plant and equipment is depreciated using the straight-line method based on the lesser of the estimated useful lives of the assets or the lease term based on the following life expectancy:

Office equipment	3 years
Furniture and fixtures	5 years
Equipment and machinery	5 years

Repairs and maintenance expenditures are charged to operations as incurred. Major improvements and replacements, which extend the useful life of an asset, are capitalized, and depreciated over the remaining estimated useful life of the asset. When assets are retired or sold, the cost and related accumulated depreciation are eliminated, and any resulting gain or loss is reflected in operations. Depreciation expense was $223,856 and $93,253 for the years ended December 31, 2023 and 2022, respectively.

F-27

BRANCHOUT FOOD INC.

NOTES TO FINANCIAL STATEMENTS

Impairment of Long-Lived Assets

Long-lived assets held and used by the Company are reviewed for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable or is impaired. Recoverability is assessed using undiscounted cash flows based upon historical results and current projections of earnings before interest and taxes. Impairment is measured using discounted cash flows of future operating results based upon a rate that corresponds to the cost of capital. Impairments are recognized in operating results to the extent that carrying value exceeds discounted cash flows of future operations.

Our indefinite-lived brand names and trademarks acquired and are assigned an indefinite life as we anticipate that these brand names will contribute cash flows to the Company perpetually. We evaluate the recoverability of intangible assets periodically by considering events or circumstances that may warrant revised estimates of useful lives or that indicate the asset may be impaired. The Company expenses internally developed trademarks.

License Agreement

In 2021, the Company entered into a license agreement to license the rights to certain production equipment developed and manufactured by another company through the purchase of that company’s equipment. The license is not discernable from the equipment; therefore, the license costs have been capitalized and depreciated over the useful life of the equipment. The license agreement also entitles the licensor to a royalty on all revenue from the sale of products produced using the equipment. These royalties are recognized as royalty expenses as the products are sold. There have been no royalty payments to date, and any future minimum royalty payments or equipment purchases under this license agreement are an unrecognized commitment as they relate to retaining exclusivity of the avocado products going forward and the Company can elect not to pay as disclosed in Note 17, below.

Derivatives

The Company evaluates convertible notes payable, stock options, stock warrants and other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under the relevant sections of ASC Topic 815-40, Derivative Instruments and Hedging: Contracts in Entity’s Own Equity.

The result of this accounting treatment could be that the fair value of a financial instrument is classified as a derivative instrument and is marked-to-market at each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as other income or other expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Financial instruments that are initially classified as equity that become subject to reclassification under ASC Topic 815-40 are reclassified to a liability account at the fair value of the instrument on the reclassification date.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customer. Under ASC 606, the Company recognizes revenue from the sale of its plant-based snack products in accordance with a five-step model in which the Company evaluates the transfer of promised goods or services and recognizes revenue when customers obtain control of promised goods or services in an amount that reflects the consideration which the Company expects to be entitled to receive in exchange for those goods or services. To determine revenue recognition for arrangements that the Company determines are within the scope of ASC 606, the Company performs the following five steps: (1) identify the contract(s) with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract and (5) recognize revenue when (or as) the entity satisfies a performance obligation. The Company has elected, as a practical expedient, to account for the shipping and handling as fulfillment costs, rather than as separate performance obligations, and the related costs are recorded as selling expenses in general and administrative expenses in the statement of operations. Revenue is reported net of applicable provisions for discounts, returns and allowances. Methodologies for determining these provisions are dependent on customer pricing and promotional practices. The Company records reductions to revenue for estimated product returns and pricing adjustments in the same period that the related revenue is recorded. These estimates are based on industry-based historical data, historical sales returns, if any, analysis of credit memo data, and other factors known at the time.

F-28

BRANCHOUT FOOD INC.

NOTES TO FINANCIAL STATEMENTS

The Company’s sales are predominantly generated from the sale of finished products to retailers, and to a lesser extent, direct to consumers through third party website platforms. These sales contain a single performance obligation, and revenue is recognized at a single point in time when ownership, risks and rewards transfer. Typically, this occurs when the goods are received by the retailer or customer, or when the title of goods is exchanged. Revenues are recognized in an amount that reflects the net consideration the Company expects to receive in exchange for the goods.

The Company promotes its products with advertising, consumer incentives and trade promotions. These programs include discounts, slotting fees, coupons, rebates, in-store display incentives and volume-based incentives. Customer trade promotion and consumer incentive activities are recorded as a reduction to the transaction price based on amounts estimated as being due to customers and consumers at the end of a period. The Company derives these estimates based principally on historical utilization and redemption rates. The Company does not receive a distinct service in relation to the advertising, consumer incentives and trade promotions. Payment terms in the Company’s invoices are based on the billing schedule established in contracts and purchase orders with customers.

Expenses such as slotting fees, sales discounts, and allowances are accounted for as a direct reduction of revenues as follows:

	December 31,
	2023	2022
Gross revenue	$3,184,018	$888,893
Less: slotting, discounts, and allowances	358,163	136,715
Net revenue	$2,825,855	$752,178

Cost of Goods Sold

Cost of goods sold represents costs directly related to the purchase, production and manufacturing of the Company’s products. Costs include purchase costs, product development, freight-in, packaging, and print production costs.

Advertising Costs

The Company expenses the cost of advertising and promotions as incurred. Advertising and promotions expense was $162,048 and $199,287 for the years ended December 31, 2023 and 2022, respectively.

Stock-Based Compensation

The Company accounts for equity instruments issued to employees and non-employees in accordance with the provisions of ASC 718 Stock Compensation (“ASC 718”). All transactions in which the consideration provided in exchange for the purchase of goods or services consists of the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

The Company issued stock-based compensation in the amount of $258,574 and $93,521 for the years ended December 31, 2023 and 2022, respectively.

Basic and Diluted Loss Per Share

The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the years ended December 31, 2023 and 2022, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

Income Taxes

The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax basis of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

F-29

BRANCHOUT FOOD INC.

NOTES TO FINANCIAL STATEMENTS

Uncertain Tax Positions

In accordance with ASC 740, Income Taxes, the Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be capable of withstanding examination by the taxing authorities based on the technical merits of the position. These standards prescribe a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. These standards also provide guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

Various taxing authorities periodically audit the Company’s income tax returns. These audits include questions regarding the Company’s tax filing positions, including the timing and amount of deductions and the allocation of income to various tax jurisdictions. In evaluating the exposures connected with these various tax filing positions, including state and local taxes, the Company records allowances for probable exposures. A number of years may elapse before a particular matter, for which an allowance has been established, is audited, and fully resolved. The Company has not yet undergone an examination by any taxing authorities.

The assessment of the Company’s tax position relies on the judgment of management to estimate the exposures associated with the Company’s various filing positions.

Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (“FASB”) that are adopted by the Company as of the specified effective date. If not discussed, management believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on the Company’s financial statements upon adoption.

In July 2023, the FASB issued Accounting Standards Update (“ASU”) 2023-03 to amend various SEC paragraphs in the Accounting Standards Codification to primarily reflect the issuance of SEC Staff Accounting Bulletin No. 120. ASU No. 2023-03, “Presentation of Financial Statements (Topic 205), Income Statement—Reporting Comprehensive Income (Topic 220), Distinguishing Liabilities from Equity (Topic 480), Equity (Topic 505), and Compensation—Stock Compensation (Topic 718): Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 120, SEC Staff Announcement at the March 24, 2022 EITF Meeting, and Staff Accounting Bulletin Topic 6.B, Accounting Series Release 280—General Revision of Regulation S-X: Income or Loss Applicable to Common Stock.” ASU 2023-03 amends the ASC for SEC updates pursuant to SEC Staff Accounting Bulletin No. 120; SEC Staff Announcement at the March 24, 2022 Emerging Issues Task Force (“EITF”) Meeting; and Staff Accounting Bulletin Topic 6.B, Accounting Series Release 280 - General Revision of Regulation S-X: Income or Loss Applicable to Common Stock. These updates were immediately effective and did not have a significant impact on our financial statements.

Note 4 – Related Party Transactions

Accounts Payable

As of December 31, 2022, the Company owed Chase Innovations, Inc., a company owned by owned by our then Chief Financial Officer, Douglas Durst, $40,140 for services rendered through the year ended December 2022.

Convertible Notes Payable

As disclosed in Note 12, below, on January 5, 2023, the Company sold an unsecured convertible promissory note to the Chief Executive Officer’s parents, Mr. Tom and Mrs. Carol Healy, bearing interest at 8% per annum, in the face amount of $25,000. The note was convertible at a fixed conversion price of $4.125 per common share. On June 15, 2023, the note, consisting of $25,000 of principal and $800 of interest, was converted into 6,255 shares of common stock.

As disclosed in Note 12, below, the Company’s then Chief Financial Officer, Douglas Durst, held an unsecured convertible promissory note in the face amount of $90,000, as outstanding at September 30, 2023 and December 31, 2022. The note was convertible at a fixed conversion price of $4.125 per common share. On June 15, 2023, the note, consisting of $90,000 of principal and $6,362 of interest, was converted into 23,361 shares of common stock.

As disclosed in Note 12, below, the Company’s then Chief Financial Officer, Chris Coulter, held an unsecured convertible promissory note in the face amount of $50,000 that was outstanding at December 31, 2022. The note was convertible at a fixed conversion price of $4.125 per common share. On June 15, 2023, the note, consisting of $50,000 of principal and $7,525 of interest, was converted into 13,946 shares of common stock.

F-30

BRANCHOUT FOOD INC.

NOTES TO FINANCIAL STATEMENTS

Common Stock Sales

On January 10, 2022, the Company sold 1,213 shares of common stock to the Company’s Controller at $4.125 per share for proceeds of $5,000.

Common Stock Issued for Services

On October 26, 2023, the Company issued 12,500 shares, restricted in accordance with Rule 144, to a consultant, who later became a Company director, for services performed. The aggregate fair value of the shares was $19,000, based on the closing traded price of the common stock on the date of grant.

Common Stock Options Issued for Services

On August 8, 2023, the Company granted options to purchase 30,000 shares of the Company’s common stock under its 2022 Equity Incentive Plan (the “2022 Plan”), having an exercise price of $6.00 per share, exercisable over a 10-year term, to the then chairman of the audit committee and now, Chief Financial Officer. The options vest monthly over a one-year period. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 39% and a call option value of $0.1644, was $4,932. The options are being expensed over the vesting period, resulting in $1,952 of stock-based compensation expense during the year ended December 31, 2023. As of December 31, 2023, a total of $2,980 of unamortized expenses are expected to be expensed over the vesting period.

On August 8, 2023, the Company granted options to purchase 30,000 shares of the Company’s common stock under the 2022 Plan, having an exercise price of $2.51 per share, exercisable over a 10-year term, to one of its directors. The options vest monthly over a one-year period. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 39% and a call option value of $0.7885, was $23,655. The options are being expensed over the vesting period, resulting in $9,364 of stock-based compensation expense during the year ended December 31, 2023. As of December 31, 2023, a total of $14,291 of unamortized expenses are expected to be expensed over the vesting period.

On January 1, 2022, the Company awarded options to purchase 57,600 shares of common stock under the 2022 Plan at an exercise price equal to $4.125 per share, exercisable over a ten-year period to the Company’s then Chief Financial Officer. The options vest monthly over an eighteen (18) month period, with the initial vesting commencing on January 1, 2022. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 29% and a call option value of $1.1531, was $66,419. The options were expensed over the vesting period, resulting in $23,619 and $44,280 of stock-based compensation expense during the years ended December 31, 2023 and 2022, respectively. The options terminated 90 days from the employee’s terminated services, on November 14, 2023.

Note 5 – Fair Value of Financial Instruments

Under FASB ASC 820-10-5, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. Under GAAP, certain assets and liabilities must be measured at fair value, and FASB ASC 820-10-50 details the disclosures that are required for items measured at fair value.

The Company has cash, notes receivable, derivative liabilities and debts that must be measured under the fair value standard. The Company’s financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels are as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 - Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3 - Unobservable inputs that reflect our assumptions about the assumptions that market participants would use in pricing the asset or liability.

F-31

BRANCHOUT FOOD INC.

NOTES TO FINANCIAL STATEMENTS

The following schedule summarizes the valuation of financial instruments at fair value on a recurring basis in the balances sheet as of December 31, 2023 and 2022:

	Fair Value Measurements at December 31, 2023
	Level 1	Level 2	Level 3
Assets
Cash	$657,789	$-	$-
Right-of-use-asset	-	-	147,228
Notes receivable	-	384,628	-
Total assets	657,789	384,628	147,228
Liabilities
Notes payable	-	235,000	-
Lease liability	-	-	131,930
Total liabilities	-	235,000	131,930
	$657,789	$149,628	$15,298

	Fair Value Measurements at December 31, 2022
	Level 1	Level 2	Level 3
Assets
Cash	$312,697	$-	$-
Cash, restricted	235,750	-	-
Notes receivable	-	384,628	-
Total assets	548,447	384,628	-
Liabilities
Convertible notes payable, related parties	-	-	140,000
Convertible notes payable	-	-	4,919,191
Notes payable	-	2,284,000	-
Revolving line of credit	-	91,541	-
Total liabilities	-	2,376,041	5,059,191
	$548,447	$(1,991,413)	$(5,059,191)

There were no transfers of financial assets or liabilities between Level 1 and Level 2 inputs for the years ended December 31, 2023 and 2022.

Note 6 – Major Customers and Accounts Receivable

The Company had certain customers whose revenue individually represented 10% or more of the Company’s total net revenue, or whose accounts receivable balances individually represented 10% or more of the Company’s total accounts receivable, as follows:

For the years ended December 31, 2023 and 2022, two customers accounted for 90% and 70% of net revenue, respectively. The customers were not the same from year to year. For the year ended December 31, 2023, Wal-Mart Stores and Costco accounted for 77% and 13% of net sales, respectively. For the year ended December 31, 2022, KEHE Distributors and Costco accounted for 11% and 59% of net sales, respectively.

On December 31, 2023, Wal-Mart Stores accounted for 57% and Costco accounted for 28% of accounts receivable. On December 31, 2022, KeHE Distributors accounted for 58%, Wal-Mart Stores accounted for 18% and United Natural Foods accounted for 16% of accounts receivable.

F-32

BRANCHOUT FOOD INC.

NOTES TO FINANCIAL STATEMENTS

Note 7 – Other Current Assets

Other current assets at December 31, 2023 and 2022, consisted of the following:

	December 31,
	2023	2022
Prepaid insurance costs	$2,403	$959
Prepaid advertising and trade show fees	20,106	19,485
Prepaid professional & license fees	6,056	12,617
Refunds receivable	-	1,594
Interest receivable	19,535	7,996
Advances to co-manufacturer, NXTDried(1)	-	455,128
Total other current assets	$48,100	$497,779

(1)	The Company has advanced NXTDried Superfoods SAC (“NXTDried”), a company organized under the laws of Peru, with its principal office in San Isidro, Lima, Peru, a total of $495,930 over various dates between January 28, 2022 and September 27, 2023, for the purchase and construction of the facility and infrastructure necessary to facilitate the manufacturing of the Company’s products. The advance is to be repaid in the form of a $1.00 USD per kilogram discount on all products manufactured for the Company. The advance is not documented by a promissory note, and is unsecured. A total of $10,665 was credited against purchases made from NXTDried during the year ended December 31, 2023, resulting in a balance owed of $485,265. During the fourth quarter of 2023, one of NXTDried’s creditors filed suit against NXTDried and foreclosed on its collateral pursuant to a secured promissory note. As a result, the Company recognized impairment expense of $761,085 for the year ended, December 31, 2023, consisting of $485,265 on the remaining unpaid balance of the advances to NXTDried, $243,305 related to a VAT tax receivable, and $32,515 of prepaid inventory that was owed to the Company by NXTDried.

Note 8 – Restricted Cash

On May 7, 2021, the Company entered into a secured loan agreement (“Loan Agreement”) with EnWave Corporation (“EnWave”) that was partially collateralized with a cash pledge in the amount of $125,000, which was subsequently supplemented by a Guarantee Agreement, dated November 22, 2021, in which the cash pledge was increased to $235,750 to cover EnWave’s responsibility for additional Value Added Taxes (“VAT”). On May 25, 2023, the pledged funds were released to the Company, net of a finance cost of $2,082.

The following table provides a reconciliation of cash and restricted cash reported within the balance sheets that sum to the total of the same such amounts shown in the statements of cash flows:

	December 31,
	2023	2022
Cash	$657,789	$312,697
Restricted cash	-	235,750
Total cash and restricted cash shown in the statement of cash flows	$657,789	$548,447

Note 9 – Property and Equipment

Property and equipment at December 31, 2023 and 2022, consisted of the following:

	December 31,
	2023	2022
Equipment and machinery	$1,233,334	$1,116,769
Less: Accumulated depreciation	(318,335)	(94,479)
Total property and equipment, net	$914,999	$1,022,290

Depreciation of property and equipment was $223,856 and $93,253 for the years ended December 31, 2023 and 2022, respectively. Property and equipment was placed in service during the third quarter of 2022, and commenced production activities on January 1, 2023, resulting in the recognition of depreciation as a component of cost of goods sold for the year ended December 31, 2023.

F-33

BRANCHOUT FOOD INC.

NOTES TO FINANCIAL STATEMENTS

Note 10 – Notes Receivable

Nanuva Note Receivable

On February 4, 2021, the Company entered into a Manufacturing and Distributorship Agreement (“MDA”) with Natural Nutrition SpA, a Chilean company (“Nanuva”), in which the Company loaned $500,000 to Nanuva (“Advance Payment”) to help finance the capital investment needed for Nanuva to purchase two industrial fruit drying machines to be used in servicing the Company’s manufacturing needs. Pursuant to the MDA, the Company is entitled to recover the Advance Payment in full no later than May 31, 2027, which prior to repayment, will bear interest at 3% per annum. The Advance Payment is to be repaid pursuant to a two-dollar ($2/kg) deduction in the price of any product exported by Nanuva to the Company with certain mandatory minimum annual payments. Repayments commence on the earlier of a) the first invoice issued by Nanuva after installation of the drying equipment, or b) June 30, 2021. The MDA expires on May 31, 2027, with automatic annual renewals thereafter, unless it is terminated in accordance with the terms of the MDA. The Company deferred collection of the minimum annual payment requirement for 2023 until 2024 when several large orders were placed. A total of $33,100 of the Advance Payment had been repaid during the year ended December 31, 2022, consisting of $22,714 of principal and $10,386 of interest. As of December 31, 2023, a total of $131,594 of the Advance Payment had been repaid as a reduction of inventory costs, consisting of $115,372 of principal and $16,222 of interest. All payments consisted of reductions in inventory costs, other than a payment of $15,000 in cash on March 24, 2021. As of December 31, 2023, a total of $404,163 was outstanding from Nanuva, consisting of $384,628 of principal and $19,535 of unpaid interest. As of December 31, 2022, a total of $392,625 was outstanding from Nanuva, consisting of $384,628 of principal and $7,997 of unpaid interest. The Advance Payment is collateralized by a second lien in the equipment. Pursuant to the MDA, the Company has been appointed as Nanuva’s exclusive distributor in the following territories:

Product	Exclusivity Territories	Minimum Volume (Kg/month)(“MOQ”)
Avocado Powder	Worldwide (except Chile)	1,000
Banana Chips	Worldwide (except Chile)	1,000
Avocado Snacks	North America (Canada and USA)	1,000
Avocado Chips	Worldwide	1,000
Other Powders	No Exclusivity	-0-

Note 11 – Accrued Expenses

Accrued expenses consist of the following:

	December 31,
	2023	2022
Accrued payroll and taxes	$43,376	$40,089
Accrued interest	2,577	602,246
Accrued chargebacks	119,291	46,387
Total accrued expenses	$165,244	$688,722

F-34

BRANCHOUT FOOD INC.

NOTES TO FINANCIAL STATEMENTS

Note 12 – Convertible Notes Payable, Related Parties

Convertible notes payable, related parties consisted of the following at December 31, 2023 and 2022, respectively:

	December 31,	December 31,
	2023	2022

On January 5, 2023, the Company sold an unsecured convertible promissory note for $25,000 to the Chief Executive Officer’s parents, Mr. Tom and Carol Healy, bearing interest at 8% per annum, mature on the earlier of: a) June 30, 2023, b) the closing of a Qualified Subsequent Financing, c) the closing of a change of control, or d) the Company’s S-1 registration statement being declared effective and the signing of a firm commitment underwriting agreement for a capital raise of at least ten million dollars ($10,000,000). The note was convertible at a fixed conversion price of $4.125 per common share, and all interest was deemed to have stopped accruing as of a date selected by the Company that is up to 10 days prior to the effective date of the registration statement filed in connection with the IPO. The note was mandatorily convertible upon the Company’s S-1 registration statement being declared effective and the signing of a firm commitment underwriting agreement for a capital raise of at least ten million dollars ($10,000,000). The public offering proceeds threshold had subsequently been amended to $5,000,000, along with all of the other outstanding convertible notes. The note carried a default interest rate of 18% per annum. (See the description of the First Quarter of 2023 Convertible Notes in Note 11 – Convertible Notes Payable, below). On June 15, 2023, the note, consisting of $25,000 of principal and $800 of interest, was converted into 6,255 shares of common stock. The note was converted in accordance with the conversion terms; therefore, no gain or loss had been recognized.	$-	$-

On December 31, 2021, the Company sold an unsecured convertible promissory note (“CFO Note”) to the Company’s then Chief Financial Officer, Douglas Durst, in the face amount of $90,000. The CFO Note, carried interest at 5% per annum, originally carried an automatic conversion upon (i) a Qualified Financing, consisting of the closing of the sale of shares of its stock of at least $1,000,000, at a conversion rate of the lesser of (i) the product of (x) eight-tenths (0.8) and (y) the price per share paid by the purchasers of the preferred stock sold in the Qualified Financing and (ii) the price per share obtained by dividing $7,000,000 (the “Valuation Cap”) by the Company’s fully-diluted capitalization immediately prior to the Qualified Financing (excluding any shares issued upon conversion of convertible debt), were amended on December 17, 2021 to be automatically converted upon the date on which a registration statement for the Company’s underwritten public offering of its common stock with total proceeds to the Company of not less than $10,000,000 (the “IPO”) was effective, at a fixed conversion price of $4.125 per common share, and all interest was deemed to have stopped accruing as of a date selected by the Company that is up to 10 days prior to the effective date of the registration statement filed in connection with the IPO. The maturity date was extended to June 30, 2023 and the public offering proceeds threshold had been amended to $5,000,000. On June 15, 2023, the note, consisting of $90,000 of principal and $6,362 of interest, was converted into 23,361 shares of common stock. The note was converted in accordance with the conversion terms; therefore, no gain or loss had been recognized.	-	90,000

On May 28, 2020, the Company sold an unsecured convertible promissory note (“Coulter Note”) to the Company’s Chief Financial Officer, Chris Coulter, in the face amount of $50,000. The Coulter Note, carried interest at 5% per annum, originally carried an automatic conversion upon (i) a Qualified Financing, consisting of the closing of the sale of shares of its stock of at least $1,000,000, at a conversion rate of the lesser of (i) the product of (x) eight-tenths (0.8) and (y) the price per share paid by the purchasers of the preferred stock sold in the Qualified Financing and (ii) the price per share obtained by dividing $7,000,000 (the “Valuation Cap”) by the Company’s fully-diluted capitalization immediately prior to the Qualified Financing (excluding any shares issued upon conversion of convertible debt), were amended on December 17, 2021 to be automatically converted upon the date on which a registration statement for the Company’s underwritten public offering of its common stock with total proceeds to the Company of not less than $10,000,000 (the “IPO”) was effective, at a fixed conversion price of $4.125 per common share, and all interest was deemed to have stopped accruing as of a date selected by the Company that is up to 10 days prior to the effective date of the registration statement filed in connection with the IPO. The maturity date was also extended to June 30, 2023 and the public offering proceeds threshold had been amended to $5,000,000. On June 15, 2023, the note, consisting of $50,000 of principal and $7,525 of interest, was converted into 13,946 shares of common stock. The note was converted in accordance with the conversion terms; therefore, no gain or loss had been recognized.	-	50,000

Convertible notes payable, related parties	$-	$140,000

In accordance with ASC 470-20 Debt with Conversion and Other Options, the Company recorded total discounts of $19,054 on the CFO Note and $19,961 on the Coulter Note upon the respective origination dates. The discounts were amortized to interest expense over the term of the debentures using the effective interest method. The Company recorded $19,004 of interest expense pursuant to the amortization of note discounts during the year ended December 31, 2022.

The Company recorded interest expense pursuant to the stated interest rates on the Convertible Notes, Related Parties in the amount of $3,696 and $6,999 for the years ended December 31, 2023 and 2022, respectively.

F-35

BRANCHOUT FOOD INC.

NOTES TO FINANCIAL STATEMENTS

Note 13 – Convertible Notes Payable, Unrelated Parties

Convertible notes payable, unrelated parties, consists of the following at December 31, 2023 and 2022, respectively:

	December 31,	December 31,
	2023	2022

On various origination dates between January 5, 2023 and March 27, 2023, the Company sold a total of ten (10) individual unsecured convertible promissory notes (“First Quarter of 2023 Convertible Notes”) with substantially the same terms in exchange for gross proceeds of $442,500. The First Quarter of 2023 Convertible Notes, bearing interest at 8% per annum, matured on the earlier of: a) June 30, 2023, b) the closing of a Qualified Subsequent Financing, c) the closing of a change of control, or d) the Company’s S-1 registration statement being declared effective and the signing of a firm commitment underwriting agreement for a capital raise of at least ten million dollars ($10,000,000). Each First Quarter of 2023 Convertible Notes was convertible at a fixed conversion price of $4.125 per common share, and all interest was deemed to have stopped accruing as of a date selected by the Company that was up to 10 days prior to the effective date of the registration statement filed in connection with the IPO. Each note is mandatorily convertible upon the Company’s S-1 registration statement being declared effective and the signing of a firm commitment underwriting agreement for a capital raise of at least ten million dollars ($10,000,000). The public offering proceeds threshold had subsequently been amended to $5,000,000, along with all of the other outstanding convertible notes. The First Quarter of 2023 Convertible Notes carried a default interest rate of 18% per annum. On June 15, 2023, the notes, consisting of an aggregate $442,500 of principal and $9,801 of interest, were converted into 109,655 shares of common stock. The notes were converted in accordance with the conversion terms; therefore, no gain or loss had been recognized.	$-	$-

On various origination dates between October 28, 2022 and December 13, 2022, the Company sold a total of sixteen (16) individual unsecured convertible promissory notes (“2022 Convertible Notes”) with substantially the same terms in exchange for gross proceeds of $645,600. The Convertible Notes, bearing interest at 8% per annum, matured on the earlier of: a) June 30, 2023, as extended from the original maturity date of June 30 2023, b) the closing of a Qualified Subsequent Financing, c) the closing of a change of control, or d) the Company’s S-1 registration statement being declared effective and the signing of a firm commitment underwriting agreement for a capital raise of at least ten million dollars ($10,000,000). Each note was convertible at a fixed conversion price of $4.125 per common share, and all interest was deemed to have stopped accruing as of a date selected by the Company that was up to 10 days prior to the effective date of the registration statement filed in connection with the IPO. Each note was mandatorily convertible upon the Company’s S-1 registration statement being declared effective and the signing of a firm commitment underwriting agreement for a capital raise of at least ten million dollars ($10,000,000). The public offering proceeds threshold had subsequently been amended to $5,000,000. The notes carried a default interest rate of 18% per annum. On June 15, 2023, the notes, consisting of an aggregate $645,600 of principal and $27,925 of interest, were converted into 163,284 shares of common stock. The notes were converted in accordance with the conversion terms; therefore, no gain or loss had been recognized.	-	645,600

On June 6, 2022, the Company completed the sale of (i) an unsecured convertible promissory note in the principal amount of $200,000 (“Fluffco Convertible Note”) to Fluffco, LLC (“Fluffco”), and (ii) a five-year warrant to purchase 8,485 shares of the Company’s common stock at an exercise price of $6.50 per share, for an aggregate purchase price of $186,000, pursuant to a Securities Purchase Agreement between the Company and Fluffco (the “Purchase Agreement”). The Fluffco Convertible Note carried interest at 8% per annum and a default rate of 18%, which was mandatorily convertible upon the date on which a registration statement for the Company’s underwritten public offering of its common stock with total proceeds to the Company of not less than $10,000,000 was effective, at a fixed conversion price of $4.125 per common share. The note matured on November 30, 2022, and all interest was deemed to have stopped accruing as of a date selected by the Company that was up to 10 days prior to the effective date of the registration statement filed in connection with the IPO. The aggregate estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 35% and a call option value of $0.2679, was $8,485, and was amortized as a debt discount over the life of the loan. The Company received net proceeds of $186,000 after deductions of debt discounts, consisting of $14,000 of legal fees. The maturity dates were extended to June 30, 2023 and the public offering proceeds threshold had been amended to $5,000,000. On June 15, 2023, the note, consisting of $200,000 of principal and $15,737 of interest, was converted into 52,300 shares of common stock. The note was converted in accordance with the conversion terms; therefore, no gain or loss had been recognized.	-	200,000

On May 26, 2022, the Company completed the sale of (i) an unsecured convertible promissory note in the principal amount of $1,250,000 (“Foss Convertible Note”) to Don Foss (“Foss”), and (ii) a five-year warrant to purchase 45,833 shares of the Company’s common stock at an exercise price of $6.50 per share, for an aggregate purchase price of $1,162,500, pursuant to a Securities Purchase Agreement between the Company and Foss (the “Purchase Agreement”). The Foss Convertible Note carried interest at 8% per annum and a default rate of 18%, which was mandatorily convertible upon the date on which a registration statement for the Company’s underwritten public offering of its common stock with total proceeds to the Company of not less than $10,000,000 was effective, at a fixed conversion price of $4.125 per common share. The note matured on November 30, 2022, and all interest was deemed to have stopped accruing as of a date selected by the Company that is up to 10 days prior to the effective date of the registration statement filed in connection with the IPO. The aggregate estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 34% and a call option value of $0.2570, was $45,833, and was amortized as a debt discount over the life of the loan. The Company received net proceeds of $1,162,500 after deductions of debt discounts, consisting of $87,500 of legal fees. The maturity dates were extended to June 30, 2023 and the public offering proceeds threshold had been amended to $5,000,000. On June 15, 2023, the note, consisting of $1,250,000 of principal and $99,726 of interest, was converted into 327,207 shares of common stock. The note was converted in accordance with the conversion terms; therefore, no gain or loss had been recognized.	-	1,250,000

On various origination dates between February 15, 2022 and February 25, 2022, the Company sold two (2) individual unsecured convertible promissory notes (“First Convertible Eagle Vision Notes”) with a face value of $350,000 each, under substantially the same terms. The First Convertible Eagle Vision Notes carried interest at 5% per annum and a default rate of 18%, which were mandatorily convertible upon the date on which a registration statement for the Company’s underwritten public offering of its common stock with total proceeds to the Company of not less than $10,000,000 was effective, at a fixed conversion price of $4.125 per common share. The notes matured on November 30, 2022, and all interest was deemed to have stopped accruing as of a date selected by the Company that was up to 10 days prior to the effective date of the registration statement filed in connection with the IPO. The maturity dates were extended to June 30, 2023 and the public offering proceeds threshold had been amended to $5,000,000. On June 15, 2023, the notes, consisting of an aggregate $700,000 of principal and $44,590 of interest, were converted into 180,508 shares of common stock. The notes were converted in accordance with the conversion terms; therefore, no gain or loss had been recognized.	-	700,000

On various origination dates between March 1, 2018 and December 31, 2021, the Company sold a total of fifty-two (52) individual unsecured convertible promissory notes (“Convertible Notes”) with substantially the same terms, for total proceeds of $2,143,591. The Convertible Notes carried interest at 5% per annum, which originally carried an automatic conversion upon (i) a Qualified Financing, consisting of the closing of the sale of shares of its stock of at least $1,000,000, at a conversion rate of the lesser of (i) the product of (x) eight-tenths (0.8) and (y) the price per share paid by the purchasers of the preferred stock sold in the Qualified Financing and (ii) the price per share obtained by dividing $7,000,000 (the “Valuation Cap”) by the Company’s fully-diluted capitalization immediately prior to the Qualified Financing (excluding any shares issued upon conversion of convertible debt), were amended on December 17, 2021 to be automatically converted upon the date on which a registration statement for the Company’s underwritten public offering of its common stock with total proceeds to the Company of not less than $5,000,000, as amended, was effective at fixed conversion prices of either $2.05 or $4.125 per common share (six (6) of the Convertible Notes, totaling $355,000 of principal, were amended to convert at $2.05 per common share, and forty-six (46) of the Convertible Notes, totaling $1,788,591 of principal, were amended to convert at $4.125 per common share), and all interest was deemed to have stopped accruing as of a date selected by the Company that was up to 10 days prior to the effective date of the registration statement filed in connection with the IPO. On February 14, 2022, one of the Convertible Notes was repaid, consisting of $20,000 of principal and $3,586 of interest. The Convertible Notes were originally set to mature after eighteen months but were later amended to extend the maturity to June 30, 2023 and the public offering proceeds threshold had been amended to $5,000,000. On June 15, 2023, the notes, consisting of an aggregate $2,123,591 of principal and $290,047 of interest, were converted into 695,655 shares of common stock. The notes were converted in accordance with the conversion terms; therefore, no gain or loss had been recognized.	-	2,123,591

Total convertible notes payable, unrelated parties	$-	$4,919,191

In accordance with ASC 470, the Company recorded total discounts of $1,604,537 incurred as of December 31, 2022. The discounts were amortized to interest expense over the term of the debentures using the effective interest method. The Company recorded $1,028,509 of interest expense pursuant to the amortization of note discounts for the year ended December 31, 2022.

The Company recorded interest expense pursuant to the Convertible Notes, Unrelated Parties in the amount of $138,316 and $327,353, consisting of stated interest rates on the Convertible Notes, Unrelated Parties, in the amount of $138,316 and $211,803, and $-0- and $115,550 of amortized debt discounts, for the years ended December 31, 2023 and 2022, respectively, including $14,050 of amortized debt discounts on warrants for the year ended December 31, 2022.

F-36

BRANCHOUT FOOD INC.

NOTES TO FINANCIAL STATEMENTS

Note 14 – Notes Payable

On June 12, 2023, the Company accepted subscriptions for $170,000 and issued senior secured promissory notes and stock purchase warrants to four accredited investors. Each promissory note (titled a “Subordinated Note”) accrued interest at an annual rate of 15%, of which 10% was to be paid monthly, and the remaining 5% to remain unpaid, compound annually, and was due and payable on the maturity date. Upon default, the aggregate interest rate would increase to 18% per annum. Each Subordinated Note was due and payable on the earlier of: (i) December 31, 2023, (b) the closing of a “Qualified Subsequent Financing”, and (c) the closing of an initial public offering, as amended. In the event a note was pre-paid, we were required to pay a minimum one-year of interest. The term “Qualified Subsequent Financing” means the next sale, or series of related sales, of any security in which we received $2,000,000 or more from any parties that do not currently own, directly or indirectly, any of our common stock. The Company received net proceeds of $150,000 in connection with the offering. The Subordinated Notes were a general secured obligation of the Company, subordinated to the Senior Secured Notes mentioned below. During the year ended December 31, 2023, the Subordinated Notes were repaid in full, along with $25,500 of guaranteed interest.

In addition to the Subordinated Notes, each investor received a warrant to purchase shares of our common stock at $6.00 per share, with an issuance date of July 1, 2023, and expiring ten years from the issuance date. The aggregate number of shares available for purchase under the warrants are 30,000 shares, which were amortized as a debt discount over the life of the notes. The Company is required to register the resale of the shares issuable upon exercise of the warrants with the SEC. Prior to the exercise of a warrant, the Company is required to provide the investor monthly unaudited financial statements of income, cash flows, and stockholders’ equity. The Company recorded total debt discounts of $46,090 on warrants granted to the four investors for warrants issued in consideration of the debt financing received on June 12, 2023. The debt discounts were amortized as a debt discount over the original life of the notes, resulting in $46,090 of finance costs for the year ended December 31, 2023.

On March 15, 2023, the Company completed the sale of a Note to The John & Kristen Hinman Trust Dated February 23, 2016 (the “Hinman Note”), pursuant to the Loan Agreement between the Company and the Hinman Trust. The Hinman Note bears interest at 18% per annum, based on a 360-day year, and carries a monthly default rate of 1.5% of all outstanding principal, interest, fees and penalties. The Hinman Note matured on January 10, 2024, as amended, and was secured by the Company’s accounts receivable from Walmart before being repaid in the first quarter of 2024.

On May 7, 2021, the Company accepted subscriptions for $1,000,000 and issued senior secured promissory notes and stock purchase warrants to six accredited investors (the “May 2021 Bridge Financing”). Each promissory note (titled a “Subordinated Note”) accrued interest at an annual rate of 15%, of which 10% was to be paid monthly, and the remaining 5% to remain unpaid, compound annually, and was due and payable on the maturity date. Upon default, the aggregate interest rate would increase to 18% per annum. Each Subordinated Note was due and payable on the earlier of: (i) November 30, 2022, (b) the closing of a “Qualified Subsequent Financing”, and (c) the closing of an initial public offering, as amended. In the event a note was pre-paid, we are required to pay a minimum one-year of interest. The term “Qualified Subsequent Financing” means the next sale, or series of related sales, of any security in which we received $2,000,000 or more from any parties that do not currently own, directly or indirectly, any of our common stock. The maturity dates were extended to June 30, 2023. The Company received gross proceeds of $1,000,000 in connection with the offering, and net proceeds of $890,000, after payment of $110,000 in diligence fees to Eagle Vision Ventures, Inc. (“Eagle Vision”), which was amortized as a debt discount over the original life of the notes. The Subordinated Notes were a general secured obligation of the Company, subordinated to the Senior Secured Notes mentioned below. During the year ended December 31, 2023, the Subordinated Notes were repaid in full, along with $162,413 of interest.

In addition to the Subordinated Notes issued in the May 2021 Bridge Financing, each investor received a warrant to purchase shares of our common stock at $7.10 per share, expiring ten years from the issuance date, as subsequently amended on March 7, 2022. The total number of shares available for purchase under the warrants are 154,243 shares, including 15,382 warrants issued as offering costs in connection with the Subordinated Notes, which were also amortized as a debt discount over the life of the notes. The Company is required to register the resale of the shares issuable upon exercise of the warrants with the SEC. Prior to the exercise of a warrant, the Company is required to provide the investor monthly unaudited financial statements of income, cash flows, and stockholders’ equity. The Company recorded total discounts of $176,228 on the Subordinated Notes, consisting of $110,000 of loan origination costs paid to Eagle Vision Ventures, Inc, and an aggregate $66,228 of debt discounts on warrants granted to the eight investors for warrants issued in consideration of the debt financing received on May 7, 2021, including warrants issued as offering costs to two additional parties. The debt discounts were amortized as a debt discount over the original life of the notes and were fully amortized as of December 31, 2022, resulting in $70,580 of finance costs, including $26,525 of amortized discounts attributable to the warrants for the year ended December 31, 2022. During the year ended December 31, 2023, the Subordinated Notes in the May 2021 Bridge Financing were repaid in full, along with $162,413 of interest. The principal balance of the notes payable was $1,000,000 at December 31, 2022. The Company recognized $168,151 and $149,592 of stated interest expense on the May 2021 Bridge Financing for the years ended December 31, 2023 and 2022, respectively.

F-37

BRANCHOUT FOOD INC.

NOTES TO FINANCIAL STATEMENTS

On December 8, 2020, the Company accepted subscriptions for $1,250,000 and issued senior secured promissory notes and stock purchase warrants to three accredited investors. Each promissory note (titled a “Senior Secured Note”) accrued interest at an annual rate of 15%, of which 10% was to be paid monthly, and the remaining 5% to remain unpaid, compound annually, was due and payable on the maturity date. Upon default, the aggregate interest rate would increase to 18% per annum. Each Senior Secured Note was due and payable on the earlier of: (i) November 30, 2022, (b) the closing of a “Qualified Subsequent Financing”, and (c) the closing of an initial public offering, as amended. In the event a note was pre-paid, we were required to pay a minimum one-year of interest. The term “Qualified Subsequent Financing” means the next sale, or series of related sales, of any security in which the Company received $2,000,000 or more from any parties that do not currently own, directly or indirectly, any of the Company’s common stock. The maturity dates were extended to June 30, 2023. The Company received net proceeds of $1,115,000, after payment of $135,000 in diligence fees to Eagle Vision, in connection with the offering. During the year ended December 31, 2023, the Senior Secured Notes were repaid in full, along with $235,442 of interest.

The Senior Secured Notes were a general secured obligation of the Company, senior in all respects to the liens, terms, covenants, and conditions of all existing debt of the Company, except for our loans from Small Business Administration.

In addition to the Senior Secured Notes, each investor received a warrant to purchase shares of our common stock at $2.60 per share, expiring ten years from the issuance date, as subsequently amended on March 7, 2022. The total number of shares available for purchase under the warrants are 179,396 shares, including 47,811 warrants issued as offering costs in connection with the Subordinated Notes, which were also amortized as a debt discount over the original life of the notes. The Company was required to register the shares issuable upon exercise of the warrants with the SEC. Prior to the exercise of a warrant, the Company is required to provide the investor monthly unaudited financial statements of income, cash flows, and stockholders’ equity for each such monthly period. The principal balance of the Senior Secured Notes was paid in full during the year ended December 31, 2023, and $1,250,000 was outstanding at December 31, 2022. The Company recorded total discounts of $180,196 on the Senior Secured Notes, consisting of $135,000 of loan origination costs paid to Eagle Vision Ventures, Inc, and an aggregate $45,196 of debt discounts on warrants granted to the five investors for warrants issued in consideration of the debt financing received on December 8, 2020, including warrants issued as offering costs to two additional parties. The debt discounts were amortized as a debt discount over the original life of the notes, resulting in $52,377 of finance costs, including $13,136 of amortized discounts attributable to the warrants for the year ended December 31, 2022. As of December 31, 2022, the debt discounts had been fully amortized.

On May 17, 2020, the Company entered into a loan agreement with the United States Small Business Administration (the “SBA”), as lender, pursuant to the SBA’s Economic Injury Disaster Loan (“EIDL”) assistance program in light of the impact of the COVID-19 pandemic on the Company’s business (the “EIDL Loan Agreement”) encompassing a $34,500 Promissory Note issued to the SBA (the “EIDL Note”) (together with the EIDL Loan Agreement, the “EIDL Loan”), bearing interest at 3.75% per annum. In connection with entering into the EIDL Loan, the Company also executed a security agreement, dated May 17, 2020, between the SBA and the Company pursuant to which the EIDL Loan is secured by a security interest on all of the Company’s assets. Under the EIDL Note, the Company is required to pay principal and interest payments of $169 every month beginning May 17, 2021; however, the SBA extended the repayment date to November 17, 2022. All remaining principal and accrued interest is due and payable on May 17, 2050. The EIDL Note may be repaid at any time without penalty. The principal balance of the EIDL Loan was $34,500 as of December 31, 2023 and 2022.

F-38

BRANCHOUT FOOD INC.

NOTES TO FINANCIAL STATEMENTS

Notes payable consists of the following as of December 31, 2023 and 2022:

	December 31,
	2023	2022

Total notes payable	$234,500	$2,284,500
Less: unamortized debt discounts	-	-
Notes payable	$234,500	$2,284,500
Less: current maturities	200,000	2,250,000
Notes payable, less current maturities	$34,500	$34,500

The Company recognized $260,520 and $846,536 of interest expense on notes payable for the years ended December 31, 2023 and 2022, respectively. Interest expense consisted of $214,430 of stated interest expense and $46,090 of amortized debt discounts due to warrants issued on a Subordinated Note during the year ended December 31, 2023. Interest expense consisted of $346,378 of stated interest expense and $500,158 of amortized debt discounts, including $39,661 of amortization of the debt discount on the Subordinated Notes due to warrants and $377,200 of expense related to the amendment of those warrants, during the year ended December 31, 2022.

Note 15 – Revolving Line of Credit; Interest Expense; Maturities

On October 1, 2021, the Company entered into a Growth Line of Credit Agreement (“LOC”) with Ampla LLC, formerly known as Gourmet Growth (“Gourmet Growth”), which allows us to draw funds from time to time, up to an aggregate principal amount of $400,000, for the purpose of purchasing inventory. The LOC accrues interest at 15% per annum and requires a 2% origination fee on each draw. The LOC was secured by all receivables, and all other tangible and intangible personal property, including, but not limited to cash, inventory, equipment, investments, contract rights and other general intangibles and chattel paper. The LOC requires that we collect payments on our accounts receivable in an account in which Gourmet Growth is able to collect a percentage of the collections to repay the LOC. The line of credit is revolving and automatically renewed upon use for a 12-month period. Repayment is made from current receivables, and the outstanding balance of $42,750 was paid in full on July 13, 2023. The Company’s balance of the LOC was $91,541 as of December 31, 2022.

The Company recorded interest expense pursuant to the stated interest rates on the LOC in the amount of $8,251 and $19,886 for the years ended December 31, 2023 and 2022, respectively.

The Company recognized interest expense as follows for the years ended December 31, 2023, and 2022, respectively:

	December 31,
	2023	2022
Interest on convertible notes payable, related parties	$3,696	$6,999
Interest on convertible notes payable	138,316	211,803
Interest on notes payable	214,430	346,378
Amortization of debt discounts, convertible notes payable	-	101,500
Amortization of debt discounts, warrants, convertible notes payable	-	14,050
Amortization of debt discounts, notes payable	20,000	83,297
Amended warrants	-	377,200
Amortization of debt discounts, warrants, notes payable	46,090	39,661
Amortization of debt discounts on convertible notes payable, related parties, derivatives	-	19,004
Amortization of debt discounts on convertible notes payable, derivatives	-	1,028,509
Interest on revolving line of credit	8,251	19,886
Finance charge on letter of credit	2,082	-
Interest on credit cards	2,406	2,606
Total interest expense	$435,271	$2,250,893

F-39

BRANCHOUT FOOD INC.

NOTES TO FINANCIAL STATEMENTS

The aggregate amounts of maturities of notes payable during each of the five years following the balance sheet date and thereafter, including amounts due within one year and classified as current, are as follows:

Fiscal Year Ending	Note Payable Maturities
December 31,	EIDL	Hinman	Total
2024	$-	$200,000	$200,000
2025	-	-	-
2026	-	-	-
2027	83	-	83
2028 and thereafter	34,417	-	34,417
	$34,500	$200,000	$234,500
Less effects of discounting	-	-	-
Total notes payable	$34,500	$200,000	$234,500

Note 16 – Leases

The Company has financed production equipment with an acquisition cost of approximately $168,141 under a finance lease with a five-year term and a bargain purchase price of $1.00 at the end of the lease term. The finance lease commenced on May 9, 2023 and expires on August 31, 2027, with monthly lease payments of $3,657 commencing June 1, 2023, subject to the ASU 2016-02. As the Company’s lease does not provide implicit discount rates, the Company uses an incremental borrowing rate based on the information available at the commencement date in determining the present value of lease payments.

The components of lease expense were as follows:

	For the Years Ended
	December 31,
	2023	2022
Finance lease cost:
Amortization of right-of-use asset	$21,092	$-
Interest on lease liability	10,947	-
Total finance lease cost	$32,039	$-

Supplemental balance sheet information related to leases was as follows:

	December 31,	December 31,
	2023	2022
Finance lease:
Finance lease assets	$147,228	$-

Current portion of finance lease liability	$30,901	-
Noncurrent finance lease liability	101,029	-
Total finance lease liability	$131,930	$-

Weighted average remaining lease term:
Finance lease	3.35 years

Weighted average discount rate:
Finance lease	11.00%

F-40

BRANCHOUT FOOD INC.

NOTES TO FINANCIAL STATEMENTS

Supplemental cash flow and other information related to finance leases was as follows:

	For the Years Ended
	December 31,
	2023	2022
Cash paid for amounts included in the measurement of lease liabilities:
Finance cash flows used for finance leases	$36,390	$-

Leased assets obtained in exchange for lease liabilities:
Total finance lease liabilities	$168,320	$-

The future minimum lease payments due under finance leases as of December 31, 2023 is as follows:

Year Ending	Minimum Lease
December 31,	Commitments
2024	$43,886
2025	43,886
2026	43,886
2027 and thereafter	29,258
$160,916
Less effects of discounting	28,986
Lease liability recognized	$131,930

Note 17 – Commitments and Contingencies

Legal Matters

From time to time, the Company may be a party to various legal matters, threatened claims, or proceedings in the normal course of business. Legal fees and other costs associated with such actions are expensed as incurred. The Company assesses, in conjunction with its legal counsel, the need to record a liability for litigation and contingencies. Legal accruals are recorded when and if it is determined that a loss related to a certain matter is both probable and reasonably estimable.

Finance Lease

The Company leases equipment under a non-cancelable finance lease payable in monthly installments of $3,657 expiring on August 31, 2027.

Other Contractual Commitments

On January 19, 2022, the Company entered into a contract manufacturing agreement with NXTDried Superfoods SAC to produce products for distribution by the Company. The Company agreed to pre-pay for inventory via an advance to enable the manufacturer to invest in necessary processing facilities that will be reimbursed to the Company on an agreed per kg basis over the period of 2022 to 2026. See Note 7 above regarding amounts owed to us by NXTDried Superfoods SAC.

F-41

BRANCHOUT FOOD INC.

NOTES TO FINANCIAL STATEMENTS

On May 7, 2021, the Company entered into a license agreement (“License Agreement”) with EnWave, pursuant to which EnWave licensed to the Company a collection of patents and intellectual property (the “EnWave Technology”) used to manufacture and operate vacuum microwave dehydration machines purchased by the Company from EnWave (the “EnWave Equipment”). The License Agreement entitles EnWave to a fixed royalty percentage on all of the Company’s revenue from the sale of products produced using the EnWave Technology, net of trade or volume discounts, refunds paid, settled claims for damaged goods, applicable excise, sales and withholding taxes imposed at the time of the sale, and provides the Company with certain exclusivity rights with respect to the production of avocado products. In order to maintain the exclusivity, the Company agreed to annual royalty minimum payments as follows:

Exclusivity
Year	Retention Royalty
2024	$100,000
2025	250,000
2026	250,000
2027	250,000
Total*	$850,000

*	The unrecognized commitment thereafter is $250,000 in perpetuity, as long as the Company elects to maintain exclusivity.

In addition to the initial EnWave Equipment we purchased, the Company agreed to purchase additional equipment from EnWave over time. The additional equipment purchase schedule, as amended, requires the Company to purchase a “Second EnWave Machine” and pay up-to four non-refundable deposits for the Second EnWave Machine in the amount of fifty thousand dollars ($50,000) each on September 30, 2023, December 31, 2023, March 31, 2024 and June 30, 2024 (the “Interim Deposits”). The Company paid the first two non-refundable deposits of $50,000 on September 27, 2023 and December 31, 2023. The Company is also required to execute an Equipment Purchase Agreement for a 120kW, or greater rated power, EnWave Equipment (the “Third EnWave Machine”) on or before December 31, 2025, and satisfy the payment obligations required with respect to the Third EnWave Machine by the License Agreement. The Company is also required to enter into an Equipment Purchase Agreement for a 120kW, or greater, rated power EnWave Equipment (the “Fourth EnWave Machine”) on, or before, December 31, 2026, and to satisfy the payment obligations required with respect to the Fourth EnWave Machine by the License Agreement. The License Agreement is effective as long as EnWave possesses its EnWave technology. There have been no royalty payments to date, and any future minimum royalty payments or equipment purchases under this license agreement are an unrecognized commitment, as they relate to retaining exclusivity of the avocado products going forward and the Company can elect not to pay.

Note 18 – Stockholders’ Equity (Deficit)

Preferred Stock

The Company has authorized 20,000,000 shares of $0.001 par value preferred stock. As of December 31, 2022, none of the preferred stock has been designated or issued.

Common Stock

The Company has authorized 8,000,000 shares of $0.001 par value common stock. As of December 31, 2023, a total of 4,044,252 shares of common stock have been issued. Each holder of common stock is entitled to one vote for each share of common stock held.

Initial Public Offering

In June 2023, the Company completed its initial public offering in which it issued and sold 1,190,000 shares of its common stock at a price of $6.00 per share pursuant to an Underwriting Agreement between the Company and Alexander Capital, L.P. (the “Underwriter”). The Company received net proceeds of $6,226,000, after deducting underwriters’ discounts and commissions and before consideration of other issuance costs.

Pursuant to the Underwriting Agreement, the Company also issued to the Underwriter a Common Stock Purchase Warrant to purchase up to 82,110 shares of Common Stock at an exercise price of $7.20, which may be exercised for a five-year period beginning December 18, 2023.

F-42

BRANCHOUT FOOD INC.

NOTES TO FINANCIAL STATEMENTS

Prior to the IPO, all deferred offering costs were capitalized in other noncurrent assets on the balance sheets. Deferred offering costs of $1,283,954, primarily consisting of accounting, legal, and other fees related to the Company’s IPO, were offset against the IPO proceeds upon the closing of the Company’s IPO in June 2023. As of December 31, 2023, all deferred offering costs were paid. Unpaid deferred offering costs totaled $543,664 as of December 31, 2022.

Common Stock Sales, Related Party for the Year Ended December 31, 2022

On January 10, 2022, the Company sold 3,031 shares of common stock to the Company’s Controller at $1.65 per share for proceeds of $5,000.

Common Stock Sales for the Year Ended December 31, 2022

On January 7, 2022, the Company sold 1,213 shares of common stock to an accredited investor at $4.125 per share for proceeds of $5,000.

Common Stock Issued for Services for the Year Ended December 31, 2023

On November 1, 2023, the Company issued 24,478 shares under the 2022 Equity Plan to its securities counsel for services performed. The aggregate fair value of the shares was $40,389, based on the closing traded price of the common stock on the date of grant.

On October 26, 2023, the Company issued 12,500 shares under the 2022 Equity Plan to a consultant, who later became a Company director, for services performed. The aggregate fair value of the shares was $19,000, based on the closing traded price of the common stock on the date of grant.

On August 17, 2023, the Company issued 44,334 shares under the 2022 Equity Plan, to its securities counsel for services performed. The aggregate fair value of the shares was $99,751, based on the closing traded price of the common stock on the date of grant.

Common Stock Issued for Services for the Year Ended December 31, 2022

On April 30, 2022, the Company awarded 1,000 shares of common stock to a consultant for services provided. The fair value of the common stock was $4,125 based on recent sales of common stock to third parties.

On January 17, 2022, the Company awarded 4,920 shares of common stock to a consultant for services provided. The fair value of the common stock was $20,295 based on recent sales of common stock to third parties.

Debt Conversions

In connection with the IPO, a total of $6,029,204 of convertible debt, consisting of $5,526,691 of principal and $502,513 of interest, was converted into 1,572,171 shares of common stock, inclusive of $179,687, consisting of $165,000 of principal and $14,687 of interest, that converted into 43,562 shares of common stock issued upon the conversion of debts held by related parties. The notes were converted in accordance with the conversion terms; therefore, no gain or loss had been recognized.

Note 19 – Common Stock Options

Stock Incentive Plan

Our board of directors and shareholders adopted our 2022 Omnibus Equity Incentive Plan on January 1, 2022 (the “2022 Plan”). Our 2022 Plan allows for the grant of a variety of equity vehicles to provide flexibility in implementing equity awards, including nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, incentive bonus awards, other cash-based awards and other stock-based awards. The number of shares reserved for issuance under the 2022 Equity Plan was initially an aggregate of 600,000 shares, as adjusted on June 15, 2023 in connection with the Company’s reverse stock split, subject to annual increases under the plan. There were 169,304 options with a weighted average exercise price of $3.47 per share outstanding as of December 31, 2023.

F-43

BRANCHOUT FOOD INC.

NOTES TO FINANCIAL STATEMENTS

Common Stock Options Issued for Services

On October 24, 2023, the Company granted options to purchase an aggregate 42,500 shares of the Company’s common stock, having an exercise price of $1.60 per share, exercisable over a 10-year term, to a total of four employees. The options will vest one-year from the date of grant. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 93% and a call option value of $0.7118, was $30,253. The options are being expensed over the vesting period, resulting in $5,672 of stock-based compensation expense during the year ended December 31, 2023. As of December 31, 2023, a total of $24,581 of unamortized expenses are expected to be expensed over the remaining vesting period.

On August 8, 2023, the Company granted options to purchase an aggregate 30,000 shares of the Company’s common stock under the 2022 Plan, having an exercise price of $6.00 per share, exercisable over a 10-year term, to the chairman of the audit committee. The options will vest monthly over a one-year period. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 39% and a call option value of $0.1644, was $4,932. The options are being expensed over the vesting period, resulting in $1,952 of stock-based compensation expense during the year ended December 31, 2023. As of December 31, 2023, a total of $2,980 of unamortized expenses are expected to be expensed over the remaining vesting period.

On August 8, 2023, the Company granted options to purchase an aggregate 30,000 shares of the Company’s common stock under the 2022 Plan, having an exercise price of $2.51 per share, exercisable over a 10-year term, to one of its directors. The options will vest monthly over a one-year period. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 39% and a call option value of $0.7885, was $23,655. The options are being expensed over the vesting period, resulting in $9,364 of stock-based compensation expense during the year ended December 31, 2023. As of December 31, 2023, a total of $14,291 of unamortized expenses are expected to be expensed over the remaining vesting period.

On February 28, 2023, the Company awarded fully vested options to purchase 16,000 shares of common stock under the 2022 Plan at an exercise price equal to $4.125 per share, exercisable over a ten-year period to an employee. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 50% and a call option value of $2.0249, was $32,399. The options were expensed as stock-based compensation expense during the year ended December 31, 2023.

On September 19, 2022, the Company awarded options to purchase 10,004 shares of common stock under the 2022 Plan at an exercise price equal to $4.125 per share, exercisable over a ten-year period to an employee. One fourth of the options vest one year from the grant date, and the remaining shares vest monthly over a thirty-six (36) month period from the 1-year anniversary of the grant date. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 39% and a call option value of $1.715, was $17,155. The options are being expensed over the vesting period, resulting in $4,288 and $1,201 of stock-based compensation expense during the years ended December 31, 2023 and 2022, respectively. As of December 31, 2023, a total of $11,666 of unamortized expenses are expected to be expensed over the vesting period.

On January 2, 2022, the Company awarded options to purchase 40,800 shares of common stock under the 2022 Plan at an exercise price equal to $4.125 per share, exercisable over a ten-year period to an employee. The options vest monthly over a twenty-four (24) month period, with the initial vesting commencing on January 2, 2022. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 29% and a call option value of $1.1578, was $47,239. The options were expensed over the vesting period, resulting in $23,619 and $23,620 of stock-based compensation expense during the years ended December 31, 2023 and 2022, respectively.

On January 1, 2022, the Company awarded options to purchase 57,600 shares of common stock under the 2022 Plan at an exercise price equal to $4.125 per share, exercisable over a ten-year period to the Company’s then Chief Financial Officer. The options vest monthly over an eighteen (18) month period, with the initial vesting commencing on January 1, 2022. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 29% and a call option value of $1.1531, was $66,419. The options were expensed over the vesting period, resulting in $23,619 and $44,280 of stock-based compensation expense during the years ended December 31, 2023 and 2022, respectively. The options terminated 90 days from the employee’s terminated services, on November 14, 2023.

F-44

BRANCHOUT FOOD INC.

NOTES TO FINANCIAL STATEMENTS

The following is a summary of information about the Stock Options outstanding at December 31, 2023.

Shares Underlying
Shares Underlying Options Outstanding				Options Exercisable
Weighted
	Shares	Average	Weighted	Shares	Weighted
	Underlying	Remaining	Average	Underlying	Average
Range of	Options	Contractual	Exercise	Options	Exercise
Exercise Prices	Outstanding	Life	Price	Exercisable	Price
$1.60 – 6.00	169,304	7.4 years	$3.47	79,926	$4.59

The following is a summary of activity of outstanding stock options:

		Weighted
		Average
	Number	Exercise
	of Shares	Prices
Balance, December 31, 2021	-	$-
Options granted	108,404	4.125
Balance, December 31, 2022	108,404	4.125
Options granted	118,500	3.194
Options canceled	(57,600)	(4.125)
Balance, December 31, 2023	169,304	$3.639

Exercisable, December 31, 2023	79,926	$4.594

Note 20 – Common Stock Warrants

Warrants to purchase a total of 477,251 shares of common stock at a weighted average exercise price of $6.83 per share, with a weighted average remaining life of 6.65 years, were outstanding as of December 31, 2023.

Warrants Issued Pursuant to Debt Offering

On July 1, 2023, the Company issued warrants to purchase an aggregate total of 30,000 shares of common stock at an exercise price of $6.00 per share to note holders in connection with the sale of senior secured promissory notes in the aggregate principal amount of $170,000 to four accredited investors. The proceeds received were allocated between the debt and warrants on a relative fair value basis. The aggregate estimated value of the warrants using the Black-Scholes Pricing Model, based on a weighted average volatility rate of 54% and a weighted average call option value of $3.8171, was $114,513, of which $46,090 was recognized as finance expense during the year ended December 31, 2023. As of December 31, 2023, there were no unamortized expenses expected to be expensed over the remaining life of the outstanding debt, as the debt was repaid in full on June 16, 2023.

Underwriters’ Warrants Issued Pursuant to IPO

In June 21, 2023, the Company issued warrants to purchase 82,110 shares at $7.20 per share, exercisable between December 18, 2023 and December 18, 2028, pursuant to the underwriters’ agreement. The aggregate estimated value of the warrants using the Black-Scholes Pricing Model, based on a weighted average volatility rate of 54% and a weighted average call option value of $1.7981, was $147,639.

Amendment to Common Stock Warrants for the Year Ended December 31, 2022

On March 7, 2022, the Company amended outstanding warrants previously issued pursuant to the sale of convertible debt securities. The warrant terms immediately prior to the amendments consisted of the option to purchase an aggregate 16.5% of the Company’s then-outstanding capital stock, calculated on a fully diluted basis as of the time of exercise, at an aggregate exercise price of $2,250,000, which were subsequently amended to purchase an aggregate 343,413 shares of common stock at a weighted average exercise price of $6.77 per share, exercisable over the remaining useful lives on a weighted average basis of 7.12 years. The additional fair value of the warrants, in the amount of $377,200, was expensed as stock-based compensation within professional fees on the statements of operations.

F-45

BRANCHOUT FOOD INC.

NOTES TO FINANCIAL STATEMENTS

Warrants to Purchase Common Stock Issued as Promissory Note Commitments for the Year Ended December 31, 2022

The Company paid a commitment fee in connection with the issuance of the Fluffco Convertible Note on June 6, 2022, consisting of warrants to purchase 3,394 shares of common stock at an exercise price of $7.50 per share over a five-year term. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 35% and a call option value of $0.6697, was $2,273. The warrants were expensed over the vesting period, resulting in $2,273 of stock-based compensation expense during the year ended December 31, 2022.

The Company paid a commitment fee in connection with the issuance of the Foss Convertible Note on May 26, 2022, consisting of warrants to purchase 18,334 shares of common stock at an exercise price of $7.50 per share over a five-year term. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 34% and a call option value of $0.6424, was $11,777. The warrants were expensed over the vesting period, resulting in $11,777 of stock-based compensation expense during the year ended December 31, 2022.

The following is a summary of information about our warrants to purchase common stock outstanding at December 31, 2023.

Shares Underlying
Shares Underlying Warrants Outstanding				Warrants Exercisable

Weighted
	Shares	Average	Weighted	Shares	Weighted
Range of	Underlying	Remaining	Average	Underlying	Average
Exercise	Warrants	Contractual	Exercise	Warrants	Exercise
Prices	Outstanding	Life	Price	Exercisable	Price
$6.00-$7.50	477,251	6.65 years	$6.83	477,251	$6.83

The fair value of each warrant grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants under the fixed option plan:

	December 31,	December 31,
	2023	2022
Average risk-free interest rates	4.04%	2.68%
Average expected life (in years)	6.34	5.00
Volatility	54.4%	34.5%

The weighted average fair value of warrants granted with exercise prices at the current fair value of the underlying stock was approximately $6.88 and $6.81 per warrant for the years ended December 31, 2023 and 2022, respectively.

The following is a summary of activity of outstanding common stock warrants, as retrospectively presented pursuant to the amendment on March 7, 2022:

		Weighted
		Average
	Number	Exercise
	of Shares	Prices
Balance, December 31, 2021	343,413	$6.77
Warrants granted	21,728	7.50
Balance, December 31, 2022	365,141	6.81
Warrants granted	112,110	6.88
Balance, December 31, 2023	477,251	$6.83

Exercisable, December 31, 2023	477,251	$6.83

F-46

BRANCHOUT FOOD INC.

NOTES TO FINANCIAL STATEMENTS

Note 21 – Income Taxes

The Company incurred a net operating loss for the period from November 19, 2021 (the effective date of the conversion from a limited liability company to a corporation) through December 31, 2023 and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At December 31, 2023, the Company had approximately $8,000,000 of federal net operating losses. The net operating loss carry forwards, if not utilized, will begin to expire in 2041.

The provision (benefit) for income taxes for the period from November 19, 2021 (the effective date of the conversion from a limited liability company to a corporation) through December 31, 2023 were assuming a 21% effective tax rate.

The components of the Company’s deferred tax asset are as follows:

	December 31,	December 31,
	2023	2022
Deferred tax assets:
Net operating loss carry forwards	$1,680,000	$932,400

Net deferred tax assets before valuation allowance	$1,680,000	$932,400
Less: Valuation allowance	(1,680,000)	(932,400)
Net deferred tax assets	$-	$-

The Company has incurred cumulative losses which make realization of a deferred tax asset difficult to support in accordance with ASC 740. Based on the available objective evidence, including the Company’s history of its loss, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at December 31, 2023.

In accordance with ASC 740, the Company has evaluated its tax positions and determined there are no uncertain tax positions.

Note 22 – Subsequent Events

The Company evaluates events that have occurred after the balance sheet date through the date hereof, which these financial statements were issued. No events occurred of a material nature that would have required adjustments to or disclosure in these financial statements except as follows:

Debt Financing

On January 10, 2024, the Company completed the sale of $400,000 of Senior Secured Promissory Notes (“Notes”) and Warrants (“Warrants”) to purchase an aggregate of 100,000 shares of the Company’s common stock, to a group of six investors (the “Investors”) led by Eagle Vision Fund LP (“Eagle Vision”), an affiliate of John Dalfonsi, CFO of the Company, pursuant to a Subscription Agreement between the Company and the Investors (the “Subscription Agreement”).

Pursuant to the Subscription Agreement, Eagle Vision was paid a cash fee in the amount of $40,000 upon the closing of the transaction for due diligence fees.

The Notes mature on the earlier of December 31, 2024, or the occurrence of a Qualified Subsequent Financing or Change of Control (as such terms are defined in the Subscription Agreement) and bear interest at a rate of 15% per annum. In addition, the Notes are subject to covenants, events of defaults and other terms and conditions set forth in the Subscription Agreement. The Company’s obligations under the Notes are secured by liens on substantially all of the Company’s assets pursuant to the terms of a Security Agreement between the Company and the Investors (the “Security Agreement”).

Each Warrant is exercisable for a ten-year period at an exercise price of $2.00 per share.

Pursuant to the Subscription Agreement, the proceeds received by the Company from the sale of the Notes and Warrants were used to repay outstanding indebtedness owed by the Company to John Hinman in the principal amount of $200,000, with the balance to be used for working capital purposes.

Common Stock Options Issued for Services

On February 22, 2024, the Company granted options to purchase an aggregate 315,000 shares of the Company’s common stock, having an exercise price of $1.92 per share, exercisable over a 10-year term, to a total of six employees, including options to purchase 140,000 and 75,000 shares issued to the Company’s CEO and CFO, respectively. The options vested immediately. The aggregate estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 41% and a call option value of $0.8581, was $270,296.

On February 22, 2024, the Company also granted options to purchase an aggregate 79,166 shares of the Company’s common stock, having an exercise price of $1.92 per share, exercisable over a 10-year term, to a total of three of the Company’s directors. The options vested immediately. The aggregate estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 41% and a call option value of $1.1407, was $90,306.

F-47

Until              , 2024 (25 days after the date of this prospectus), all dealers that effect transactions in the common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

1,750,000 Shares of

Common Stock

100,625 Shares of Common Stock Underlying the Representative’s Warrants

PROSPECTUS

Sole Bookrunner

Alexander Capital L.P.

              , 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses incurred or expected to be incurred by us in connection with the issuance and distribution of the securities being registered hereby (except any underwriting discounts and commissions). All of the amounts shown are estimated except the SEC registration fee, the Nasdaq application fee, the Nasdaq filing fee and the FINRA filing fee. Estimated fees and expenses can only reflect information that is known at the time of filing this registration statement and are subject to future contingencies, including additional expenses for future offerings.

Type of Expense	Amount
SEC Registration Fee	$449.81
FINRA Filing Fee	$2,225.00
Accounting Fees	$22,500.00
Legal Fees and Expenses	$225,000.00
Underwriter Expenses	$75,000.00
Miscellaneous Costs	$5,000.00
Total	$330,174.81

Item 14. Indemnification of Directors and Officers

NRS 78.138(7) provides that, subject to limited statutory exceptions and unless the articles of incorporation or an amendment thereto (in each case filed on or after October 1, 2003) provide for greater individual liability, a director or officer is not individually liable to a corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that: (i) the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (ii) the breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. NRS 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person (a) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that the conduct was unlawful. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

II-1

NRS 78.751(1) provides that any discretionary indemnification pursuant to NRS 78.7502 (unless ordered by a court or advanced pursuant to NRS 78.751(2)), may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made (i) by the stockholders; (ii) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (iii) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (iv) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion. NRS 78.751(2) provides that the corporation’s articles of incorporation or bylaws, or an agreement made by the corporation, may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the corporation.

Under the NRS, the indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to NRS 78.751:

● Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in the person’s official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to NRS 78.751(2), may not be made to or on behalf of any director or officer if a final adjudication establishes that the director’s or officer’s acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and

● Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

A right to indemnification or to advancement of expenses arising under a provision of the articles of incorporation or any bylaw is not eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

The articles of incorporation of the Company provide that to the fullest extent permitted under the NRS (including, without limitation, to the fullest extent permitted under NRS 78.7502 and 78.751(3)) and other applicable law, the Company shall indemnify directors and officers of the Company in their respective capacities as such and in any and all other capacities in which any of them serves at the request of the Company. The articles of incorporation of the Company further provide that the liability of its directors and officers shall be eliminated or limited to the fullest extent permitted by the NRS, and that if the NRS are amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of directors and officers of the Company shall be eliminated or limited to the fullest extent permitted by the NRS, as so amended from time to time; and in addition to any other rights of indemnification permitted by the laws of the State of Nevada or as may be provided for by the Company in its bylaws or by agreement, the expenses of directors and officers incurred in defending a civil or criminal action, suit or proceeding, involving alleged acts or omissions of such director or officer in his or her capacity as a director or officer of the Company, must be paid, by the Company or through insurance purchased and maintained by the Company or through other financial arrangements made by the Company, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Company.

II-2

Further, the Company has entered into indemnification agreements with each of its directors and executive officers that may be broader than the specific indemnification provisions contained in the NRS. Such agreements may require the Company, among other things, to advance expenses and otherwise indemnify its executive officers and directors against certain liabilities that may arise by reason of their status or service as executive officers or directors, to the fullest extent permitted by law. The Company intends to enter into indemnification agreements with any new directors and executive officers in the future.

The Company maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the Company with respect to payments which may be made by the Company to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

The proposed form of Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement provides for indemnification of directors and officers of the Company by the underwriters against certain liabilities.

We expect to enter into customary indemnification agreements with our executive officers and directors that provide them, in general, with customary indemnification in connection with their service to us or on our behalf.

Item 15: Recent Sales of Unregistered Securities

In the past three years, we have issued the following securities that were not registered under the Securities Act of 1933, as amended (the “Securities Act”).

On May 7, 2021, we accepted subscriptions for $1,000,000 and issued senior secured promissory notes and stock purchase warrants to six accredited investors. Each promissory note (titled a “Subordinated Note”) accrued interest at an annual rate of 15%, of which 10% was to be paid monthly, and the remaining 5% to remain unpaid, compound annually, and is due and payable on the maturity date. Upon default, the aggregate interest rate would increase to 18% per annum. Each Subordinated Note is due and payable on the earlier of: (i) November 30, 2022, (b) the closing of a “Qualified Subsequent Financing”, and (c) the closing of an initial public offering, as amended. In the event a note is pre-paid, we are required to pay a minimum one-year of interest. The term “Qualified Subsequent Financing” means the next sale, or series of related sales, of any security in which we received $2,000,000 or more from any parties that do not currently own, directly or indirectly, any of our common stock. We received gross proceeds of $1,000,000 in connection with the offering, and net proceeds of $890,000, after payment of $110,000 in diligence fees to Eagle Vision Ventures Inc. (“Eagle Vision”). In addition to the Senior Secured Notes, the investors received warrant to purchase an aggregate of 154,643 of our common stock at $7.10 per share, expiring ten years from the issuance date, as subsequently amended on March 7, 2022. The Subordinated Notes converted into shares of our common stock upon the closing of our IPO.

On November 22, 2021, the Company awarded 1,000 shares of common stock to a non-employee services provider for services provided. The fair value of the common stock was $4,125 based on recent sales of common stock to third parties.

On December 30, 2021, the Company sold 2,400 shares of common stock to Rowland W. Day II and Jaimie D. Day Family Trust U/T/D April 13, 1990, a trust for which the Company’s securities attorney, Rowland W. Day, Esq. is the trustee, at $4.13 per share for total proceeds of $9,900.

On December 31, 2021, the Company sold a total of 10,800 shares of common stock to two accredited investors at $4.13 per share for aggregate proceeds of $44,550.

On December 31, 2021, the Company sold 2,424 shares of common stock to the Company’s Chief Financial Officer, Douglas Durst, at $4.13 per share for total proceeds of $9,999.

During the year ended December 31, 2020, the Company awarded, or vested, approximately an aggregate of ten (10) LLC member units to members for services provided. The aggregate fair value of the LLC member units was $44,089 based on a valuation price per unit of approximately $4,209 per unit on the date of grant.

During the year ended December 31, 2021, the Company awarded, or vested, approximately an aggregate thirty-one (31) LLC member units to members for services provided. The aggregate fair value of the LLC member units was $132,169 based on a valuation price per unit of approximately $4,209 per unit on the date of grant.

On January 1, 2022, the Company awarded options to purchase 57,600 shares of common stock under the 2022 Plan at an exercise price equal to $4.13 per share, exercisable over a ten-year period to the Company’s Chief Financial Officer. The options vest monthly over an eighteen (18) month period, with the initial vesting commencing on January 1, 2022.

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On January 2, 2022, the Company awarded options to purchase 40,800 shares of common stock under the 2022 Plan at an exercise price equal to $4.13 per share, exercisable over a ten-year period to an employee. The options vest monthly over a twenty-four (24) month period, with the initial vesting commencing on January 2, 2022.

On January 7, 2022, the Company sold 1,212 shares of common stock to an accredited investor at $4.13 per share for proceeds of $5,000.

On January 10, 2022, the Company sold 1,212 shares of common stock to the Company’s Controller at $4.13 per share for proceeds of $5,000.

On January 17, 2022, the Company awarded 4,920 shares of common stock to a consultant for services provided. The fair value of the common stock was $20,295 based on recent sales of common stock to third parties.

On April 30, 2022, the Company awarded 1,000 shares of common stock to a consultant for services provided. The fair value of the common stock was $4,125 based on recent sales of common stock to third parties.

On September 19, 2022, the Company awarded options to purchase 10,003 shares of common stock under the 2022 Plan at an exercise price equal to $4.13 per share, exercisable over a ten-year period to an employee. One fourth of the options vest one year from the grant date, and the remaining shares vest monthly over a thirty-six (36) month period from the 1-year anniversary of the grant date.

On various origination dates between January 5, 2023 and March 27, 2023, the Company sold a total of eleven (11) individual convertible promissory notes (“Convertible Notes”) with substantially the same terms. These unsecured convertible notes, bearing interest at 8% per annum, mature on the earlier of: a) June 30, 2023, b) the closing of a Qualified Subsequent Financing, c) the closing of a change of control, or d) the Company’s S-1 registration statement being declared effective and the signing of a firm commitment underwriting agreement for a capital raise of at least ten million dollars ($10,000,000). Each note was convertible at a fixed conversion price of $4.13 per common share. The Company received aggregate proceeds of $467,500 on the sale of the Convertible Notes, including $25,000 received from a related party. The public offering proceeds threshold for conversion of the Convertible Notes was subsequently amended to $5,000,000. The Convertible Notes converted into shares of our common stock upon the closing of our IPO.

On February 28, 2023, the Company awarded fully vested options to purchase 16,000 shares of common stock under the 2022 Plan at an exercise price equal to $4.13 per share, exercisable over a ten-year period to an employee.

On March 15, 2023, the Company completed the sale of a promissory note in the principal amount of $200,000 (“Hinman Note”) to The John & Kristen Hinman Trust Dated February 23, 2016 (“Hinman”), pursuant to a Loan Agreement between the Company and such investor. The Hinman Note bore interest at 18% per annum, based on a 360-day year, and carried a monthly default rate of 1.5% of all outstanding principal, interest, fees and penalties.

On July 1, 2023, the Company issued warrants to purchase an aggregate total of 30,000 shares of common stock at an exercise price of $6.00 per share to note holders in connection with the sale of senior secured promissory notes in the aggregate principal amount of $170,000 to four accredited investors.

On January 10, 2024, the Company completed the sale of $400,000 of Senior Secured Promissory Notes (the “Notes”), and warrants (“Warrants”) to purchase an aggregate of 100,000 shares of our common stock at an exercise price of $2.00 per share, to a group of six investors led by Eagle Vision Fund LP (“Eagle Vision”), an affiliate of John Dalfonsi, the Company’s CFO. On April 16, 2024, the Company completed the sale of an additional $225,000 of Senior Notes, and Warrants to purchase an additional 56,250 shares of common stock, and in May 2024, the Company completed sales of an additional $1,050,000 of Senior Notes, and Warrants to purchase an additional 262,500 shares of common stock. Eagle Vision was paid aggregate cash fees in the amount of $177,500 from the sales of the Senior Notes in consideration of services rendered and to be rendered by Eagle Vision to the Company and the holders of the Senior Notes, including conducting due diligence with respect to the Company, monitoring the performance by the Company of its obligations under the Senior Notes, servicing the interest and principal payments for holders of the Senior Notes, engaging in ongoing discussions with the Company’s management regarding the Company’s operations and financial condition, acting as collateral agent, and evaluating financial and non-financial information related to the Company.

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Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

The list of exhibits is set forth under “Exhibit Index” at the end of this registration statement and is incorporated herein by reference.

(b) Financial Statement Schedules

See the “Index to Financial Statements” for a list of the financial statements included in this registration statement. All financial statement schedules are omitted because they are not required, are inapplicable, or the information is included in our financial statements or notes to those financial statements contained in this registration statement.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1(ii)) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5) That for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(7) The undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bend, State of Oregon, on June 24, 2024.

BRANCHOUT FOOD INC.

By:	/s/ Eric Healy
Name:	Eric Healy
Title:	Chief Executive Officer &
Chairman of the Board of Directors

POWER OF ATTORNEY

We, the undersigned officers and trustees of BranchOut Food Inc., hereby severally constitute and appoint each of Eric Healy and John Dalfonsi (with full power to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution for them and in their name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric Healy	Chief Executive Officer and Chairman
Eric Healy	(Principal Executive Officer)	June 24, 2024

/s/ John Dalfonsi	Chief Financial Officer
John Dalfonsi	(Principal Financial Officer)	June 24, 2024

David Israel	Director	June 24, 2024

/s/ Greg Somerville
Greg Somerville	Director	June 24, 2024

/s/ Byron Riché Jones
Byron Riché Jones	Director	June 24, 2024

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EXHIBIT INDEX

Number	Description of Document

1.1	Form of Underwriting Agreement**
3.1	Articles of Incorporation of BranchOut Food Inc. (incorporated by reference to Exhibit 3.1 of the Form S-1 filed with the Securities and Exchange Commission by BranchOut Food Inc. on April 24, 2023)
3.2	Certificate of Amendment to Articles of Incorporation (Incorporated by reference to Exhibit 1.2 of the Company’s form 8-K filed with the Securities and Exchange Commission on June 22, 2023)
3.3	Certificate of Amendment to Articles of Incorporation of BranchOut Food Inc. filed January 4, 2024 (incorporated by reference to Exhibit 3. of the Form 8-K filed with the Securities and Exchange Commission by BranchOut Food Inc. on January 8, 2024)
3.4	Bylaws of BranchOut Food Inc. (incorporated by reference to Exhibit 3.2 of the Form S-1 filed with the Securities and Exchange Commission by BranchOut Food Inc. on April 24, 2023)
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Form S-1/A filed with the Securities and Exchange Commission by BranchOut Food Inc. on June 13, 2023)
4.2	Form of Representative’s Warrant**
4.3	Form of Common Stock Warrant issued to Selling Stockholders (incorporated by reference to Exhibit 4.3 of the Form S-1 filed with the Securities and Exchange Commission by BranchOut Food Inc. on June 9, 2023)
4.4	Form of Warrant issued under Subscription Agreement dated as of January 10, 2024 between BranchOut Food Inc. and the investors named therein (incorporated by reference to Exhibit 4.1 of the Form 8-K filed with the Securities and Exchange Commission by BranchOut Food Inc. on January 16, 2024)
5.1	Opinion of Pachulski Stang Ziehl & Jones LLP *
10.1	Form of Indemnification Agreement+ (incorporated by reference to Exhibit 10.1 of the Form S-1/A filed with the Securities and Exchange Commission by BranchOut Food Inc. on June 9, 2023)
10.2	2022 Equity Incentive Plan of BranchOut Food Inc.+ (incorporated by reference to Exhibit 10.2 of the Form S-1 filed with the Securities and Exchange Commission by BranchOut Food Inc. on April 24, 2023)
10.3	Subscription Agreement dated as of January 10, 2024, between BranchOut Food Inc. and the investors named therein (incorporated by reference to Exhibit 10.1 of the Form 8-K filed with the Securities and Exchange Commission by BranchOut Food Inc. on January 16, 2024)
10.4	Form of Senior Secured Note issued under Subscription Agreement dated as of January 10, 2024 between BranchOut Food Inc. and the investors named therein (incorporated by reference to Exhibit 10.2 of the Form 8-K filed with the Securities and Exchange Commission by BranchOut Food Inc. on January 16, 2024)
10.5	Security Agreement dated as of January 10, 2024, between BranchOut Food Inc. and the investors named therein (incorporated by reference to Exhibit 10.3 of the Form 8-K filed with the Securities and Exchange Commission by BranchOut Food Inc. on January 16, 2024)
10.6	First Amendment to Subscription Agreement dated as of April 16, 2024, between BranchOut Food Inc. and the investors named therein (incorporated by reference to Exhibit 10.4 of the Form 8-K filed with the Securities and Exchange Commission by BranchOut Food Inc. on May 20, 2024)
10.7	Loan Agreement dated March 15, 2023 between BranchOut Food, Inc. as Borrower, and The John & Kristen Hinman Trust Dated February 23, 2016, as Lender (incorporated by reference to Exhibit 10.13 of the Form S-1/A filed with the Securities and Exchange Commission by BranchOut Food Inc. on June 2, 2023)
10.8	Form of Senior Secured Note issued to bridge loan investors (incorporated by reference to Exhibit 10.5 of the Form S-1 filed with the Securities and Exchange Commission by BranchOut Food Inc. on April 24, 2023)
10.9	Form of Security Agreement issued to bridge loan investors (incorporated by reference to Exhibit 10.6 of the Form S-1 filed with the Securities and Exchange Commission by BranchOut Food Inc. on April 24, 2023)
10.10	Executive Employment Agreement between Eric Healy and BranchOut Food Inc. dated December 6, 2022+ (incorporated by reference to Exhibit 10.7 of the Form S-1 filed with the Securities and Exchange Commission by BranchOut Food Inc. on April 24, 2023)
10.11	Executive Employment Agreement between Douglas Durst and BranchOut Food Inc. dated November 22, 2021+ (incorporated by reference to Exhibit 10.8 of the Form S-1 filed with the Securities and Exchange Commission by BranchOut Food Inc. on April 24, 2023)
10.12	Contract Manufacturing Agreement between BranchOut Food Inc. and NXTDried Superfoods SAC dated January 14, 2022. £ (incorporated by reference to Exhibit 10.9 of the Form S-1 filed with the Securities and Exchange Commission by BranchOut Food Inc. on April 24, 2023)
10.13	Manufacturing and Distributorship Agreement (“MDA”) between BranchOut Food Inc. and Natural Nutrition SpA, a Chilean company (“Nanuva”) dated February 4, 2021. £ (incorporated by reference to Exhibit 10.10 of the Form S-1 filed with the Securities and Exchange Commission by BranchOut Food Inc. on April 24, 2023)
10.14	License Agreement between BranchOut Food, Inc. and EnWave Corporation dated May 7, 2021, together with amendments thereto dated October 26, 2022 and February 21, 2023. £ (incorporated by reference to Exhibit 10.11 of the Form S-1 filed with the Securities and Exchange Commission by BranchOut Food Inc. on April 24, 2023)
10.15	Form of Convertible Note Subscription Agreement and Form of Convertible Note (incorporated by reference to Exhibit 10.12 of the Form S-1 filed with the Securities and Exchange Commission by BranchOut Food Inc. on April 24, 2023)
10.16	Lease Agreement, dated as of May 10, 2024, between BranchOut Food Inc. and landlord of the Peru Facility £ (incorporated by reference to Exhibit 10.1 of the Form 8-K filed with the Securities and Exchange Commission by BranchOut Food Inc. on May 16, 2024)
10.17	Assignment Of Credit and Substitution of Mortgagee, dated as of May 10, 2024, among BranchOut Food Inc., assignor, and landlord of the Peru Facility £ (incorporated by reference to Exhibit 10.2 of the Form 8-K filed with the Securities and Exchange Commission by BranchOut Food Inc. on May 16, 2024)
10.18	Third Amendment to License Agreement, dated as of May 23, 2024, between BranchOut Food Inc. and EnWave Corporation £ (incorporated by reference to Exhibit 10.2 of the Form 8-K filed with the Securities and Exchange Commission by BranchOut Food Inc. on May 28, 2024)
21.1	Subsidiaries of BranchOut Food Inc. (incorporated by reference to Exhibit 21.1 of the Form S-1 filed with the Securities and Exchange Commission by BranchOut Food Inc. on April 24, 2023)
23.1	Consent of M&K CPAS, PLLC*
23.2	Consent of Pachulski Stang Ziehl & Jones LLP (included in Exhibit 5.1)*
24.1	Power of Attorney (included on signature page of the initial filing of this Registration Statement)**
107	Filing Fee Table**

*	Filed herewith.
**	Previously filed.

+	Indicates a management contract or compensatory plan or arrangement.
£	Portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K

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